EXECUTION COPY

Exhibit 10.45

FIFTH

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of June 29, 2006

by and among

NOVAMED, INC.

as the Borrower,

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as the Lenders,

and

NATIONAL CITY BANK OF THE MIDWEST,

as the Agent for the Lenders

with

LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 29, 2006, by and among NOVAMED, INC., a Delaware corporation (the “Borrower”), the various financial institutions from time to time party hereto (collectively, the “Lenders”), NATIONAL CITY BANK OF THE MIDWEST, as agent (the “Agent”) for the Lenders and LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent;

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Agent entered into that certain Credit Agreement dated as of June 28, 2000 (the “Original Credit Agreement”) which Original Credit Agreement was amended and restated as of August 29, 2001 pursuant to an Amended and Restated Credit Agreement, was again amended and restated as of October 23, 2001 pursuant to that certain Second Amended and Restated Credit Agreement, was again amended and restated as of June 26, 2003 and was again amended and restated as of October 15, 2004 (the “Fourth Amended and Restated Credit Agreement”);and

WHEREAS, the Borrower has requested that the Lenders and the Agent amend and restate the Fourth Amended and Restated Credit Agreement; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to amend and restate the Fourth Amended and Restated Credit Agreement; and

WHEREAS, the proceeds of the Loans hereunder will be used for general corporate purposes and working capital purposes of the Borrower and its Subsidiaries and to finance Permitted Acquisitions by the Borrower.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1  Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof).

“Affected Lender” is defined in Section 4.12.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan).  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)           to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)           to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means National City Bank of The Midwest.

“Agreed EBITDA FORM” is defined in Schedule 2.

“Agreement” means, on any date, this Fifth Amended and Restated Credit Agreement as originally in effect on the Fifth Amended and Restated Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“ASC Facility” means an ambulatory surgery center, surgical facility or other form of outpatient surgical treatment center (including, without limitation, vision correction or laser vision correction center), or any business primarily in the business of owning, operating and/or managing one or more thereof.

“ASC Startup” means any capital expenditure or other amount expended the Borrower or any other Credit Party in an ASC Facility which capital expenditure would not by definition constitute an Investment or Permitted Acquisition hereunder.

“ASC Subsidiary” means a Subsidiary of the Borrower that is primarily engaged in the business of being an ASC Facility.

“ASC Subsidiary Capital Event” means the purchase by the Borrower or a Wholly-Owned Subsidiary of the Borrower of all or a portion of the equity interests in a Non-Wholly-Owned ASC Subsidiary or Controlled Minority ASC Entity or the redemption by a Non-Wholly-Owned ASC Subsidiary or Minority ASC Subsidiary of the Borrower of all or a portion of the equity interests in such Non-Wholly-Owned ASC Subsidiary or Minority ASC Entity, as applicable.

“Asset Disposition” means any sale, transfer or other disposition of any property of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of inventory and of equipment that is obsolete, worn-out or no longer useable by the Borrower or  any of its Subsidiaries, in each case in the ordinary course of business and Permitted Equity Ownership Sales).

“Assignee Lender” is defined in Section 10.11.1.

 “Authorized Officer” means, relative to any Credit Party, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

“Available Revolving Commitment”: means at any time, an amount equal to the excess, if any, of (a) the Revolving Commitment Amount then in effect over (b) the sum of all Revolving Extensions of Credit then outstanding.

“Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest most recently announced by the Agent as its prime rate of interest or (ii) 0.50% per annum above the Federal Funds Effective Rate.  The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit.  Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate.  The Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

“Borrower” is defined in the preamble.

“Borrower Pledge Agreement” means the Pledge Agreement executed and delivered by the Borrower pursuant to Section 5.1.5, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, restated or otherwise modified from time to time.

“Borrower Security Agreement” means the Security Agreement executed and delivered pursuant to Section 5.1.6, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, restated or otherwise modified from time to time.

“Borrowing” means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

“Borrowing Request” means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

“Business Day” means

(a)           any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois; and

(b)           relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London  interbank market.

“Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Liabilities” means all monetary obligations of any Credit Party under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Equivalent Investment” means, at any time:

(a)  any evidence of Indebtedness, maturing not more than eighteen months after such time, issued or guaranteed by the United States Government;

(b)  commercial paper, maturing not more than nine months from the date of issue, which is issued by:

(i)  a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor’s Corporation or P-l by Moody’s Investors Service, Inc., or

(ii)  any Lender (or its holding company);

(c)  any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either:

(i)  a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

(ii)  any Lender; or

(d)  any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which:

(i)  is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

(ii)  has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change of Control” means (a) any Person or any two or more Persons acting in concert (in any such case, excluding the Original Closing Date Stockholders and their Affiliates) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock (or other securities convertible into such capital stock) of the Borrower representing 35% or more of the combined voting power of all capital stock of the Borrower entitled to vote in the election of directors, or (b) during any period of 12 consecutive calendar months, the ceasing of those individuals (the “Continuing Directors”) who (i) were directors of the Borrower, on the first day of each such period or (ii) subsequently became directors of the Borrower, and whose initial election or initial nomination for election subsequent to that date was approved either by (A) a majority of the Continuing Directors then on the board of directors of the Borrower or (B) the shareholders who, in accordance with the provisions of the Articles of Incorporation of the Borrower, are entitled to elect such director, to constitute a majority of the board of directors of the Borrower.

“CMS” shall mean the Centers for Medicare and Medicaid Services and any successor thereto.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party in or upon which a Lien now or hereafter exists in favor of the Agent on behalf of the Lenders, whether under this Agreement, Collateral Document or under any other documents executed by any such Credit Party and delivered to the Agent.

“Collateral Documents” means, collectively, (a) the Borrower Security Agreement, the Guarantor Security Agreement, the  Guaranty, the Borrower Pledge Agreement, the Guarantor Pledge Agreement, the Reaffirmation of Collateral Documents, the Intellectual Property Assignments and all other security agreements, pledge agreements, assignments, guarantees and other similar agreements between a Credit Party and the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against a Credit Party as debtor in favor of the Agent, for the benefit of the Lenders, as secured party and (b) any amendments, restatements, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Consideration” means with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by the Borrower or any of its Subsidiaries, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries (including, without limitation, Indebtedness of a person becoming a Credit Party in connection with a Permitted Acquisition, which Indebtedness continues to exist following the consummation of such Permitted Acquisition), whether in favor of the seller or otherwise and whether fixed or contingent, in connection therewith, (iii) any guaranty given or incurred by the Borrower or any of its Subsidiaries in connection therewith, (iv) the fair market value of any equity issued by the Borrower, in connection therewith, and (v) any other consideration given or obligation incurred by the Borrower or any of its Subsidiaries in connection therewith; provided, however, that the amount of any deferred earn-out payments to any seller not required by GAAP to be reflected as a liability on the consolidated balance sheet of the Borrower as of the date of consummation of such Permitted Acquisition shall be excluded from the determination under clauses (i) through (v) of this definition.

“Consolidated Interest Expenses” means, for any period,  the total interest expense (including that attributable to capital leases) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and unused line fees but excluding any of the foregoing to the extent it constitutes a non-cash item.

“Contingent Liability” means any agreement, undertaking or arrangement which would be reflected in a footnote to a balance sheet as a contingent liability in accordance with GAAP.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Controlled Minority ASC Entity” means, as of any date of determination, any Minority ASC Entity in which the Borrower or any Credit Party as of such date has operational control over the day to day business decisions of such Minority ASC Entity including, without limitation, veto power over the disposition of the assets of such Minority ASC Entity and operational control over the disbursement of funds held by such Minority ASC Entity.

“Credit Party” means the Borrower and any Subsidiary of the Borrower party to a Loan Document.

“Default” means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.  A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans.

“EBITDA” means, for any applicable computation period, the Borrower’s Net Income on a consolidated basis from all continuing operations, plus (a) income and franchise taxes paid or accrued during such period, (b) interest expenses paid or accrued during such period, (c) amortization and depreciation deducted in determining Net Income for such period, (d) up to $2.0 million over the four consecutive quarters comprising the computation period for documented tax refund receipts and/or deferred taxes as set forth in Borrower’s consolidated statements of cash flows, and (e) non-cash expenses for capital stock-based compensation related to capital stock-based compensation plans that do not represent a cash item in any future period.  For the purpose of determining compliance with Section 7.2.4(b), (c) and (d), “EBITDA” shall be as adjusted pursuant to the formula described in Schedule 2.

“Effective Maturity Date” is defined in Section 3.1.3.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Event of Default” is defined in Section 8.1.

“Extension Effective Date” is defined in Section 3.1.3.

“Extension Response Date” is defined in Section 3.1.3.

“Extension Request” is defined in Section 3.1.3.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on  December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the “2006 Fiscal Year”) refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

“Fixed Charges” means, with respect to the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, (a) Consolidated Interest Expenses for the period of four fiscal quarters ending on the date of determination plus (b) scheduled principal payments on Indebtedness required to be made in such period plus (c) rent expenses incurred by the Borrower and its Subsidiaries.

“Fifth Amended and Restated Effective Date” has the meaning assigned to it in Section 5.3.

“Fourth Amended and Restated Credit Agreement” has the meaning given to it in the Recitals.

“Fraud and Abuse Laws” means the federal Anti-kickback Statute, Section 1128B(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b) (the “Anti-kickback Statue”), the federal Self-Referral Prohibition, Section 1877 of the Social Security Act, 42 U.S.C. Section 1395nn (“Stark II”), the federal False Claims Act, 31 U.S.C. Section 3729 et seq. (“False Claims Act”), and the federal civil monetary penalties act, Section 1128A of the Social Security Act, 42 U.S.C. Section 1320a-7a (“CMPA”), each as from time to time amended; any successor statute(s) thereto; all rules and regulations promulgated thereunder; other similar federal and state laws and regulations; and, all other federal or state laws concerning illegal remuneration, referral of patients, kickbacks, fee splitting, reassignment of claims, and false or fraudulent billing for medical items or services.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP”  means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of  the date of determination.

“Guarantor” means each Person party to a Guaranty.

“Guarantor Pledge Agreement” means the Pledge Agreement substantially in the form of Exhibit F-2 hereto, as amended, supplemented, restated or otherwise modified from time to time.

“Guarantor Security Agreement” means the Security Agreement substantially in the form of Exhibit G-2 hereto, as amended, supplemented, restated or otherwise modified from time to time.

“Guaranty” means, collectively, the Guaranty substantially in the form of Exhibit E hereto, as amended, supplemented, restated or otherwise modified from time to time.

“Hazardous Material” means

(a)           any “hazardous substance”, as defined by CERCLA;

(b)           any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended;

(c)           any petroleum product; or

(d)           any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any medical, hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

“Hedging Agreements” means any Interest Rate Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement, provided that such agreement is not entered into for speculative purposes, is entered into with the Agent or a Lender.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing administrative simplification regulations, specifically, the “Standards for Electronic Transactions,” 65 Fed. Reg. 50,312 (Aug. 17, 2000); “Standards for Privacy of Individually Identifiable Health Information,” 65  Fed. Reg. 82,462 (Dec. 28, 2000), modified at 67 Fed. Reg. 53,182 (Aug. 14, 2002); and the “Security Standards,” 68 Fed. Reg. 8334 (Feb. 20, 2003), each as from time to time amended.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Credit Party, any qualification or exception to such opinion or certification:

(a)           which is of a “going concern” or similar nature;

(b)           which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)           which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Credit Party to be in default of any of its obligations under Section 7.2.4.

“including” means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means, without duplication:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)           all obligations, contingent or otherwise, relative to the face amount of all letters of credit (including Letters of Credit), whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c)           all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

(d)           all other liabilities for borrowed money in accordance with GAAP included  on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

(e)           net liabilities of such Person under all Hedging Agreements;

(f)            whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(g)           all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent payments have been made or are required to be made with respect to such Indebtedness solely by a general partner or a joint venture partner other than a Subsidiary.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Intercompany Loans” is defined in Section 7.2.2.

“Intercompany Notes” is defined in Section 7.2.2.

“Intellectual Property Assignment” means that certain Intellectual Property Assignment in form and substance satisfactory to the Agent, duly executed and delivered by a Credit Party in favor of the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Period” means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) either (i) the day one week subsequent to such day, or (ii) the day which numerically corresponds to such date one, two,  three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month),  as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

(a)           the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

(b)           Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

(c)           if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of the immediately succeeding calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

(d)           no Interest Period with respect to Loans made prior to the Revolving Commitment Termination Date may end later than the date set forth in clause (a) of the definition of “Revolving Commitment Termination Date”;

(e)           no Interest Period for any Loan outstanding on and after the Revolving Commitment Termination Date shall extend beyond the Maturity Date; and

(f)            no Interest Period applicable to a Loan outstanding on and after the Revolving Commitment Termination Date, or portion thereof, shall extend beyond any date upon which is due any scheduled principal payment in respect of the Loans unless the aggregate principal amount of Loans represented by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

“Investment” means, relative to any Person,

(a)           any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees of the Borrower and any other Credit Party made in the ordinary course of business);

(b)           any Contingent Liability of such Person; and

(c)           any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“LC Notice” has the meaning specified in Section 2.7.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

“Lenders” is defined in the preamble.

“Letter of Credit” shall mean a Letter of Credit that is issued pursuant to Section 2.7.

“Letter of Credit Cash Collateral Account” has the meaning specified in Section 8.4.

“Letter of Credit Expiry Date” shall mean the date which is five Business Days prior to the Revolving Commitment Termination Date.

“Letter of Credit Issuer” shall mean National City.

“Letter of Credit Obligations” shall mean, as at the time of determination thereof, the sum of (a) the aggregate amount of all unpaid and outstanding reimbursement obligations and (b) without duplication, the aggregate stated amount at such time of Letters of Credit then outstanding and undrawn (as such aggregate stated amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise).

“Letter of Credit Sublimit” shall mean an aggregate amount of $5,000,000.

“LIBO Rate” is defined in Section 3.2.1.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

“LIBO Rate (Reserve Adjusted)” is defined in Section 3.2.1.

“LIBOR Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

“LIBOR Reserve Percentage” is defined in Section 3.2.1.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” is defined in Section 2.1.1.

“Loan Document” means this Agreement, the Notes, each Collateral Document, each Hedging Agreement and each other document delivered pursuant to Section 7.1.11.

“Material Adverse Effect” means a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower, its Subsidiaries and Minority ASC Entities taken as a whole.

“Maturity Date” means the earliest of:

(a)           June 29, 2009; or

(b)           the date on which any Termination Event occurs.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act.

“Medicaid Certification” means a certification by a state agency or other entity responsible for certifying Medicaid providers and suppliers that a health care provider or supplier is in compliance with all the conditions of participation set forth in the Medicaid Regulations.

“Medicaid Provider Agreement” means an agreement entered into between CMS or a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any successor statute(s); (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all governmental authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all governmental authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or other wise modified from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act.

“Medicare Certification” means certification by CMS or a state agency or entity under contract with CMS that the health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulation.

“Medicare Provider Agreement” means an agreement entered into between CMS or a state agency or other such entity administering the Medicare program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any successor statute(s); together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines of all governmental authorities (including without limitation, the United States Department of Health and Human Services (“HHS”), CMS, the Office of the Inspector General for HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

“Minority ASC Entity” means any ASC Facility which is not a Subsidiary into which the Borrower or a Subsidiary of the Borrower has made an Investment, including, without limitation, by way of a Permitted Acquisition.

“National City” means National City Bank Of The Midwest, acting in its individual capacity.

“Net Available Proceeds” means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or account receivable) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of any debt or equity securities of the Borrower or any Subsidiary, cash or readily marketable cash equivalents received therefrom, whether at the time of such disposition or subsequent thereto,  net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of an Asset Disposition, net of all payments made by the Borrower or any of its Subsidiaries, including any prepayment premiums, on any Indebtedness which is secured by such assets pursuant to a Permitted Lien upon or with respect to such assets or which must, by the terms of such Lien, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition.

“Net Income” means, for any computation period, with respect to the Borrower, on a consolidated basis, cumulative net income earned during such period as determined in accordance with GAAP (other than net income from any Minority ASC Entity which is restricted from declaring or paying dividends, distributions or otherwise advancing funds to its equityholders whether by contract or otherwise, except to the extent of any such net income actually received which is not in violation of the applicable restriction); provided, however, there shall not be included for purposes of calculating Net Income of the Borrower, net income attributable to Minority ASC Entities in excess of 25% of total Net Income.  Net Income shall be determined without giving effect to any non-cash, non-recurring loss.

 “Net Worth” means, for any computation period, the consolidated shareholders’ equity of the Borrower determined in accordance with GAAP, which consolidated shareholders’ equity shall be deemed to include the preferred stock of the Borrower and the value of Borrower’s treasury stock, at cost.

“Non-Wholly-Owned ASC Subsidiary” means an ASC Subsidiary in which the Borrower or a Subsidiary of the Borrower owns less than 100% of the equity interests but at least 50.1% of the equity interests.

“Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“NovaMed of New Albany” means NovaMed Eye Surgery Center of New Albany, LLC, a Delaware limited liability company.

“Obligations” means all obligations (monetary or otherwise) of each Credit Party arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

“Organizational Document” means, relative to any Subsidiary, its certificate of incorporation, its by-laws, its limited liability company agreement, partnership agreement  and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, partnership interests, or membership interests, as the case may be.

“Original Closing Date” means June 28, 2000.

“Original Closing Date Stockholders” means, collectively, the stockholders of record of the Borrower as of the Original Closing Date listed on Schedule 1.

“Original Credit Agreement” has the meaning specified in the Recitals hereto.

“Participant” is defined in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Percentage” means, relative to any Lender, the percentage set forth opposite its name on Schedule 10.1 hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

“Permitted Acquisition” means the purchase (by asset purchase, stock purchase, membership interest purchase, other equity interest purchase, merger or otherwise, subject to the other requirements of this definition set forth below) by the Borrower or a Wholly-Owned Subsidiary of the Borrower (or, in the case of the purchase of an ASC Facility, by the Borrower or a Subsidiary of the Borrower) of the assets, stock, membership interests or other equity interests of a Target or Practice (it being acknowledged that medical records and certain other professional assets that are required by law to be owned by a Provider are not acquired in these transactions), which purchase meets the following criteria (or is otherwise approved by the Required Lenders):

(a)  no Default or Event of Default shall have occurred or be continuing both before and after giving effect to such acquisition;

(b)  in the event the Borrower’s Total Leverage Ratio on a pro forma basis (after giving effect to the Permitted Acquisition) is less than 2.75:1.0, the Borrower must be able to comply on a pro forma basis with all of the covenants in this Agreement;

(c)  in the event the Borrower’s Total Leverage Ratio on a pro forma basis (after giving effect to the Permitted Acquisition) is greater than or equal to 2.75:1.0, (i) the Borrower must be able to comply on a pro forma basis with all of the covenants in this Agreement and (ii) the aggregate Consideration (including any Indebtedness pursuant to Section 7.2.2(h), (i), (j) and (k) relating to such Permitted Acquisitions) in connection with such Permitted Acquisition shall not exceed (unless otherwise consented to by the Required Lenders) $15,000,000 individually and $30,000,000 for all Permitted Acquisitions consummated within the previous twelve (12) month period when aggregated with Investments made by the Borrower or any of its Subsidiaries permitted under Section 7.2.5(n) during such period; provided, further, that of such $30,000,000 permitted above, in the case of Permitted Acquisitions involving (i) Minority ASC Entities, the aggregate Consideration (including any Indebtedness pursuant to Section 7.2.2(h), (i), (j) and (k) relating to such Permitted Acquisitions) shall not exceed (unless otherwise consented to by the Required Lenders) $9,600,000 individually and $16,800,000 for all Permitted Acquisitions involving Minority ASC Entities consummated within the previous twelve (12) month period; provided, further, that the Surgicare of Jeffersonville Acquisition and any Permitted Acquisition consummated prior to June 30, 2006 shall not count towards any of the limits set forth in this subparagraph (c) and (ii) Practices, the aggregate Consideration (including any Indebtedness pursuant to Section 7.2.2(h), (i) and (j) relating to such Permitted Acquisitions) shall not exceed (unless consented to by the Required Lenders) $2,000,000 in the aggregate for all Permitted Acquisitions involving Practices provided, further, that any Permitted Acquisition involving a Practice described on Schedule 3 shall not count towards any of the limits set forth in this subparagraph (c);

(d)  the acquisition shall have been of the assets and/or working capital of a Target or, if for stock or other equity interest in a Target, shall be for not less than 20.0% of the equity interest therein, shall (other than with respect to an ASC Facility) either, to the extent permitted by applicable law, be merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower, or be a Wholly-Owned Subsidiary of the Borrower; provided, however¸ with respect to an ASC Facility which is not merged with or into a Borrower or a Wholly-Owned Subsidiary of the Borrower, the stock or other equity interests of the ASC Facility so acquired shall be pledged to the Agent on behalf of the Lenders (and, in the case of any equity interest in a limited liability company or limited partnership, the agreement governing such Person shall not prohibit a collateral assignment of such equity interest);

(e)  the acquired Target, on a pro forma basis shall have positive EBITDA for the period of four fiscal quarters ending on the date of any such acquisition;

(f)  the Borrower shall have delivered to the Agent, not later than 30 days after the closing of the acquisition (i) pro forma financial statements or certificates demonstrating continued compliance with all covenants in this Agreement following the inclusion of the target in the Borrower’s consolidated enterprise,  (ii) a copy of the related acquisition agreement provided, however, in the event the approval of the Lenders is required for any acquisition, the Borrower shall have delivered to the Agent the documents contemplated by clauses (i) and (ii) of this clause (f) not later than 15 days prior to the closing of such acquisition (with the documents contemplated in (ii) being in draft form);

(g)  the Borrower shall have delivered to the Agent, not later than 30 days after the closing of the acquisition a fully executed Agreed EBITDA Form;

(h)  the Borrower’s Total Leverage Ratio on a pro forma basis (after giving effect to the Permitted Acquisition) is equal to or less than 3.25:1.0; and

(i)  after giving effect to such acquisition, the sum of the Available Revolving Commitments shall not be less than $5,000,000.

“Permitted Asset Disposition” has the meaning specified on Exhibit K hereto.

“Permitted Equity Ownership Sale” means the sale, transfer or other disposition of the outstanding capital stock, membership interest or other equity interests in an ASC Subsidiary (or Minority ASC Entity) or the issuance of additional equity interests in an ASC Subsidiary (or Minority ASC Entity), so long as:

(i)            after giving effect to such sale, a Credit Party shall own not less than 20.0% of the equity interests (including securities convertible into equity interests) of such ASC Facility;

(ii)           the equity interests in such ASC Subsidiary (or Minority ASC Entity) which are held by the Borrower or a Subsidiary of the Borrower after such sale continue to be pledged to the Lenders pursuant to either the Borrower Pledge Agreement or Subsidiary Guarantor Pledge Agreement, as the case may be;

(iii)          the chief financial officer or chief executive officer of the Borrower shall have delivered a certificate, dated the date of such sale, to the Agent certifying (a) that no Default or Event of Default exists or would result from such sale and (b) pro forma financial statements demonstrating compliance with Section 7.2.4 for the trailing twelve-month period prior to such sale; ; and

(iv)          the proceeds (other than any proceeds received by a Person who is not the Borrower or a Subsidiary of the Borrower) of any such sale are applied in the manner set forth in Section 2.2.2(c).

Upon the consummation of any Permitted Equity Ownership Sale and at the request of the Borrower (to comply with a requirement in the purchase and sale documents evidencing such Permitted Equity Ownership Sale), the ASC Subsidiary or Minority ASC Entity which has become a Non-Wholly Owned ASC Subsidiary or Minority ASC Entity as a result of such Permitted Equity Ownership Sale shall be released from the Guaranty, the Guarantor Pledge Agreement and Guarantor Security Agreement and the liens of the Lenders on the assets of such ASC Subsidiary shall be released (except to the extent of the pledge to the Lenders of the equity interests of such ASC Subsidiary retained by the Borrower or a Subsidiary of the Borrower) and the Agent is hereby authorized to execute and file the necessary release documentation to reflect such release.

“Permitted Liens” means those liens listed in Section 7.2.3.

“Permitted Seller Debt” means Indebtedness owed to the Borrower which is incurred by purchasers of the Borrower’s assets in connection with a Permitted Asset Disposition.

“Permitted Seller Equity” means common stock of the Borrower that is used as consideration payable to the Borrower or any of its Subsidiaries by any party to a Permitted Asset Disposition.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

“Pledged Collateral” has the meaning specified in the Borrower Pledge Agreement and the Guarantor Pledge Agreement.

“Practice” means any medical or ophthalmology practice, optometry practice or optical dispensory at a single location or various locations.

“Provider” means any Person who performs professional medical services for a Practice that is either managed by a Subsidiary or the assets of which are owned by a Subsidiary.

 “Quarterly Payment Date” means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

“Reaffirmation of Collateral Documents” means that certain Reaffirmation of Collateral Documents substantially in the form attached hereto as Exhibit I.

“Release” means a “release”, as such term is defined in CERCLA.

“Replacement Lender” is defined in Section 4.12.

“Required Lenders” means Lenders holding at least 51.0% of the then aggregate outstanding principal amount of  all of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51.0% of the Revolving Commitments.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

“Revolver Increase” has the meaning set forth in Section 2.1.3.

“Revolver Increase Notice” has the meaning set forth in Section 2.1.3.

“Revolving Commitment” means, relative to any Lender, such Lender’s obligation to make Loans pursuant to Section 2.1.1.

“Revolving Commitment Amount” means $80,000,000 plus the amount, if any, of any increase permitted by Section 2.1.3. (after which increase, the Revolving Commitment Amount shall not exceed $100,000,000).  The Revolving Commitment Amount at any time in effect may also be reduced from time to time pursuant to Section 2.2.

“Revolving Commitment Termination Date” means the earliest of

(a)           June 29, 2009;

(b)           the date on which the Revolving Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

(c)           the date on which any Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Commitments shall terminate automatically and without further action.

“Revolving Extensions of Credit”:  as to any Revolving Lender at any time, an amount equal to the sum, without duplication, of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) an amount equal to such Lender’s Percentage of the Letter of Credit Obligations then outstanding.

“Senior Debt” shall mean Indebtedness of the type described in clauses (a), (c) and (d) of the definition “Indebtedness” (other than Subordinated Debt) of the Borrower on a consolidated basis.

“Solvent” means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted.  “Solvency” shall have a correlative meaning.

“Subordinated Debt” means all Indebtedness the repayment of which is subordinated, upon terms satisfactory to the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

“Surgicare of Jeffersonville” means Surgicare of Jeffersonville, LLC, an Indiana limited liability company.

“Surgicare of Jeffersonville Acquisition” means the acquisition by NovaMed of New Albany of substantially all of the assets of Surgicare of Jeffersonville pursuant to the terms of the Surgicare of Jeffersonville Acquisition Documents.

“Surgicare of Jeffersonville Acquisition Documents” means that certain asset purchase agreement dated as of by and among NovaMed of New Albany and Surgicare of Jeffersonville and the other documents and deliveries in connection therewith.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Target” means (i) any business that sells, leases or provides medical equipment to doctors, hospitals or other health organizations, (ii) ambulatory surgery centers, surgical facilities or other form of outpatient surgical treatment centers (including, without limitation, vision correction or laser vision correction centers), regardless of the specialty or specialties involved therein, or any business that owns, operates and/or manages one or more thereof, (iii) any  management service center, optical laboratory, buying group or group purchasing organization, companies that own, operate and/or manage vision correction centers (including, without limitation, laser vision correction centers), marketing products and services organization, or reasonable extensions thereof (including any company which leases or sells equipment or provides services to any of the foregoing), at a single location or various locations, or (iv) reasonable extensions of any of the foregoing.  Whenever in this Agreement “Target” is used in describing an acquisition by the Borrower or a Subsidiary of the Borrower of equity interests, such reference is to the acquisition of the assets used in the operation of the Target that can lawfully be acquired by the Borrower or a Subsidiary of the Borrower or to the acquisition of the equity interests of a Person that owns, as of the time of purchase, only those assets that can be lawfully acquired by the Borrower or a Subsidiary of the Borrower.

 “Taxes” is defined in Section 4.6.

“Termination Event” means

(a)           the occurrence of any Default described in clauses (a) through (e) of Section 8.1.9; or

(b)           the occurrence and continuance of any other Event of Default and either

(i)            the declaration of the Loans to be due and payable pursuant to Section 8.3, or

(ii)           in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Revolving Commitments have been terminated.

 “Total Funded Debt” of any Person means all Indebtedness of such Person except Indebtedness specified in clause (g) of the definition of Indebtedness; provided, with respect to Indebtedness of NovaMed of New Albany permitted to be outstanding under Section 7.2.2(q) hereof, that amount of such Indebtedness of NovaMed of New Albany guaranteed by a Person or Persons other than a Credit Party, ASC Subsidiary, Minority ASC Entity or Affiliate of a Credit Party, ASC Subsidiary or Minority ASC Entity shall be excluded for purposes of this calculating this definition.

“Total Leverage Ratio” has the meaning assigned to it in Section 3.2.1.

“Type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“Wholly-Owned Subsidiary” means any Person in which (other than directors’ qualifying shares required by law) 100% of the equity interests of each class having ordinary voting power, and 100% of the equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower or by one or more of the other Wholly-Owned Subsidiaries, or both.

SECTION 1.2  Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Schedules and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3  Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4  Accounting Principles.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.  For purposes of clarification, it shall be understood that the financial results of Non-Wholly Owned Subsidiaries and Minority ASC Entities will be reflected in Borrower’s consolidated financial statements in accordance with GAAP.

ARTICLE II

REVOLVING COMMITMENTS, BORROWING PROCEDURES AND NOTES

SECTION 2.1  Revolving Commitments.  On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Revolving Commitments described in this Section 2.1.

SECTION 2.1.1  Revolving Commitment of Each Lender.  From time to time on any Business Day occurring prior to the Revolving Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its “Loans”) to the Borrower, which, when added to the Letter of Credit Obligations at such time, equal to such Lender’s Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day.  The commitment of each Lender described in this Section 2.1.1 is herein referred to as its “Revolving Commitment”.  On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

SECTION 2.1.2  Lenders Not Permitted or Required To Make Loans.  No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans plus Letter of Credit Obligations then outstanding

(a)                                  of all Lenders would exceed the Revolving Commitment Amount, or

(b)                                 of such Lender would exceed such Lender’s Percentage of the Revolving Commitment Amount.

SECTION 2.1.3  Revolver Increase.  On and after the Fifth Amended and Restated Effective Date, Borrower may, at its option at any time in increments of not less than $5,000,000, seek to increase (the “Revolver Increase”) the Revolving Commitment Amount by

up to an aggregate of $20,000,000 (after giving effect to all such increases the Revolving Commitment Amount shall not exceed $100,000,000) upon at least 30 days (but not more than 45 days) written notice (“Revolver Increase Notice”) to the Agent (which notice Agent shall promptly deliver to the Lenders).  The Revolver Increase Notice shall (a) specify the date upon which the Revolver Increase is requested to occur, (b) be delivered at a time when no Default or Event of Default has occurred and is continuing (and the effectiveness of the Revolver Increase shall be subject to no Default or Event of Default existing of the time of the Revolver Increase) and (c) certify that the Revolver Increase will not violate or conflict with the terms of any Indebtedness or any other contract, agreement, instrument or obligation of any Credit Party. Borrower shall, after giving a Revolver Increase Notice, offer the Revolver Increase (i) first on a pro-rata basis to the Lenders, which each Lender may in its sole and absolute discretion accept or decline (it being understood that any Lender not affirmatively committing in writing to its pro-rata portion shall be deemed to have declined), (ii) second, if any Lender has declined its pro rata share or any part thereof, such remaining amounts on a non pro-rata basis to the Lenders accepting their pro rata share of the Revolver Increase and (iii) third, to other commercial banks or financial institutions.   No increase in the Revolving Commitment Amount shall become effective until all existing and new Lenders committing to the Revolver Increase have delivered to the Agent a writing in form reasonably satisfactory to the Agent pursuant to which such existing Lenders state the amount of their Revolver Increase and any such new Lenders state the amount of their Revolver Commitment and agree to assume and accept the obligations and rights of a Lender hereunder and any such new and increasing Lenders agree to make a Loan such that the outstanding Loans of such new Lender or increasing Lender constitute a proportional amount of the aggregate outstanding Loans and Letter of Credit Obligations based on the Revolver Commitment of such new Lender.  Any Loan as a result of an increase to the Revolver Commitment pursuant to this Section 2.1.3 shall be subject to the terms and conditions contained in this Agreement.  Upon the increase of the Revolving Commitment Amount pursuant to this Section 2.1.3, Schedule 10.1 shall be deemed amended and replaced with a new Schedule 10.1 reflecting the new Revolver Commitments hereunder.  Notwithstanding the foregoing, in the event that Borrower elects to permanently reduce or terminate the Revolving Commitment Amount pursuant to Section 2.2.1, the Revolver Increase, to the extent not already utilized by the Borrower, shall be terminated and cease to be available to the Borrower.  Unless otherwise agreed to by the Borrower, Agent and Lenders providing any Revolver Increase, no closing fees or other transaction costs (other than those expressly called for under this Agreement) shall be required by the Lender in connection with a Revolver Increase.

SECTION 2.2  Reduction of Revolving Commitment Amount.  The Revolving Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

SECTION 2.2.1  Optional.  The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Revolving Commitment Amount; provided, however, that all such reductions shall require at least three Business Days’ prior notice to the Agent and be permanent, and any partial reduction of the Revolving Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

SECTION 2.2.2  Mandatory Reductions and Prepayments.  The Revolving Commitment Amount shall, without any further action, automatically and permanently be reduced to zero on the Revolving Commitment Termination Date and:

(a)           The Borrower shall prepay Loans in an amount equal to 100% of the insurance proceeds received by the Borrower or any Subsidiary following a casualty involving such Person’s Property, to the extent not applied (or intended to be applied) within 90 days after the consummation or receipt thereof, as applicable, to the purchase of replacement assets or repair of damaged assets;

(b)           The Borrower shall prepay Loans in an amount equal to 100% of the sum of the Net Available Proceeds realized upon all Asset Dispositions to the extent not applied (or committed to be applied) within 180 days of such Asset Disposition to the purchase of other assets that are not classified as current assets under GAAP and are used or useful in the business of the Company and its Subsidiaries;

(c)           The Borrower shall prepay Loans in an amount equal to 100% of the sum of the Net Available Proceeds realized upon all debt issuances (other than in connection with a Permitted Acquisition) by the Borrower and its Subsidiaries;

(d)           The Borrower shall notify the Agent of the amount of any required prepayment at least three (3) Business Days before it is made.  The Borrower shall pay any accrued interest on the Loans which are being prepaid pursuant to this Section 2.2.2 and shall pay any break funding costs associated with such required prepayment; and

(e)           Notwithstanding anything contained herein to the contrary, Borrower shall prepay Loans in an amount equal to 100% of the sum of the Net Available Proceeds realized upon all Permitted Asset Dispositions.

Any prepayments pursuant to Sections 2.2.1 or 2.2.2 hereof shall be without penalty or premium of any kind other than break funding and other charges expressly provided by this Agreement with respect to LIBOR breakage costs; provided, however, at the reasonable request of the Borrower and to avoid any break funding charges with respect to LIBOR breakage costs associated with any prepayment, any amounts to be prepaid pursuant to Section 2.2.2 shall be deposited by the Borrower in an escrow account under the control of the Agent to return an interest rate equal to the average deposit rate payable by the Agent for commercial deposits of like size and duration as determined by the Agent in its sole discretion, such amounts to be applied in the manner set forth in this Section 2.2.2. at the expiration of the Interest Period for the Loans as to which break funding charges would otherwise have applied.

SECTION 2.3  Borrowing Procedure.  By delivering a Borrowing Request to the Agent on or before 11:00 a.m., Chicago time, on a Business Day, the Borrower may from time to time irrevocably request, on notice on the date of the requested Borrowing in the case of Base Rate Loans and on not less than three nor more than five Business Days’ notice in the case of LIBO Rate Loans, that a Borrowing be made in a minimum amount of (i)  $500,000  if such Loan is a LIBO Rate Loan or (ii) the lesser of the unused amount of the Revolving Commitments or $100,000, if such Loan is a Base Rate Loan and an integral multiple of $100,000, to the extent such additional amount is permitted to be borrowed hereunder.  On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request.  On or before 1:00 p.m. (Chicago  time) on such Business Day, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing.  Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders.  To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.  No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

SECTION 2.4  Continuation and Conversion Elections.  By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., Chicago  time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days’ notice that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan  (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO  Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

SECTION 2.5  Funding.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO  Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office’s interbank eurodollar market.

SECTION 2.6  Notes.  Each Lender’s Loans under its Revolving Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender’s Percentage of the original Revolving Commitment Amount.  The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby.  Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Credit Party.

SECTION 2.7  Letters of Credit.

SECTION 2.7.1  Issuance of Letters of Credit.  From and after the date hereof, the Letter of Credit Issuer agrees, upon the terms and conditions set forth in this Agreement, and subject to the satisfaction of such policy standards and conditions relating to the issuance of standby letters of credit generally as may be established by the Letter of Credit Issuer from time to time, to issue standby letters of credit, for the account of the Borrower, from time to time from the Original Closing Date to the Letter of Credit Expiry Date; provided that the Borrower shall not request and the Letter of Credit Issuer shall not issue, any Letter of Credit which would cause the aggregate Letter of Credit Obligations (after giving effect to the issuance of such Letter of Credit) to exceed the amount of the lesser of (i) the Letter of Credit Sublimit and (ii) the unused aggregate Revolving Commitment.

SECTION 2.7.2  Participating Interests.  Immediately upon the issuance by the Letter of Credit Issuer of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse, representation or warranty, an undivided participation interest equal to its Percentage of the face amount of such Letter of Credit and each draw paid by the Letter of Credit Issuer thereunder.  Each Lender’s obligation to pay its proportionate share of all draws under the Letters of Credit, absent gross negligence or willful misconduct by the Letter of Credit Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

SECTION 2.7.3  Reimbursement Upon Drawing.  (a) The Borrower agrees to  reimburse the Letter of Credit Issuer for the amount of each draft drawn on a Letter of Credit within one Business Day after the date such draft is so drawn.  The Borrower agrees to reimburse the Letter of Credit Issuer immediately when due, under all circumstances, including, without limitation, any of the following circumstances:  (w) any lack of validity or enforceability of this Agreement or any instrument executed pursuant hereto; (x) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Letter of Credit Issuer reasonably has determined in good faith complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove, without the knowledge of the Letter of Credit Issuer, to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or material impairment of any security for the performance or observance of any of the terms hereof.

(b)           If the Borrower does not pay any such reimbursement obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Base Rate Loan under this Agreement in a principal amount equal to such unreimbursed reimbursement obligations.  The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.1 and 5.2, each Lender shall make available to the Agent its Loan.  The proceeds of such Loans shall be paid over by the Agent to the Letter of Credit Issuer for the account of the Borrower in satisfaction of such unreimbursed reimbursement obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Loan.

(c)           If the Letter of Credit Issuer makes a payment on account of any Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason a Loan may not be made pursuant to Section 2.7.3(b), then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than 12:00 noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Letter of Credit Issuer, in immediately available funds, the purchase price for such Lender’s interest in such unreimbursed  reimbursement obligations, which shall be an amount equal to such Lender’s pro-rata share of such payment.  Each Lender shall, upon demand by the Letter of Credit Issuer, pay the Letter of Credit Issuer interest on such Lender’s pro-rata share of such draw from the date of payment by the Letter of Credit Issuer on account of such Letter of Credit until the date of delivery of such funds to the Letter of Credit Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Letter of Credit Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Letters of Credit.

SECTION 2.7.4  Request for Letter of Credit.  Each Letter of Credit shall be issued upon receipt by the Letter of Credit Issuer and the Agent from the Borrower of an irrevocable request thereof (an “LC Notice”) not later than 11:00 a.m. (Chicago time) three (3) Business Days prior the issuance date.  Each LC Notice for a Letter of Credit issued shall be in form and substance satisfactory to the Letter of Credit Issuer.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1  Repayments and Prepayments.

SECTION 3.1.1  Prior to the Revolving Commitment Termination Date.  The Borrower

(a)           may, from time to time on any Business Day prior to the Revolving Commitment Termination Date, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that:

(i)  any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

(ii)  unless the Borrower complies with Section 4.4, no such prepayment of any LIBO  Rate Loan may be made on any day other than the last day of the Interest Period for such Loan; and

(b)           shall, immediately upon any acceleration of the Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section 3.1.1 shall be without premium or penalty, except as may be required by Section 4.4.  No voluntary prepayment of principal of any Loans pursuant to this Section 3.1.1 shall cause a reduction in the Revolving Commitment Amount.

SECTION 3.1.2  On the Maturity Date.  On the Maturity Date, the Borrower shall repay the principal of the Loans then outstanding.

SECTION 3.1.3  Extension of Maturity Date. The Borrower may, by written request to the Agent and the Lenders given not later than one hundred eighty (180) days prior to the Maturity Date then in effect (the “Effective Maturity Date”) request (an “Extension Request”) that such Effective Maturity Date be extended to a date which is twenty-four (24) months after such Effective Maturity Date.  No later than the date (the “Extension Response Date”) which is 30 days after such  Extension Request has been delivered to each of the Lenders, each Lender will notify the Borrower in writing (with a copy to the Agent) whether or not it consents to such Extension Request (which consent may be granted or denied by each Lender in its sole discretion and may be conditioned on receipt of such financial information or other documentation as may be specified by such Lender); provided, that any Lender that fails to so advise the Borrower on or prior to the Extension Response Date shall be deemed to have denied such Extension Request.  The extension of the Maturity Date contemplated by an Extension Request shall become effective as of the applicable Effective Maturity Date; provided, that (i) all of the Lenders shall have consented to such Extension Request; and (ii) (x) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of each of the date of such Extension Request and such Effective Maturity Date as if made on and as of such date, except to the extent relating to an earlier date, (y) no Default or Event of Default shall have occurred and be continuing on the date of such Extension Request or on such Effective Maturity Date and (z) on each of the date of such Extension Request and such Effective Maturity Date, the Agent shall have received a certificate of the Borrower as to the matters set forth in clauses (x) and (y) above.

SECTION 3.2  Interest Provisions.  Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1  Rates.  Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

(a)           on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans; or

(b)           on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for LIBO Rate Loans.

The “LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from National City, two Business Days before the first day of such Interest Period.

“LIBO Rate” means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to  National City’s LIBOR Office in the London  interbank market as at or about 10:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of National City’s LIBO Rate Loan and for a period approximately equal to such Interest Period.

“LIBOR Reserve Percentage” means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Rate Loan.

“Applicable Margin” means on any date the applicable percentage set forth below based upon the Level as shown in the certificate then most recently delivered to the Lenders pursuant to Section 7.1.1(d):

Level	Base Rate	LIBOR Rate	Commitment Fee
I	.50%	2.25%	.250%
II	.50%	2.00%	.250%
III	.25%	1.75%	.250%
IV	0%	1.50%	.200%
V	0%	1.25%	.175%

; provided, however that if the Borrower shall have failed to deliver to the Lenders by the date required hereunder any certificate pursuant to Section 7.1.1(d), then from the date such certificate was required to be delivered until the date of such delivery the Applicable Margin shall be deemed to be Level I.  Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such certificate is received by the Agent.  Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of  Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered certificate.

“Level” means, and includes, Level I, Level II, Level III, Level IV or Level V, whichever is in effect at the relevant time.

“Level I” shall exist at any time the Total Leverage Ratio is equal to or greater than 3.00:1.0.

“Level II” shall exist at any time the Total Leverage Ratio is less than 3.00:1.0 but equal to or greater than 2.50:1.0.

“Level III” shall exist at any time the Total Leverage Ratio is less than 2.50:1.0 but equal to or greater than 1.75:1.0.

“Level IV” shall exist at any time the Total Leverage Ratio is less than 1.75:1.0 but equal to or greater than 1.00:1.0.

“Level V” shall exist at any time the Total Leverage Ratio is less than 1.00:1.0.

“Total Leverage Ratio” means, with respect to any period, the ratio of (i) Total Funded Debt to  (ii) EBITDA, as of the end of the relevant period.

SECTION 3.2.2  Post-Maturity Rates.  After the date any principal amount of any Loan is due and payable (whether on the Revolving Commitment Termination Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus a margin of 2.00%.

SECTION 3.2.3  Payment Dates.  Interest accrued on each Loan shall be payable, without duplication:

(a)           on the Revolving Commitment Termination Date;

(b)           on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

(c)           with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Original Closing Date;

(d)           with respect to LIBO Rate Loans, the last day of each applicable Interest Period and, in the case of an Interest period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period;

(e)           with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

(f)            on that portion of any Loans the Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the  Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.2.4  Fees.  The Borrower agrees to pay the fees set forth in this Section 3.3.  All such fees shall be non-refundable.

SECTION 3.2.5  Revolving Commitment Fee.  The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Revolving Commitment is suspended by reason of the Borrower’s inability to satisfy any condition of Article V) commencing on the Fifth Amended and Restated Effective Date and continuing through the Revolving Commitment Termination Date, a commitment fee at the rate equal to the Applicable Margin for Commitment Fees per annum on such Lender’s Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount.  Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Fifth Amended and Restated Effective Date and on the Revolving Commitment Termination Date.

SECTION 3.2.6  Letter of Credit Fees.  (a) The Borrower agrees to pay the Agent, for the account of each Lender pro-rata on the basis of its Revolving Commitment, a fee in respect of each Letter of Credit computed at the Applicable Margin for LIBO Rate Loans on the average daily stated amount of such Letter of Credit (computed on the basis of a 360-day year for the actual days elapsed), such fee to be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Commitment Termination Date.

(b) The Borrower shall pay to the Letter of Credit Issuer a letter of credit fronting fee for each Letter of Credit issued by the Letter of Credit Issuer equal to 1/4 of 1% of the face amount (or increased face amount) of such Letter of Credit.  Such Letter of Credit fronting fee shall be due and payable on each date of issuance (or date of increase) of a Letter of Credit.

(c)  The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it in such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, drawing under or amendments of, letters of credit issued by it.

SECTION 3.2.7  Agency Fees.  The Borrower shall pay to the Agent (x) on the Fifth Amended and Restated Effective Date for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower and the Agent and (y) for its own account such other fees as may be agreed to from time to time between the Borrower and the Agent, when and as due.

ARTICLE IV

LIBO RATE AND OTHER PROVISIONS

SECTION 4.1  LIBO Rate Lending Unlawful.  If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, subject to the provisions of Section 4.11 hereof, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO  Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 4.2  Deposits Unavailable.  If the Agent shall have determined that

(a)           Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to a Lender in its  relevant market; or

(b)           by reason of circumstances affecting a Lender’s relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type,

then, upon notice from the Agent to the Borrower and the Lenders, subject to the provisions of Section 4.11 hereof, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3  Increased LIBO Rate Loan Costs, etc.  The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, subject to the provisions of Section 4.11 hereof.  Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided, however, in no event shall Borrower be obligated to pay increased costs for a period greater than 180 days prior to the date of receipt of such notice.

SECTION 4.4  Funding Losses.  In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of;

(a)           any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

(b)           any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

(c)           any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor;

then, subject to the provisions of Section 4.11 hereof, upon the written notice of such Lender (which notice shall be delivered within thirty days of the incurrence thereof by such Lender) to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 4.5  Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its Revolving Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, subject to the provisions of Section 4.11 hereof, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.  In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided, however, in no event shall Borrower be obligated to pay increased costs for a period greater than 180 days prior to the date of receipt of the notice required by this Section 4.5.

SECTION 4.6  Taxes.  All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(a)           pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)           promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(c)           pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses, other than those penalties, interest or expenses which are due to any delay by Agent or any Lender) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.  For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

SECTION 4.7  Payments, Computations, etc.  Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment.  All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Chicago  time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day.  The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days).  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term “Interest Period” with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.8  Sharing of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of:

(a)           the amount of such selling Lender’s required repayment to the purchasing Lender to

(b)           the total amount so recovered from the purchasing Lender);

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9  Setoff.  Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9  or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8.  Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.10  Use of Proceeds.  The Borrower shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

SECTION 4.11  Changes to Other Branches; Equal Treatment of Borrower.  If a Lender claims any additional amounts payable or that its is unable to make LIBOR Loans available, as described more fully in Sections 4.1 through 4.5 hereof, such Lender shall (i) use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts or such unavailability, including changing the jurisdiction of its applicable lending office or moving the applicable Loan(s) to an Affiliate or Subsidiary; provided, that the taking of any such action would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender and (ii) treat the Borrower, with respect to all such issues, in a manner consistent with the treatment of other similarly situated borrowers with respect to such issues.

SECTION 4.12  Replacement of Lenders.  Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender for payment pursuant to Section 4.5 or 4.6 (any such Lender demanding such payment being referred to herein as an “Affected Lender”), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

(A)          Borrower may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event Borrower obtains a Replacement Lender that will refinance all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrower’s intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 10.11.1, provided that Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to Section 10.11.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 4.5 or 5.6, paid all amounts required to be paid to such Affected Lender pursuant to subsection 4.5 or 4.6 through the date of such sale and assignment; or

(B)           Borrower may, upon consent of the Required Lenders (other than the Affected Lender), prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Revolving Commitment, in which case the Revolving Commitment Amount will be reduced by the amount of such Affected Lender’s Revolving Commitment.  Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such replacement occurs as the result of a demand for payment for increased costs, such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Revolving Commitment Amount.

ARTICLE V

CONDITIONS TO BORROWING

SECTION 5.1  Initial Borrowing.  The obligations of the Lenders to fund the initial Borrowing and the Letter of Credit Issuer to issue, and the Lenders to participate in, any letter of Credit, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

SECTION 5.1.1  Resolutions, etc.  The Agent shall have received from each Credit Party a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to:

(a)           resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

(b)           the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it;

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Credit Party canceling or amending such prior certificate.

SECTION 5.1.2  Delivery of Notes.  The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

SECTION 5.1.3  Applicable Margin.  The Agent shall receive a certificate, executed by an Authorized Officer of the Borrower, delineating the Applicable Margin after giving pro forma effect to the Loans to be incurred on the Original Closing Date.

SECTION 5.1.4  Guaranty.  The Agent shall have received the Guaranty, dated the date hereof, duly executed by each Subsidiary of the Borrower.

SECTION 5.1.5  Pledge Agreements.  The Agent shall have received executed counterparts of the Borrower Pledge Agreement and the Guarantor Pledge Agreement, each dated as of the date hereof, duly executed by each Credit Party party thereto, together with stock certificates, accompanied by undated stock powers duly executed in blank, and promissory notes, duly endorsed in blank, required to be delivered to the Agent pursuant to the Borrower Pledge Agreement and the Guarantor Pledge Agreement.

SECTION 5.1.6  Security Agreements.  The Agent shall have received executed counterparts of the Borrower Security Agreement and the Guarantor Security Agreement, each dated as of the date hereof, duly executed by  each Credit Party thereto, together with:

(a)           acknowledgment copies of properly filed Uniform Commercial Code financing statements naming the relevant Credit Party as the debtor and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to such Security Agreement;

(b)           executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person:

(i)  in any collateral described in such Security Agreement previously granted by any Person, and

(ii)  securing any of the Indebtedness identified in Part A of Schedule 6.17, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request from such Credit Party; and

(c)           copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name each Credit Party (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in such Security Agreement).

SECTION 5.1.7  Intellectual Property Assignment.  The Agent shall have received executed counterparts of an Intellectual Property Assignment, dated the date hereof, duly executed by each Credit Party.

SECTION 5.1.8  Opinions of Counsel.  The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from Katten Muchin Zavis Rosenman, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit H hereto.

SECTION 5.1.9  Agreements.  The Agent shall have received true and correct copies, certified as such by an Authorized Officer of the Borrower, of each agreement governing Indebtedness listed on Schedule 6.17.

SECTION 5.1.10  Closing Fees, Expenses, etc.  The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable on the Original Closing Date pursuant to Section 3.3 and, to the extent invoiced on such date, Section 10.3.

SECTION 5.2  All Borrowings and Letters of Credit.  The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) and the obligation of the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

SECTION 5.2.1  Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

(a)           the representations and warranties set forth in Article VI shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)           no Default or Event of Default shall have then occurred and be continuing; and

(c)           the Borrower shall have been in compliance with the minimum EBITDA requirements of Section 7.2.4(d) for the Fiscal Quarter most recently ended.

SECTION 5.2.2  Borrowing Request; LC Notice.  The Agent shall have received a Borrowing Request for such Borrowing or LC Notice for the issuance of a Letter of Credit.  Each of the delivery of a Borrowing Request or LC Notice, as the case may be, and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance of such Letter of Credit, as the case may be  (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof or the issuance of such Letter of Credit, as the case may be,) the statements made in Section 5.2.1 are true and correct.

SECTION 5.2.3  Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of each Credit Party shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

SECTION 5.3  Conditions to Fifth Amended and Restated Effective Date.  This Agreement shall become effective upon the later of June __, 2006 and the date of the satisfaction of each of the following (the “Fifth Amended and Restated Effective Date”):

SECTION 5.3.1  Executed Signature Pages to Agreement.  Execution of this Agreement and delivery of executed signature pages to this Agreement by the Borrower, each Lender and the Agent.

SECTION 5.3.2  Executed Reaffirmation of Collateral Documents.              Execution of the Reaffirmation of Collateral Documents by the Borrower and each Subsidiary Guarantor and delivery of the signature pages executed by the Borrower and each Subsidiary Guarantor to the Reaffirmation of Collateral Documents to the Agent.

SECTION 5.3.3  Payment of Fees and Expenses.  Payment by the Borrower to the Agent of all reasonable out of pocket fees and expenses (including, without limitation, the reasonable fees and expenses of Winston & Strawn)  of the Agent and the Lenders in connection with this Agreement.

SECTION 5.3.4  Resolutions, etc.  The Agent shall have received from each Credit Party a certificate, dated as of the Fifth Amended and Restated Effective Date, of its Secretary or Assistant Secretary as to:

(a)           resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; and

(b)           the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it;

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Credit Party canceling or amending such prior certificate.

SECTION 5.3.5  Certificate.

A certificate signed by the chief financial officer or chief executive officer of the Borrower, dated as of the Fifth Amended and Restated Effective Date and after giving effect to this Agreement:

(i)            stating that the representations and warranties contained in Article VI are true and correct on and as of such date as though made on and as of such date; and

(ii)                                  stating that no Default or Event of Default exists.

SECTION 5.3.6  Updated Disclosure Schedules.

A certificate signed by the chief financial officer or chief executive officer of the Borrower dated as of the Fifth Amended and Restated Effective Date, proposing any necessary changes to the Schedules to this Agreement in form and substance reasonably satisfactory to the Agent occurring after the Original Closing Date.

SECTION 5.3.7  Officer’s Certificate of In-House Counsel.

An officer’s certificate of the in-house legal counsel of the Borrower on behalf of the Borrower and other Credit Parties dated as of the Fifth Amended and Restated Effective Date in form and substance satisfactory to the Agent.

SECTION 5.3.8  Amended and Restated Promissory Notes.  Borrower shall have delivered to Agent on behalf of each of the Lenders, executed amended and restated promissory notes reflecting such Lender’s Revolving Commitment Amount as of the Fifth Amended and Restated Effective Date.

SECTION 5.3.9  Other Documents.

Such other customary approvals, opinions, documents or materials as the Agent may reasonably request.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

SECTION 6.1  Organization, etc.  The Borrower and each of its Subsidiaries is validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2  Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower and each of its Subsidiaries of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within each such Credit Party’s  powers, have been duly authorized by all necessary corporate action, and do not:

(a)           contravene such Credit Party’s Organizational Documents;

(b)           contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Credit Party, which contravention reasonably would be expected to have a Material Adverse Effect; or

(c)           result in, or require the creation or imposition of, any Lien on any of such Credit Party’s properties other than a Permitted Lien.

SECTION 6.3  Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Credit Party, including, without limitation, the Borrower, of this Agreement, the Notes or any other Loan Document to which it is a party, other than as described in Schedule 6.3 which have been obtained or delivered on or prior to the Fifth Amended and Restated Effective Date.  Neither the Borrower nor any of its Subsidiaries, is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, as amended.

SECTION 6.4  Validity, etc.  This Agreement constitutes, and the Notes and each other Loan Document executed by each Credit Party thereto will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Credit Party  enforceable in accordance with their respective terms, except that the validity or enforceability of any such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or by equitable principles, whether enforcement thereof is sought in a court of law or equity.

SECTION 6.5  Financial Information.  The audited financial statements of the Borrower and its Subsidiaries on a consolidated basis as of December 31, 2005, and the unaudited financial statements of the Borrower and its Subsidiaries on a consolidated basis as of March 31, 2006, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied (subject to ordinary, good faith year end audit adjustments), and present fairly the consolidated financial position of the Persons  covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6  No Material Adverse Change. Since December 31, 2005, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

SECTION 6.7  Litigation, Labor Controversies, etc.  There is no pending or, to the knowledge of  the Borrower, threatened litigation, action, proceeding, or labor controversy affecting any Credit Party, or any of their respective properties, businesses, assets or revenues, or any Person who provided health care services under contract with any Credit Party, which reasonably would be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

SECTION 6.8  Subsidiaries.  (a) The Borrower has no Subsidiaries, except those Subsidiaries:

(i)            which are identified in Schedule 6.8; or

(ii)           which are permitted to have been formed or acquired by the Borrower in accordance with Section 7.1.12, 7.2.5 or 7.2.8.

SECTION 6.9  Ownership of Properties.  The Borrower and each of its Subsidiaries owns good and marketable title (or valid leasehold title, with respect to leasehold estates) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

SECTION 6.10  Taxes.  Except as described on Schedule 6.10, the Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11  Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the Fifth Amended and Restated Effective Date and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which reasonably would be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.  Neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 6.12  Environmental Warranties.  (a) All facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its  Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all applicable Environmental Laws.

(b)           There have been no past (which have not been remedied or resolved), and there are no pending or, to the best knowledge of the Borrower, threatened:

(i)  claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged material violation of any Environmental Law, or

(ii)  complaints, notices or inquiries to the Borrower or any of its  Subsidiaries regarding potential material liability under any Environmental Law.

(c)           There have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower  or any of its  Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect.

(d)           The Borrower  and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other material authorizations relating to environmental matters and necessary or desirable for their businesses.

(e)           No property now or previously owned or leased by the Borrower or any of its  Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up.

(f)            There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its  Subsidiaries.

(g)           Neither the Borrower nor any  of its  Subsidiaries  has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which reasonably would be expected to lead to material claims against the Borrower or such  Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

(h)           To the best of the Borrower’s knowledge after due inquiry, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries.

(i)            No conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, reasonably would be expected to give rise to any material liability under any Environmental Law.

SECTION 6.13  Regulations T, U and X.  Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans or any Letter of Credit will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14  Accuracy of Information.  All factual information heretofore or contemporaneously furnished by or on behalf of  any Credit Party in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Credit Party to  the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

SECTION 6.15  Solvency.  As of  the Fifth Amended and Restated Effective Date, after giving effect to the consummation of the transaction contemplated by the Loan Documents and the payment of all fees, costs and expenses payable by the Borrower with respect to the transactions contemplated by the Loan Documents, the Borrower and its Subsidiaries are Solvent on a consolidated basis.

SECTION 6.16  Collateral Documents.  (a)  Subject to the provisions of clause (b) below with respect to the requirement of the Agent to maintain possession as the Pledged Collateral, the provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders and the Agent, a legal, valid and enforceable first priority security interest in all right, title and interest of each Credit Party in the Collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Borrower Security Agreement and the Guarantor Security Agreement, and each Intellectual Property Assignment has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

(b)           The provisions of the Borrower Pledge Agreement and the Guarantor Pledge Agreement are effective to create, in favor of the Agent for the benefit of the Lenders and the Agent, a legal, valid and enforceable first priority security interest in all of the Collateral described therein; and the Pledged Collateral was delivered to the Agent or its nominee in accordance with the terms thereof.  The Lien of the Borrower Pledge Agreement and the Guarantor Pledge Agreement constitutes a perfected, first priority security interest in all right, title and interest of the Credit Party thereto in the Pledged Collateral described therein, prior and superior to all other Liens and interests, provided the Agent maintains possession of the Pledged Collateral for the term of each such Borrower Pledge Agreement or Guarantor Pledge Agreement, as applicable.

(c)           All representations and warranties of each Credit Party contained in the Collateral Documents are true and correct as of the date on which made, except to the extent such representations pertain to a prior date, in which case such representations and warranties are true and correct as of such prior date.

SECTION 6.17  Indebtedness.  Attached hereto as Schedule 6.17 is a complete and correct list of all Indebtedness of the Borrower and its Subsidiaries outstanding on the Fifth Amended and Restated Effective Date, showing the aggregate principal amount which was outstanding on such date.  The Borrower has delivered or caused to be delivered to the Agent a true and complete copy of each instrument evidencing any Indebtedness listed on Schedule 6.17 and of each document pursuant to which any of such Indebtedness was issued.

SECTION 6.18  Other Agreements/Program Eligibility.  Neither the Borrower nor any of its Subsidiaries (and to the knowledge of the Borrower’s officers, no Minority ASC Entity) is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in or applicable with respect to any Medicaid Provider Agreement, Medicare Provider Agreement, other agreement or instrument to which the Borrower or a Subsidiary is a party with a third party payor, or participation in Medicare, Medicaid or any other third-party payor program in which the Borrower or a Subsidiary participates, which default, if not remedied within any applicable grace period, reasonably would be expected to (A) in the case of any

Medicaid Provider Agreement or third party payor agreement other than a national third party payor agreement (i) result in the revocation, termination, cancellation, suspension or non-renewal of Medicaid Certification, any similar certification of a material third party not involved in a national third party payor agreement, if any, a Medicaid Provider Agreement or agreement with a third party payor which is not party to a national third party payor program with the Borrower or any Subsidiary of the Borrower, or eligibility to participate, directly or indirectly, in Medicaid or material third party payor programs which are not national third party payor programs of the Borrower and its Subsidiaries, and (ii) have a Material Adverse Effect, or (B) in the case of any Medicare Provider Agreement or material national third party payor agreement, (i) result in the revocation, termination, cancellation, suspension or non-renewal of Medicare Certification, any similar certification of a material national third party payor contract or agreement, a Medicare Provider Agreement or material national agreement with a third party payor, or eligibility to participate, directly or indirectly, in Medicare or material national third party payor programs and (ii) have a Material Adverse Effect.

SECTION 6.19  Reimbursement from Third Party Payors.  The accounts receivable of the Borrower and each of its Subsidiaries (and to the knowledge of the Borrower’s officers, each Minority ASC Entity) have been and will continue to be adjusted reasonably to reflect reimbursement experiences with and policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors.  In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

SECTION 6.20  Legal Compliance.  The Borrower and each of its Subsidiaries (and to the knowledge of the Borrower’s officers, each Minority ASC Entity) have duly complied and are in compliance with all Fraud and Abuse Laws; all applicable state laws and regulations regarding certificate of need and state licensure; HIPAA and state laws and regulations regarding privacy; and all other requirements, restrictions and prohibitions of law, including, without limitation, any statute, law, treaty, rule, regulation, manual, guideline, rule of professional conduct, or order, decree, writ, injunction or other determination of an arbitrator, court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such person or its property is subject and having the force of law, other than those noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.21  Licensing and Accreditation.  Each of the Borrower and each of its Subsidiaries (and to the knowledge of the Borrower’s officers, each Minority ASC Entity) has, to the extent applicable (A), (i) obtained (or been duly assigned) all required certificates of need (other than as described on Schedule 6.21) or determinations of need, as required by the relevant state governmental authority, for the acquisition, construction, expansion of, investment in or operation of its businesses or facilities as currently operated; (ii) obtained and maintains in good standing all required licenses; (iii) to the extent customary in the industry and geographic market in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) obtained and maintains Medicaid Certification, Medicare

Certification and any similar third party payor certification, if any; and (v) entered into and maintains in good standing, if applicable, its Medicaid Provider Agreement and its agreements with third party payors, the failure of any of which has, or could reasonably be expected to have, a Material Adverse Effect; and (B) (i) obtained and maintains Medicare Certification where the failure to obtain or maintain could reasonably be expected to have a Material Adverse Effect and (ii) entered into and maintains in good standing its Medicare Provider Agreement where the failure to enter into and maintain has, or could reasonably be expected to have a Material Adverse Effect.

SECTION 6.22  Subordination Provisions.  The subordination provisions contained in all notes, debentures and other instruments entered into or issued in respect of Subordinated Debt are enforceable against the issuer of the respective security and the holders thereof in accordance with their respective terms, and the Loans and all other Obligations are within the definitions of “Senior Indebtedness”, or other comparable definition, included in such provisions.

SECTION 6.23  RICO.  None of the Borrower nor any of its Subsidiaries is engaged in or has engaged in any course of conduct that reasonably would be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

ARTICLE VII

COVENANTS

SECTION 7.1  Affirmative Covenants.  The Borrower agrees with the Agent and each Lender that, until all Revolving Commitments have terminated and all Obligations have been paid and performed in full, each Credit Party  will perform the obligations set forth in this Section 7.1 applicable to such Credit Party.

SECTION 7.1.1  Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

(a)           as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters (commencing with the Fiscal Quarter ending June 30, 2003) of each Fiscal Year of the Borrower, to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-Qs filed by the Borrower with the SEC for each such quarterly period, or if no such Form 10-Q was so filed by the Borrower with respect to any such quarterly period, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the Authorized Officer of the Borrower;

(b)           as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-K filed by the Borrower with the SEC for such fiscal year, or, if no such Form 10-K was so filed by the Borrower for such fiscal year, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of  the Borrower  and its Subsidiaries for such Fiscal Year, certified (without any Impermissible Qualification) by Borrower’s independent public accountants;

(c)           within five business days of becoming available and in any event within 200 days after the end of each Fiscal Year, a copy of the management letter (or other correspondence from Borrower’s independent public accountants reasonably satisfactory to Agent) delivered to Borrower by Borrower’s independent public accountants in connection with the audit of Borrower’s financial statements for such previous Fiscal Year;

(d)           as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters during a Fiscal Year, and within 90 days after the end of each Fiscal Year, a certificate, executed by the chief financial officer and/or principal accounting officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4.;

(e)           as soon as possible and in any event within three Business Days after the occurrence of each Default, a statement of the chief financial officer and/or principal accounting officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(f)            as soon as possible and in any event within three Business Days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, any of which reasonably would be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(g)           promptly, but not later than five days after the date of filing with the SEC, copies of all financial statements and reports that Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K and 10-Q) that Borrower or any of its Subsidiaries may make to, or file with, the SEC (including, without limitation, pursuant to Section 7.2.9(b)) or any national securities exchange;

(h)           immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which reasonably would be expected to result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which reasonably would be expected to result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

(i)            immediately upon becoming aware of any dispute, litigation or other proceedings being instituted against any Credit Party to suspend, revoke or terminate any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement,  Medicare Certification, eligibility to participate in Medicare or Medicaid, or agreement with or certification by, if any, or eligibility to participate in a program of a third party payor, or any subpoena or investigation by a governmental authority, including without limitation CMS, the Office of Inspector General of the Department of Health and Human Services, and the Department of Justice, which suspension, revocation, termination or the results of such subpoena or investigation reasonably would be expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution, subpoena or investigation or other process; or any proceeding instituted against any Credit Party, or any of their respective officers, directors, members or managers to exclude any of them from participation in any Federal or State healthcare program; and

(j)            such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.  To the extent that any information to be disclosed hereunder is “protected health information” as defined under HIPAA, the Borrower and its Subsidiaries shall disclose such information pursuant to the Business Associate Agreement between it and the Lenders to which it is a party and under its “health care operations” (as defined in HIPAA and no Credit Party that is a “covered entity” under HIPAA shall by contract prohibit disclosure of its protected Health Information to Lenders that is not otherwise prohibited by HIPAA.

SECTION 7.1.2  Compliance with Laws, etc.  (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Fraud and Abuse Laws; all applicable laws, rules, regulations and orders (including, without limitation, Medicare Regulations, Medicaid Regulations and the rules and regulations established by any third party payor), and all applicable corporate laws including without limitation:

(i)            the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except to the extent no longer necessary within the reasonable business judgment of the Borrower or such Subsidiary, as applicable, or if otherwise terminated pursuant to a transaction consummated in accordance with the provisions of Section 7.2.8; and

(ii)           the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(iii)          compliance in all material respects with all federal and state laws and regulations applicable to health care including, all Fraud and Abuse Laws, all laws relating to licensure, certificate of need, state privacy laws and HIPAA.

(b) the Borrower will further use its commercially reasonable efforts, subject to applicable laws to assure the compliance in all material respects by all Minority ASC Entities with all applicable laws, including, but not limited to all federal and state laws and regulations applicable to health care including, all Fraud and Abuse Laws, all laws relating to licensure, certificate of need and HIPAA.

SECTION 7.1.3  Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

SECTION 7.1.4  Insurance. (a) Schedule 7.1.4 sets forth as of the date of this Agreement a true and complete listing of all insurance maintained by the Borrower and each of its Subsidiaries and each Minority ASC Entity.   The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including professional liability insurance, comprehensive liability insurance and business interruption insurance) against at least such casualties and contingencies and of at least such  types and in at least such amounts as are commercially reasonable which insurance shall name the Agent as loss payee and an additional insured,  and will, upon request of the Agent, furnish to each Lender at reasonable intervals (provided that, so long as no Event of Default shall have occurred and be continuing, no such certification shall be required to be delivered more than once in any Fiscal Year) a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

(b)  The Borrower will use commercially reasonable efforts to cause each Practice to maintain medical malpractice insurance at commercially reasonable levels.

SECTION 7.1.5  Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, upon, so long as no Event of Default shall exist and be continuing, reasonable prior notice delivered during regular business hours, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower’s financial matters with each Lender or its representatives, provided, so long as no Event of Default shall exist or be continuing, a representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records.  The Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent’s or any Lender’s exercise of its rights pursuant to this Section provided, however, that so long as no Event of Default shall exist and be continuing, the

Borrower shall not be liable for the fees and expenses of such independent public accountant related to more than one visit during any Fiscal Year.  All visits conducted pursuant to this Section 7.1.5 shall be conducted in such a manner so as not to disrupt the business operations of the applicable office.  All information obtained during any such visit shall be subject to the provisions of Section 10.12.

SECTION 7.1.6  Environmental Covenant.  The Borrower will, and will cause each of its Subsidiaries to:

(a)           use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

(b)           immediately notify the Agent and provide copies upon receipt of all written material claims, complaints, notices or inquiries relating to, the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and

(c)           provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

SECTION 7.1.7  Changes to Certain Agreements.  Without the prior written consent of the Required Lenders, no Credit Party shall make any amendment, supplement or modification to any agreements evidencing Subordinated Debt; provided, however, that any such amendment which conforms with applicable law in all material respects and is not materially adverse to the interests of the Lenders as Lenders under the Loan Documents shall be permitted without any consent.  Copies of such amended agreements shall be delivered promptly to the Agent by the Borrower.

SECTION 7.1.8  Governmental Licenses.  The Borrower will, and will cause each of its Subsidiaries to, obtain and maintain all material licenses, certificates of need, other applicable permits, agreements, certifications and approvals of all applicable governmental authorities as are required for the conduct of its business as currently conducted and herein contemplated, Medicaid Certifications and Medicaid Provider Agreements and Medicare Certifications and Medicare Provider Agreements and certifications of third party payors the failure of which has, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 7.1.9  Covenants Extending to Other Persons.  The Borrower will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts, in accordance with applicable law (which shall include, without limitation, the exercise of contractual rights and remedies available to the Borrower and its Subsidiaries) to cause each Non-Wholly Owned ASC Subsidiary, Minority ASC Entity, Practice or Provider, as appropriate to do with respect to itself, its business and its assets, each of the things required of a Credit Party in Sections 7.1.2 through 7.1.8 inclusive, subject, however, in the case of Section 7.1.5 to any laws, rules or regulations concerning the confidentiality of medical records.

SECTION 7.1.10  Solvency.  The Borrower and its Subsidiaries on a consolidated basis shall at all times be Solvent.

SECTION 7.1.11  Further Assurances.  (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

(b)           Promptly upon request of the Agent or the Required Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject any of the properties, rights or interests covered by any of the Collateral Documents to the Liens intended to be created by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

SECTION 7.1.12  New Subsidiaries.  Within 30 Business Days after the date of the acquisition or creation of any Subsidiary by the Borrower or a Subsidiary of the Borrower or in the case of a Minority ASC Entity or Non-Wholly Owned ASC Subsidiary which becomes a Wholly-Owned Subsidiary, such Person will cause to be delivered to the Agent for the benefit of the Lenders each of the following:

(i)  in the case of a Subsidiary other than a Non-Wholly-Owned ASC Subsidiary, a joinder to the Guaranty, the Guarantor Pledge Agreement and the Guarantor Security Agreement;

(ii)  in the case of a Subsidiary other than a Non-Wholly-Owned ASC Subsidiary, if such Subsidiary is a corporation, a limited liability company or a partnership that has issued certificates evidencing ownership of interests therein, the capital stock or, if applicable, certificates of ownership of such limited liability company or partnership, as the case may be, of such Person pertaining thereto, together with duly executed stock powers or powers of assignment in blank affixed thereto;

(iii)  in the case of a Subsidiary other than a Non-Wholly-Owned ASC Subsidiary, if such Subsidiary is a limited liability company or a partnership not described in clause (ii) immediately above, an acknowledgment of security interest of such limited liability company or partnership, as the case may be, with respect to the registration of the Lien on membership or partnership interests in such Subsidiary, as the case may be, of such Person which acknowledgment shall be in form and substance satisfactory to the Agent;

(iv)  a supplement to the appropriate schedules attached to the Collateral Documents to reflect the acquisition by the Borrower or, a Subsidiary (other than a Non-Wholly-Owned ASC Subsidiary) of the Borrower, of such Subsidiary, certified as true, correct and complete by the Authorized Officer of the relevant Credit Party (provided that the failure to deliver such supplement shall not impair the rights conferred under the Collateral Documents in after acquired Collateral and Pledged Collateral);

(v)  to the extent requested by Agent in its reasonable discretion, an opinion or opinions of counsel to the Borrower and such Subsidiary (other than a Non-Wholly-Owned ASC Subsidiary), dated as of the date of delivery of any of the documents provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 5.1.8), to the effect that:

(A)  such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and then proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction listed on the schedule attached to such opinion;

(B)  the execution, delivery and performance of the Guaranty, the Guarantor Pledge Agreement and the Guarantor Security Agreement, as applicable, described in clause (i) of this Section 7.1.11, have been duly authorized by all requisite action (including any required shareholder, member or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights and remedies generally, or to general principles of equity, whether enforcement thereof is considered in a court of law or equity; and

(C)  all financing statements, instruments and documents are in a form which is sufficient to create a security interest in favor of the Agent in the Pledged Collateral and the Collateral, as the case may be;

(vi)  current copies of the charter documents, including, limited liability agreements and certificates of formation, partnership agreements and certificates of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, members, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.1.11 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date and after giving effect to the execution of any of the documents required by clause (i) above.

SECTION 7.2  Negative Covenants.  The Borrower agrees with the Agent and each Lender that, until all Revolving Commitments have terminated and all Obligations have been paid and performed in full, each Credit Party will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1  Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries, including, without limitation, any New Subsidiary, to, engage in any business activity, except in (a) the fields of enterprise that fall within the definition of “Target” herein; and (b) reasonable extensions of the businesses being engaged in by the Borrower and its Subsidiaries on the Fifth Amended and Restated Effective Date.

SECTION 7.2.2  Indebtedness.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a)           Indebtedness in respect of the Loans and other Obligations;

(b)           until the date of the initial Borrowing, Indebtedness identified in Part A of Schedule 6.17;

(c)           Indebtedness, including Subordinated Debt, existing as of the Fifth Amended and Restated Effective Date which is identified in Part B of Schedule 6.17, but without giving effect to any extensions, renewals or refinancing thereof;

(d)           Indebtedness in respect of Liens to the extent permitted in Section 7.2.3(c);

(e)           unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

(f)            Indebtedness, in respect of Capitalized Lease Liabilities, at any one time not to exceed in the aggregate $13,000,000 less the amount of any Indebtedness which is outstanding and permitted solely under subsection 7.2.3.(c);

(g)           Indebtedness consisting of intercompany loans, guarantees and advances made by the Borrower to any Credit Party or by such Credit Party to the Borrower or another Credit Party (“Credit Party Intercompany Loans”), provided that (i) if requested by the Agent, the payor Credit Party shall have executed and delivered to the payee Credit Party a demand note (the “Credit Party Intercompany Note”) to evidence any such Credit Party Intercompany Loan, which Credit Party Intercompany Note shall be in form and substance satisfactory to Agent pledged to the Agent pursuant to the relevant Collateral Documents as additional collateral security for the Obligations, (ii) the payee Credit Party shall record all Credit Party Intercompany Loans on its books and records in a manner satisfactory to Agent, and (iii) at the time any such Credit Party Intercompany Loan is made by a payee Credit Party and after giving effect thereto, each of the payee Credit Party and the payor Credit Party shall be Solvent;

(h)           Subordinated Debt of the Borrower issued to the seller of a Target in connection with a Permitted Acquisition, such Indebtedness to be on terms and conditions reasonably satisfactory to the Agent (the Agent hereby acknowledges and agrees that the subordination provisions contained in the Subordinated Debt existing as of the date hereof are satisfactory);

(i)            Subordinated Debt of the Borrower, such Subordinated Debt to mature no earlier than one year after the Maturity Date and shall otherwise be on terms and conditions  reasonably satisfactory to the Agent (the Agent hereby acknowledges and agrees that the subordination provisions contained in the Subordinated Debt existing as of the date hereof are satisfactory);

(j)            Indebtedness of the Borrower constituting unpaid minority interests to a Provider in connection with a Permitted Acquisition, such Indebtedness to be on terms and conditions reasonably satisfactory to the Agent;

(k)           Indebtedness of a Target which exists at the time such Target is the subject of a Permitted Acquisition, which Indebtedness is assumed by the Credit Party which is a party to such Permitted Acquisition and is otherwise permitted pursuant to this Section 7.2.2;

(l)            Indebtedness represented by the Investments described in Section 7.2.5(h); and

(m)          Indebtedness in an amount not to exceed $16,000,000 in the aggregate at any one time outstanding and $3,000,000 to any individual Minority ASC Entity or Non-Wholly Owned Subsidiary (other than NovaMed of New Albany) at any one time outstanding, in each case when aggregated with amounts outstanding pursuant to clause (o) below, consisting of intercompany loans and advances made by the Borrower or any Subsidiary to any Minority ASC Entity or Non-Wholly Owned Subsidiary or by a Minority ASC Entity or Non-Wholly Owned Subsidiary to the Borrower or any other Subsidiary (“Non-Credit Party Intercompany Loans”), provided that (i) the payor shall have executed and delivered to the payee a note (the “Non-Credit Party Intercompany Note”) to evidence any such Non-Credit Party Intercompany Loan, which Non-Credit Party Intercompany Note shall be in form and substance satisfactory to Agent pledged to the Agent pursuant to the relevant Collateral Documents as additional collateral security for the Obligations, (ii) the payee shall record all Non-Credit Party

Intercompany Loans on its books and records in a manner satisfactory to Agent, and (iii) at the time any such Non-Credit Party Intercompany Loan is made by a payee and after giving effect thereto, each of the payee and the payor shall be Solvent;

(n)           Indebtedness consisting of Non-Credit Party Intercompany Loans in excess of the amounts permitted by clauses (m) or (o) of this Section 7.2.2, but in any event not to exceed $24,000,000 in the aggregate when aggregated with amounts outstanding and permitted by clauses (m) or (o) of this Section 7.2.2; provided, that any such Non-Credit Party Intercompany Note permitted pursuant to this clause (n) shall be secured by a perfected first priority lien on the assets of such Minority ASC Entity or Non-Wholly Owned Subsidiary, as applicable, the scope of which lien shall be satisfactory to the Agent and which lien shall be assigned to the Agent;

(o)           Indebtedness consisting of guarantees by the Borrower or any Credit Party of the obligations of any Non-Wholly Owned Subsidiary or Minority ASC Entity (other than NovaMed of New Albany), in any event not to exceed $24,000,000 in the aggregate at any one time outstanding and $3,000,000 to any individual Non-Wholly Owned Subsidiary or Minority ASC Entity (other than NovaMed of New Albany), in each case when aggregated with Indebtedness outstanding under clause (m) above;

(p)           Indebtedness of Borrower or any ASC Subsidiary owing to the seller of the equity interests of a Non-Wholly-Owned ASC Subsidiary or Minority ASC Subsidiary of the Borrower as part of the purchase price with respect to an ASC Subsidiary Capital Event otherwise permitted hereunder;

(q)           Indebtedness of NovaMed of New Albany in an amount not to exceed $4,000,000 incurred in connection with the Surgicare of Jeffersonville Acquisition and for working capital purposes;

(r)            Indebtedness of Borrower consisting of a guarantee of the Indebtedness of NovaMed of New Albany permitted under clause (q) of this Section 7.2.2. provided that such guarantee is limited to a pro rata portion of such Indebtedness equal to Borrower’s owned pro rata portion of the outstanding equity interests of NovaMed of New Albany;

provided, however, that no Indebtedness otherwise permitted by clauses (d), (e), (f), (g), (h),  (i), (j), (k), (l), (m), (n), (o) or (p) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

SECTION 7.2.3  Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)           Liens securing payment of the Obligations, granted pursuant to any Loan Document;

(b)           until the date of the initial Borrowing; Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

(c)           purchase money security interests, in addition to, and not in limitation of, the Capitalized Lease Liabilities described in clause (j) hereof, on any property acquired or held by any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the Indebtedness which is outstanding and which is secured by any and all such purchase money security interests shall not at any time exceed $13,000,000 less the amount of Indebtedness outstanding and permitted solely under subsection 7.2.2(f);

(d)           Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(e)           Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(f)            Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(g)           judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is bonded or covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

(h)           Liens in existence on the Fifth Amended and Restated Effective Date and listed on Schedule 7.2.3, but without giving effect to any extensions or renewals thereof; and

(i)            easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the property of the Person which is subject thereto;

(j)            Liens in connection with Capitalized Lease Liabilities in the amount and to the extent permitted by subsection 7.2.2(f);

(k)           Liens on property leased by the Borrower or any Subsidiary or other interest or title of the lessor under operating leases securing obligations of the Borrower or such Subsidiary to the lessor under such leases;

(l)            Liens on property of a Target which exist at the time such Target becomes the subject of a Permitted Acquisition to the extent such Liens are otherwise permitted pursuant to this Section 7.2.3; and

(m)          Liens on the assets of NovaMed of New Albany securing the Indebtedness permitted by clause q of  Section 7.2.2.

SECTION 7.2.4  Financial Condition.  The Borrower will not permit:

(a)           Its Net Worth as of the last day of each Fiscal Quarter to be less than 75% of the amount of its Net Worth existing on June 29, 2006, plus 50% of Net Income (without giving effect to any losses) for each Fiscal Quarter occurring after June 30, 2006, plus 50% of the net proceeds from any equity issuance by the Borrower or any of its Subsidiaries occurring since June 30, 2006, plus 50% of any incremental additive equity associated with any Permitted Acquisition.

(b)           the Total Leverage Ratio as of the end of each Fiscal Quarter for the twelve month period preceding such date to be greater than 3.50:1.00.

(c)           as of the last day of any Fiscal Quarter the ratio of (a) EBITDA plus rent expenses incurred by the Borrower and its Subsidiaries, minus Capital Expenditures incurred by the Borrower and its Subsidiaries, minus cash taxes paid by the Borrower and its Subsidiaries, in each case for the period of four fiscal quarters then ending, to (b) Fixed Charges for such four fiscal quarter period to be less than 1.40:1.0.

SECTION 7.2.5  Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

(a)           Investments existing on the Fifth Amended and Restated Effective Date and identified in Schedule 7.2.5;

(b)           Cash Equivalent Investments and cash, provided, however, that the balance maintained in any deposit account other than a deposit account listed on Schedule 7.2.5(b) hereto not subject to a Lien of the Agent shall (i) not exceed $100,000 for a period of seven consecutive days with respect to deposit accounts of Borrower and any other Credit Party and (ii) in the case of deposit accounts of any Non-Wholly Owned Subsidiary or Minority ASC Entity, be, in an amount equal to the Borrower or any Subsidiary’s rights therein, transferred to a deposit account subject to a Lien of the Agent as frequently as practicable but on a no less frequent basis than monthly;

(c)           without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

(d)           without duplication, Investments permitted as Capital Expenditures in the Borrower and its Subsidiaries which are Credit Parties;

(e)           in the ordinary course of business, (1) Investments by the Borrower in any of its Wholly-Owned Subsidiaries, or in any new Wholly-Owned Subsidiary created or acquired after the Fifth Amended and Restated Effective Date in connection with a Permitted Acquisition, (2) Investments by the Borrower or any Wholly-Owned Subsidiary in any Non-Wholly-Owned ASC Subsidiary in the form of Indebtedness permitted by Section 7.2.2(m) and (n) and (3) other cash investments in Non-Wholly-Owned ASC Subsidiaries in the aggregate at any time outstanding not to exceed $8,000,000 when aggregated with Investments outstanding and permitted by Section 7.2.5(p);

(f)            Permitted Acquisitions by the Borrower or a Wholly-Owned Subsidiary of the Borrower (or, in the case of the purchase of an ASC Facility, by the Borrower or a Subsidiary of the Borrower);

(g)           the acquisition by the Borrower or a Wholly-Owned Subsidiary of the Borrower of 100% of the minority interests held by a Provider in a non-Wholly-Owned Subsidiary, provided that any such acquisition is made solely in connection with the merger of such non-Wholly-Owned Subsidiary into the Borrower or a Wholly-Owned Subsidiary of the Borrower as permitted by Section 7.2.8;

(h)           Investments by the Borrower or any Subsidiary consisting of loans to Providers in an amount not to exceed $500,000 individually or $3,200,000 in the aggregate outstanding at any one time;

(i)            Investments constituting Hedging Agreements of the Borrower;

(j)            Investments by a Target which exist at the time such Target is the subject of a Permitted Acquisition to the extent such Investments are otherwise permitted pursuant to this Section 7.2.5;

(k)           Investments by the Borrower or a Subsidiary of the Borrower pursuant to ASC Subsidiary Capital Events provided that (1) no Default or Event of Default shall have occurred or be continuing both before and after giving effect to such ASC Subsidiary Capital Event, (2) the Borrower must be able to comply on a pro forma basis after giving effect to such ASC Subsidiary Capital Event with all of the covenants of this Agreement; and (3) in the event that the Borrower’s Total Leverage Ratio on a pro forma basis (after giving effect to the ASC Subsidiary Capital Event) is greater than 2.75:1.0 the aggregate consideration in connection with such ASC Subsidiary Capital Event shall not exceed $18,000,000 individually and $42,000,0000 for all ASC Subsidiary Capital Events consummated within the previous twelve (12) month period when aggregated with the Consideration paid for Permitted Acquisitions permitted by Section 7.2.5(f) during such period, without duplication;

(l)            Permitted Seller Debt in connection with Part A of Exhibit K;

(m)          Investments (not including Investments constituting Permitted Acquisitions) by the Borrower or a Subsidiary of the Borrower in Minority ASC Entities in an amount not to exceed $800,000 in any individual Minority ASC Entity provided that the Borrower is in compliance on a pro forma basis after giving effect to such Investment with all of the covenants contained in this Agreement provided that in the case of all such Investments pursuant to this clause (m)  (“Minority ASC Investments”), (i) the Minority ASC Entity shall have executed and delivered to the Person making the Investment a demand note (the “Minority ASC Intercompany Note”) to evidence any such Minority ASC Investment, which Minority ASC Intercompany Note shall be in form and substance satisfactory to Agent and pledged to the Agent, (ii) the payee shall record all Minority ASC Investments on its books and records in a manner satisfactory to Agent, and (iii) at the time any such Minority ASC Investment is made and after giving effect thereto, each of the Person making the Investment and the payor shall be Solvent;

(n)           Investments consisting of Minority ASC Investments in excess of the amounts permitted by clause (m) above, but in any event not to exceed $3,200,000 in the aggregate when aggregated with amounts outstanding and permitted by clause (m) above provided, that any such Minority ASC Investments permitted pursuant to this clause (n) shall be secured by a perfected first priority lien on the assets of such Minority ASC Entity, the scope of which lien shall be satisfactory to the Agent and which lien shall be assigned to the Agent;

(o)           Investments by the Borrower and its Subsidiaries in ASC Startups in an amount not to exceed $8,000,000 (unless consented to by the Required Lenders) at any one time outstanding; provided, once the Borrower has sold an equity interest in an ASC Startup as permitted under Section 7.2.9(c), the Investment in the ASC Startup shall no longer be considered as “outstanding” for purposes of this clause (n);

(p)           other Investments in Minority ASC Entities of the type not listed above in an amount not to exceed $8,000,000 in the aggregate outstanding for any such Investments permitted pursuant to this clause (p) when aggregated with any Investments outstanding and permitted under Section 7.2.5(e)(3) above;

provided, however, that

(q)           any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

(r)            no Investment otherwise permitted by clauses (e), (f), (g), (h), (i), (j) (m), (n), (o) or (p) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall exist and be continuing;

(s)           NovaMed of New Albany may consummate the Surgicare of Jeffersonville Acquisition provided that such acquisition meets the standards set forth in the definition of Permitted Acquisition other than the limitations set forth in clause (c) thereof.

SECTION 7.2.6  Restricted Payments, etc.  On and at all times after the Original Closing Date:

(a)           The Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or such Subsidiary or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or such Subsidiary (other than in the case of  (I) the Borrower (x) dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock,  (y) scheduled dividend payments on its preferred stock so long as no Default or Event of Default has occurred and is continuing both before and after giving effect to the payment of such dividend and  (z) distributions to any Subsidiary which is a limited liability company of the Borrower solely to permit the members thereof to make payment of its federal and state income tax liability attributable to such limited liability company’s taxable income, whether or not  a Default or an Event of Default then or (II) any Subsidiary which is a limited liability company or limited partnership, distributions to members of any such Subsidiary solely to permit such members to make payment of their federal and state income tax liability attributably to such member’s taxable income of such Subsidiary whether or not a Default or an Event of Default than exists) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, except that, (A), in addition to distributions permitted pursuant to clause (a)(II) above,  any Subsidiary of the Borrower  may  declare and pay cash dividends and distributions to its equity holders and (B) so long as no Default or Event of Default then exists or would result therefrom and so long as the Borrower would be able to comply on a pro forma basis, assuming such redemption or purchase occurred, with all of the covenants contained in this Agreement, the Borrower may redeem or purchase shares of its stock (i) held by former employees of the Borrower or any of its Subsidiaries following their death, disability or the termination of their employment or (ii) as otherwise permitted pursuant to the stock-based compensation plans of Borrower or any of its Subsidiaries;

(b)           Borrower will not, and will not permit any of its Subsidiaries to:

(i)  make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt or on any put option granted to a holder of Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt or such put option, or which would violate the subordination provisions of such Subordinated Debt or such put option, or while any Default or Event of Default exists and is continuing both before and after giving effect to such payment; or

(ii)  redeem, purchase or defease any Subordinated Debt other than Subordinated Debt held by a Target, so long as no Default or Event of Default exists or is continuing both before and after giving effect to such redemption, purchase or defeasance;  and

(c)           Borrower will not, and will not permit any Subsidiary to, make any sinking fund payment or deposit for any of the foregoing purposes.

(d)           Notwithstanding anything else herein to the contrary, Borrower may redeem or receive Permitted Seller Equity in connection with a Permitted Asset Disposition.

(e)           Notwithstanding anything else herein to the contrary, Borrower may repurchase and redeem its common stock provided that (i) the aggregate amount of all such repurchases shall made on and after the Fifth Amended and Restated Effective Date shall not exceed $8,000,000, (ii) any offer to repurchase and any such repurchase shall be conducted in compliance with all applicable federal and state securities laws, and (iii) upon completion of such repurchase, such common stock repurchased shall be retired into treasury by Borrower.  In addition to using cash to effectuate such repurchases, such repurchases of Borrower’s common stock may also include common stock received by Borrower or its Subsidiaries as consideration for Permitted Equity Ownership Sales.  For purposes of measuring the effect of such repurchases on the aforementioned $8,000,000 cap, the value of the common stock retired in a Permitted Equity Ownership Sale will be the average closing price of Borrower’s common stock during the 30-trading day period immediately preceding such Permitted Equity Ownership Sale.

SECTION 7.2.7  Intentionally Omitted.

SECTION 7.2.8  Consolidation, Merger, etc.  (a) The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

(a)           any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Wholly-Owned Subsidiary of the Borrower or any Guarantor, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any Wholly-Owned Subsidiary of the Borrower or any Guarantor provided, however, that the Subsidiaries listed on Schedule 7.2.8 hereto may dissolve to the extent that the assets and liabilities of such Subsidiaries are de-minimus;

(b)           so long as no Default or Event of Default exists and is continuing or would occur after giving effect thereto, the Borrower or any Wholly-Owned Subsidiary of the Borrower (or in the case of the purchase of an ASC Facility, the Borrower or any Subsidiary of the Borrower) may consummate a Permitted Acquisition; and

(c)           any Subsidiary may liquidate or dissolve into or merge with or into any other Person, provided that, after giving effect thereto (i) no Default or Event of Default shall exist or be continuing; (ii) the Net Worth of the surviving Person shall be at least equal to the Net Worth of the applicable Subsidiary immediately prior to the consummation of any such liquidation, dissolution or merger and (iii) the surviving Person shall assume all Obligations of the applicable Subsidiary under the Loan Documents.

SECTION 7.2.9  Asset and Capital Stock Dispositions, etc.(a) The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless:

(i)  such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.9(b);

(ii)  the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Fifth Amended and Restated Effective Date, does not exceed $2,500,000 (exclusive of the value of any transaction described in the preceding clause (i)); or

(iii)  the Borrower or any Subsidiary of the Borrower may consummate a Permitted Asset Disposition.

(b)           the Borrower will not, and will not permit any of its Subsidiaries to, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities in the Borrower or any such Subsidiary (other than pursuant to this Agreement or any other Loan Document), including warrants, rights or options to acquire shares or other equity securities of the Borrower or any of its Subsidiaries; provided that, notwithstanding the foregoing, and so long as no Default or Event of Default will result therefrom:

(i)   (x) the Borrower may issue capital stock (or warrants, rights or options to purchase capital stock) of the Borrower in connection with a Permitted Acquisition and (y) a Subsidiary of the Borrower may undertake a Permitted Equity Ownership Sale;

(ii)  the Borrower may issue common stock of the Borrower to a Provider upon the conversion of Subordinated Debt held by such Provider into common stock of the Borrower pursuant to the terms and conditions contained in the documentation governing such Subordinated Debt;

(iii)  the Borrower may issue common stock of the Borrower in connection with a registered offering, provided, however, that the Borrower shall have delivered a certified copy of each agreement, document or other instrument (including, without limitation, any registration statement and underwriting agreement) entered into by the Borrower in connection with such registered offering;

(iv)   the Borrower may issue capital stock, and related options, of the Borrower to any permitted participant under Borrower’s stock incentive plans or to any permitted participant under any future stock incentive plans established by the Borrower and reasonably acceptable to the Agent;

(v)  the Borrower may issue capital stock (or warrants, rights or options to purchase capital stock) of the Borrower so long as in connection with a private placement of its capital stock the consideration received by the Borrower in connection with such sale is (x) for fair market value (as determined by the Board of Directors of the Borrower) and (y) paid in immediately available funds;

(vi)  the Borrower or any Subsidiary may consummate a Permitted Asset Disposition.

(c) The Borrower or any Subsidiary may consummate Permitted Equity Ownership Sales consisting of interests in ASC Startups.

To the extent the Required Lenders waive the provisions of this Section 7.2.9 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7.2.9, such Collateral shall be sold free and clear of the Liens created by the Collateral Documents and, if requested by the Borrower, the Guarantor owner of such Collateral shall be released from the Guaranty, and the portion of the Collateral owned by such Guarantor shall be released from the Guarantor Security Agreement and the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.2.10  Modification of Certain Agreements. Except as otherwise permitted pursuant to a Permitted Asset Disposition or Section 7.1.7 hereof, the Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, its Organizational Documents, any document, once entered into, relating to a Permitted Acquisition, other than any amendment, supplement or other modification that conforms with applicable laws in all material respects and is not material or does not have an adverse effect on the Lenders as Lenders under the Loan Documents, or any document or instrument evidencing or applicable to any Subordinated Debt or any put option granted to the holders of Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.  Notwithstanding anything else in this Section 7.2.10 to the contrary, the Borrower and its Subsidiaries may terminate or make any necessary modification to the Organizational Documents which is the subject of a Permitted Asset Disposition.

SECTION 7.2.11  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than a Subsidiary Guarantor) unless such arrangement or contract is (i) is entered into in connection with a Permitted Asset Disposition or (ii) fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

SECTION 7.2.12  Negative Pledges, Restrictive Agreements, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section 7.2.2 as in effect on the Fifth Amended and Restated Effective Date or by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting:

(a)           the creation or assumption of any Lien upon the properties, revenues or assets of Borrower or any of its Wholly-Owned Subsidiaries, whether now owned or hereafter acquired, or the ability of any Credit Party to amend or otherwise modify this Agreement or any other Loan Document; or

(b)           the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, distributions, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1  Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1  Non-Payment of Obligations.  The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan or any reimbursement obligation when due, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or other fee or of any other Obligation.

SECTION 8.1.2  Breach of Warranty.  Any representation or warranty of any Credit Party made or deemed to be made hereunder or in any other Loan Document executed by it, any Letter of Credit or any other writing or certificate furnished by or on behalf of any Credit Party to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document or Letter of Credit (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

SECTION 8.1.3  Non-Performance of Certain Covenants and Obligations. Any Credit Party shall default in the due performance and observance of any of its obligations under Sections 7.1.1, 7.1.7, 7.1.8, 7.1.11, 7.1.12 or Section 7.2 (exclusive of Section 7.2.4(d)).

SECTION 8.1.4  Non-Performance of Other Covenants and Obligations.  Any Credit Party shall default in the due performance and observance of any other agreement (other than Section 7.2.4(d)) contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

SECTION 8.1.5  Default on Other Indebtedness.  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Subsidiary having a principal amount, individually or in the aggregate, in excess of $1,600,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

SECTION 8.1.6  Judgments.  Any judgment or order for the payment of money in excess of $1,600,000 shall be rendered against any Subsidiary (which judgment is not covered by insurance and with respect to such judgment an insurance carrier has not accepted responsibility for coverage) and either:

(a)           enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(b)           there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 8.1.7  Pension Plans.  Any of the following events shall occur with respect to any Pension Plan:

(a)           the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member reasonably would be expected to be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $2,000,000; or

(b)           a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

SECTION 8.1.8  Change of Control.  Any Change of Control shall occur.

SECTION 8.1.9  Bankruptcy, Insolvency, etc.  The Borrower or any Subsidiary shall:

(a)           become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, its debts as they become due;

(b)           apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or any property of such Person, or make a general assignment for the benefit of creditors;

(c)           in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of such Person, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(d)           permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(e)           take any action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.1.10  Impairment of Security, etc.  Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms or pursuant to Section 7.2.9), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party thereto; any Credit Party or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document or Lien granted thereunder; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

SECTION 8.1.11  Fraud and Abuse Laws.  Receipt by the Borrower or any Subsidiary of a notice from a governmental authority or third party payor that it intends to disallow requested reimbursements, or intends to demand or demands adjustment or repayment of past reimbursements in excess of, either individually or in the aggregate with any other disallowed reimbursements, ten percent (10%) of the net revenues of the Borrower for the previous fiscal quarter respecting amounts submitted for reimbursement or collected by such Person from participation in the Medicare, Medicaid or third party payor programs.

SECTION 8.1.12  Certifications.  (i) Revocation, suspension or involuntary cancellation or termination of any Medicare Certification, Medicare Provider Agreement, Medicaid Certification, Medicaid Provider Agreement or third party payor certification, if any, or agreement of or affecting the Borrower or any Subsidiary or notice of any investigation or notice of any proceeding being instituted against any Credit Party, any of the Minority ASC Entities, or any of their respective officers, directors, members or managers by any governmental authority which could reasonably be expected to result in any of the foregoing actions, or (ii) the loss of any other permits, licenses, authorizations, certifications or approval from any federal, state or local governmental authority or termination of any contract with any such authority by the Borrower or any Subsidiary, in either case which cancellation, revocation, suspension or termination, (x) continues for a period greater than 60 days and (y) results in the suspension or termination of operations of the Borrower or any Subsidiary or in the failure of the Borrower or any Subsidiary to be eligible to participate in Medicare, Medicaid or third party payor programs or to accept assignments of rights to reimbursement under Medicaid Regulations, Medicare Regulations or guidelines established by a third party payor; or (z) results in the exclusion of Borrower, or any Subsidiary, or any Minority ASC Entities, or any of their respective officers, directors, members or managers from participation in any Federal or State healthcare program, provided that any such events described in this Section 8.1.12 shall result or reasonably be expected to, either singly or in the aggregate, in the termination, cancellation, revocation, suspension or material impairment of operations or rights to reimbursement which produce ten percent (10%) or more of the Borrower’s net revenues (determined in accordance with GAAP).

SECTION 8.2  Action if Bankruptcy.  If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur, the Revolving Commitments (if not theretofore terminated) and the obligation of the Letter of Credit Issuer to issue Letters of Credit shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3  Action if Other Event of Default.  If any  Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Revolving Commitments (if not theretofore terminated) and/or the obligation of the Letter of Credit Issuer to issue Letters of Credit to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Revolving Commitments shall terminate.

SECTION 8.4  Letters of Credit.  In addition to the foregoing, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Lenders, the Borrower shall deposit in an account (the “Letter of Credit Cash Collateral Account”) maintained with National City in the name of the Agent, for the  benefit of itself and  the Lenders, cash in an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all fees and other amounts due or which may become due with respect thereto.  The Borrower shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of National City having a maturity not exceeding thirty days.  Such funds shall be promptly applied by the Agent to reimburse the Letter of Credit Issuer for drafts drawn from time to time under the Letters of Credit.  Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Events of Default shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

ARTICLE IX

THE AGENT

SECTION 9.1  Actions.  Each Lender hereby appoints National City as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document.  Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender’s Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys’ fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent’s gross negligence or willful misconduct.  The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction.  If any indemnity in favor of the Agent shall be or become, in the Agent’s determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2  Funding Reliance, etc.  Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Chicago time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally, without duplication, agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

SECTION 9.3  Exculpation.  Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.  Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action.  The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4  Successor.  The Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders.  If the Agent at any time shall resign, the Required Lenders, with, so long as no Default or Event of Default exists and is continuing, the consent of the Borrower,  may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably  request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as the Agent, the provisions of

(i)            this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

(ii)           Section 10.3 and Section 10.4 shall continue to inure to its benefit.

SECTION 9.5  Loans by National City.  National City shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent.  National City and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of Borrower as if National City were not the Agent hereunder.

SECTION 9.6  Credit Decisions.  Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender’s review of the financial information of each Credit Party, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Revolving Commitment.  Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 9.7  Copies, etc.  The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by any Credit Party pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Credit Party).  The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from any Credit Party for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1  Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

(a)           modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

(b)           modify this Section 10.1, change the definition of “Required Lenders”, increase the Revolving Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, change the schedule of repayments of Loans provided for in Section 3.1.2, release any Guarantor from its obligations pursuant to any Guaranty (except in connection with a Permitted Asset Disposition or as otherwise permitted hereby, in which such cases no consent of any Lender is required), release all or substantially all of the collateral security (except in connection with a Permitted Asset Disposition or as otherwise permitted hereby, in which such cases no consent of any Lender is required), except as otherwise specifically provided in any Loan Document or extend the Revolving Commitment Termination Date or Maturity Date shall be made without the consent of each Lender and each holder of a Note;

(c)           extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or any fee payable to a Lender (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan or Lender entitled to such fee;

(d)           affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent; or

(e)           modify Section 2.7 or 8.4 shall be made without the consent of the Letter of Credit Issuer.

No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on any Credit Party in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2  Notices.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile transmission and addressed, delivered or transmitted to such party at its address, facsimile number transmission set forth below in Schedule 10.2 hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile transmission number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile transmission, shall be deemed given when transmitted, provided such notice is delivered or facsimile transmitted during regular business hours on a Business Day.

SECTION 10.3  Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with:

(i)            the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

(ii)           the filing, recording, refiling or rerecording of any Security Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Security Document, and

(iii)          the preparation and review of the form of any document or instrument required by this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents.  The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.  Notwithstanding anything contained herein to the contrary, the

Borrower shall not be responsible for any costs or expenses incurred by the Agent or any Lender in connection with the transactions contemplated by either of Section 10.11(a) or 10.11(b) hereof.

SECTION 10.4  Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Revolving Commitments and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(i)            any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

(ii)           the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

(iii)          any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

(iv)          any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by Borrower or any of its Subsidiaries of any Hazardous Material; or

(v)           the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5  Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6 and 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Revolving Commitments.  The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 10.6  Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7  Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8  Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 10.9  Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.  This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

(i)            the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

(ii)           the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

SECTION 10.11  Sale and Transfer of Loans and Note; Participations in Loans and Note.  Each Lender may assign, or sell participations in, its Loans and Revolving Commitment to one or more other Persons in accordance with this Section 10.11.

SECTION 10.11.1  Assignments.  Any Lender:

(i)            with the written consent of the Agent and, provided no Event of Default then shall exist or be continuing, the Borrower (which consent shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

(ii)           with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender,

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans and Revolving Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Revolving Commitment) in a minimum aggregate amount of $5,000,000 (or such lesser amount to the extent that after giving effect to such assignment such Lender’s total Loans and Revolving Commitment is reduced to zero); provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate sentence of Section 4.6, and provided further, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

(iii)          written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

(iv)          such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

(v)           the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents.  Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender’s assigned Loans and Revolving Commitment and, if the assignor Lender has retained Loans and a Revolving Commitment hereunder, a replacement Note in the principal amount of the Loans and Revolving Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender).  Each such Note shall be dated the date of the predecessor Note.  The assignor Lender shall mark the predecessor Note “exchanged” and deliver it to the Borrower.  Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement.  Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender.  Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500.  Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

SECTION 10.11.2  Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, its Revolving Commitment, or other interests of such Lender hereunder; provided, however, that:

(i)            no participation contemplated in this Section 10.11 shall relieve such Lender from its Revolving Commitment or its other obligations hereunder or under any other Loan Document,

(ii)           such Lender shall remain solely responsible for the performance of its Revolving Commitment and such other obligations,

(iii)          the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents,

(iv)          no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and

(v)           the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

SECTION 10.11.3  Confidentiality.  The Lenders shall hold all non-public information (which has been identified as such by Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that:

(i)            unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

(ii)           prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing:

(1)           to be bound by this Section 10.12; and

(2)           to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

(iii)          except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by any Credit Party.

(iv)          to the extent necessary to comply with HIPAA, the Lenders and Borrower and each of the other Credit Parties that is a “covered entity” under HIPAA shall execute a Business Associate Agreement pursuant to HIPAA attached hereto as Exhibit L, to protect the Borrower’s disclosure of individually identifiable health information to the Lenders.

SECTION 10.12  Other Transactions.  Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13  Amendment and Restatement.

On the Fifth Amended and Restated Effective Date, the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement) shall be amended, restated and superseded in its entirety.  The parties hereto acknowledge and agree that (i) this Agreement, any Notes delivered pursuant hereto and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement)) under the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement) as in effect prior to the Fifth Amended and Restated Effective Date; (ii) such “Obligations” are in all respects continuing with only the terms thereof being modified as provided in this Agreement; (iii) the Liens as granted under the Collateral Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement) and are hereby fully ratified and affirmed; and (iv) upon the effectiveness of this Agreement all loans and letters of credit outstanding under the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement) immediately before the effectiveness of this Agreement will be part of the Loans and Letters of Credit hereunder on the terms and conditions set forth in this Agreement.  Without limitation of the foregoing, Borrower hereby fully and unconditionally ratifies and affirms all Collateral Documents and agrees that all collateral granted thereunder shall from and after the Fifth Amended and Restated Effective Date secure all Obligations hereunder.

Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Loan Parties contained in the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement), Borrower acknowledges and agrees that any causes of action or other rights created in favor of any Lender and its successors arising out of the representations and warranties of any Credit Party contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement) or any other Loan Document executed in connection therewith shall survive the execution and delivery of this Agreement, provided, further, that the Obligations under the other Loan Documents shall also continue in full force and effect including, without limitation, the Obligations of each Credit Party pursuant to the Collateral Documents. All indemnification obligations of each Credit Party pursuant to the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement) (including any arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Original Credit Agreement (as previously amended, restated or otherwise modified including in connection with the Fourth Amended and Restated Credit Agreement) pursuant to this Agreement.

On and after the Fifth Amended and Restated Effective Date, (i) each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or similar words referring to the Credit Agreement shall mean and be a reference to this Agreement and (ii) each reference in the Loan Documents to a “Note” shall mean and be a Note as defined in this Agreement.

SECTION 10.14  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR ANY CREDIT PARTY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN  DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN

CONNECTION WITH SUCH LITIGATION.  BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH SUCH CREDIT PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.15  Waiver of Jury Trial.  THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 10.16  USA Patriot Act Notice.

Each of the Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “Patriot Act”), each of the Agent and each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NOVAMED, INC.

By:	/s/ Scott T. Macomber
Title: EVP and CFO

NATIONAL CITY BANK OF
THE MIDWEST,
Individually as a Lender, as Letter of Credit
Issuer and as Agent
By:	/s/ James M. Kershner
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION
Individually as a Lender
By:	/s/ Sam L. Dendrinos
Title: First Vice President

THE NORTHERN TRUST COMPANY
Individually as a Lender
By:	/s/ Matthew Anderson
Title: Second Vice President

ASSOCIATED BANK, N.A.
Individually as a Lender
By:	/s/ Viktor Gottlieb
Title: Corporate Banking

CHARTER ONE BANK
Individually as a Lender
By:	/s/ Craig Brzezinski
Title: Vice President

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3

4

SCHEDULE 1	—	Original Closing Date Stockholders
SCHEDULE 2	—	Agreed EBITDA Formula
SCHEDULE 6.3	—	Approvals
SCHEDULE 6.8	—	Subsidiaries
SCHEDULE 6.10	—	Tax Matters
SCHEDULE 6.17	—	Existing Indebtedness
SCHEDULE 6.18	—	Service Agreements; Employment Agreements
SCHEDULE 6.21	—	Required Certificates
SCHEDULE 7.1.4	—	Insurance
SCHEDULE 7.2.3	—	Existing Liens
SCHEDULE 7.2.5	—	Existing Investments
SCHEDULE 7.2.8	—	Subsidiaries to be Dissolved
SCHEDULE 10.1		Commitment Percentages
SCHEDULE 10.2	—	Notice Information

EXHIBIT A	Form of Note
EXHIBIT B	Form of Borrowing Request
EXHIBIT C	Form of Continuation/Conversion Notice
EXHIBIT D	Form of Lender Assignment Agreement
EXHIBIT E	Form of Guaranty
EXHIBIT F-1	Form of Borrower Pledge Agreement
EXHIBIT F-2	Form of Guarantor Pledge Agreement
EXHIBIT G-1	Form of Borrower Security Agreement
EXHIBIT G-2	Form of Guarantor Security Agreement
EXHIBIT H	Form of Opinion of Counsel to the Borrower
EXHIBIT I	Form of Reaffirmation of Collateral Documents
EXHIBIT J	Form of Adjusted Equity ownership EBITDA Certificate
EXHIBIT K	Permitted Asset Dispositions

5

SCHEDULE 1

Closing Date Stockholders

See attached.

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
Gene G. Abdallah	50
Robert Agne	100
Marie Allen	14,000
Ronald G. Altman	334
American Eye Institute, P.C.	640,625
Lynne Jane Anderson	188
Amy D. Anerson	300
Rhonda F. Auld & Thomas W. Wright Tern Comm.	180
Robert C Avery & N. Ann Avery JT Ten	500
May Jeanne Baird	180
Carla Ball	100
Christopher Banman	180
Shirley R. Bartelmay	100
Terry Bartlett-Hard	1,944
Elizabeth A. Beckman & Thomas A. Beckman	1,000
Matthew Bednar	200
Thomas Benninger TTEE Thomas Benninger & Mary BenningerRevocable Trust	4,566
Alan M. Berry	10,788
Kim Biggs	100
Robert S. Brandt	100
Wendy Breigenzer	100
Tammy K. Bredner	100
Carolyn L. Bridges	100
James A. Brocato	2,283
E. Britt Brockman	22,831
Edward R. Brockman	150
Jane Brogger	500
David A. Bronner and Gila J. Brodner, as Joint Tenants with Right ofSurvivorship	5,768
Elizabeth M. Brooks	100
Edward Montgomery Brown & Catherine Bellis Brown Jtten	9,293
Edward M. Brown	5,707
Sue W. Brown	267
Thomas Bruna	134
Henry Bugajski & Elizabeth Bugajski	1,000
Steven J. Buhler	6,000
Bradley J. Bukant	100
Michael J. Burns	517
Angela R. Busch & Gerald A. Busch	100
Diane Busman	5,500
Squire H Butler & Sandra K. Butler	100
Duncan J. Cameron	1,000
Carmen F. Castellano	20,000

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
Carmen Castellano Cust., Eric Castellano	20
Cataract Surgery Center of SI., Louis, Inc.	73,167
Investors Services Trust Company as Cust. of Timothy B. Cavanaugh	77,220
Timothy B. Cavanaugh	88,549
Cavanaugh Investments, LLC	15,519
CEDE & Co. (Fast Account)	655,717
Barbara Cerwin	334
Nicholus Cetta TR, Kenosha Pediatric Assoc. SC, Pension Plan	500
CGJR II, L.P.	38,404
CGJR Health Care Services Private Equities, L.P.	117,992
CGJR MF III, L.P., CO Christopher Grant, Jr., 38 Burton	21,814
Perry Chattler	267
Scott A. Chavin	100
Danny Clark & Linda Clark	134
Clifton D. Cokington	41,442
Clifton Cokington Trust, Clifton Cokington TTEE	67,717
Stephen Colella & Laura Colella	400
Adam C. Cooper	1,142
Matilda Couri	100
Peter J. Couri	267
Louis J. Covelli & Julia Covelli	1,000
Patricia M. Crow	100
Jennifer J. Curry	400
George T. Dancho & Mary Jane Dancho	100
Richard E. Daves, Joan Davis/JT Ten	100
Anita Davis	100
Mark N. Day & Mary E. Day	380
Vince Degiaino	5,708
Carlos Delcristo	5,708
Deanna L. Delong & Lawrence E. Delong	100
David Dennis	11,416
Eldi E. Deschamps Grantor Annuity	518,687
Edli E. Deschamps Revocable Trust	860,001
George N. Diemer & Joanne Diemer	100
Alfred D. Dixon, Sarah Jane Dixon TR	260
BLJ Capital Corp.	77,919
Edward A. Doisy, III	80,000
Mike Dorsey	5,708
Brian P. Dougherty	100
Maria C. Duca & Salvatore F. Duca	62
Barbara M. Dupont	100
Daniel S. Durrie	255,971
Matthew J. Dwyer	200
Ronald G. Eidell	57,878
Roger D. Elissagaray	5,000
Nancy L. Epperly	100
Ery Partners LLC	15,924
Kyla J. Ewbank	300

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
Ted D. Ewbank	100
The Eye Center, Inc.	6,833
Eyenet Research Inc.	11,034
Sophia Ferro	4,566
Thomas J Finn & Barbara A. Finn	200
Betty Firebaugh & James Firebaugh/JT Ten	100
James Fletcher	100
Shannon C Foley-Strange	100
Charles Formo-SO	100
Joyce M. Forst, Duane E Forst	500
Robert D. Forst	1,000
Stuart Frank & Michelle Frank	100
Roy Fray & Joan Fray	2,034
Walter I. Fried and Gail S. Fried	623,316
Harry Geller	100
Melvyn A. Gerstein	172,000
Amy Gerstein Cust Benjamin Gerstein	1,000
Craig Gerstein	100
Dolores J. Gerstein Cust Benjamin M. Gerstein	200
Melvyn A Gerstein Cust Sarah R. Dimbert	200
Melvin A. Gerstein Cust Hannah G. Dimbert	288
William P. Gianakos & Electra Giananos	500
Tanya D. Gibbs	10,000
Gideon Loving Trust DID7-28-98(?)	3,500
John E. Girard & Diane M. Girard	100
Godfrey Family Limited Partnership	88,062
William A. Godfrey	1,157
Robert C. Goetiling	38,283
Robert C. Goetiling Family Limited Partnership	32,000
Sheree L. Goldberg	280
Martha Gordan	100
Stuart Gordon	5,708
Carl J. Grabonski & Marianne Y. Grabonski	100
D. Lynn Grant	100
Michelle Marie Gromish	100
Wende Guastamachio	5,000
John A. Gunther & Jeannette Gunther	134
Arlo E. Hanson	2,000
Joanna Wilson Hanson & James L. Hanson	250
William W. Hardy, Beverly A. Hardy/JT Ten	100
Frank Harris	5,708
Linda Haughee & Frank Haughee	250
Ivan Held & Myrtle Held	100
Kurt J. Hetzel & Kelly L. Hetzel	100
Jennifer Hilmes	100
Hobson-Tasman Eye Group LLC	7,995
Phillip C. Hoopes	422,143
Cathleen S. Hopp & Michael L. Hopp	100

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
Robert E. Hord Jr	2,000
Blake Horid, M.D.	31,039
Dawn Hugelier	1,222
John D. Wrinkeler	11,426
John D. Hunkeler Revocable Trust	761,686
Illinois Eye Specialist, Ltd.	28,323
Robert Ellwood Initial Tr	100
Joey Jacobs	1,000
Jennifer Jarret	1,142
Adaline B Jessup	1,000
R. Judd Jessup	100,000
R. Judd Jessup and Charlene Lynne Jessup, as trustees for the R. Judd Jessup and Charlene Lynne Jessup	91,324
Jean A Jones	100
Paul M. Karpecki	2,500
Katten Muchin & Zavis	23,962
Melvin L. Katten	5,000
Richard Keller & Ann Keller	300
William J.L. Kennedy	106,000
Jemshed A. Khan	106,736
Jemshed A. Kran and Michelle Hart-Khan, as joint tenant with right ofsurvivorship	34,864
Bruce Kidder & Estelle Kider	200
Kirk Family Limited Partnership	2,338,977
Kent A. Kirk	154,247
Scott H. Kirk	154,247
Nocole T. Kniceley	100
Deborah L Kocha	100
Martin A Koehler	2,000
Leo N. Kraiko & Linda Kraiko Jten	267
Thomas E. Kromraj & Dawn M. Kromraj	238
Larry Lavine	11,416
John W. Lawrence, Jr.	63,000
Stephen R. Lawrence	5,788
Jeff M. Lawrence	100
Joanne M. Lawrence	500
John M. Lawrence	1,500
Howard S. Lazarus, M.D.	17,123
Mindy Lazor & Aaron Lazor	200
Reina Lerner	100
Carolyn S. Kari Lindquist	100
Steven H. Linn	200
William G. Linn	100
Grant Little	5,708
Kennell Lowden & Kathleen A. Lowden	100
Ted Lundbert	1,142
Michael Lutz Family Limited	32,000
Michael J. Lutz	13,142

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
R. Rector and Associates Inc.	34,246
Theodore R. Maichel & Linda K. Maichel	500
Joseph H. Mallon	280
Ethel S. Mumcuso	100
Henry J. Mancuso Jr.	100
Mandato Family Trust	39,211
Anne S. Manietta	100
Susan J. Marquart & John R. Marquart	100
Debra Matlock	100
David M. McCarty and Catherine M. McCarty, as joint tenants with rightof survivorship	5,708
Stephen M. McConnell	4,566
Marti McElroy	40,000
Kathleen M. McGohan	100
Scott J. McKnight, M.D.	264,506
W P Mc Mullan III	5,288
Bernadette McNicholas	200
Micheal D. Hertz	267
Patti L. Miller & Kendall Miller	434
Debby K. Milliken	480
Kathleen M. Miner	5,707
John Cole Montgomery Cust Morgan Montgomery	200
Larry Mooney	100
Jay G. Moore & Avajo Moore	100
Terrence E. Morris	700
Elizabeth Ann Motykowski & Richard John Motykowski	5875
Lisa Marie Moyer	100
Andrew L Moyes & Cathryn A. Moyes	1,000
Andrew L. Moyes, M.D.	92,224
Frieda V. Mijir Residuary Trust	3,428
Hulligan’s Unlimited	500
Jeanne Napolitano	9,133
Steven V. Napolitano	68,000
Lisa Napolitano	667
Charles & Nesbitt & Charleen C. Nesbitt & Kathryn Nesbitt	100
Anne Nicoli	100
Linda Nilles	608
Louise L Nilles	120
Northshore Eye Surgicenter, Ltd.	401,070
Diane Koskin	1,500
Nova Capital Partners LLC	283
Connie M. Huhn	100
Richard C. Bedell OO	1,000
Terry L. Ohringer	100
Kevin O’Keefe & Tina O’Keefe	200
Russell N. Pallesen	8,000
Suzanne Passalaqua	2,283
Vincent P. Paylatos	898

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
Mona L. Penner and Alan M. Berry, as Trustee of the GMP Gift Trust forTodd U A D 1 38 84	2,284
Renee Peters Cust Michael J. Peters	200
DRU Phelps	3,000
Philip Baier, Inc.	14,000
Jacqueline M. Pinkowski & Shelly A Pinkowski	200
Sandra L. Pinkowski	100
Natalie A. Pinski & Leonard J. Pinski	380
Gerald J. Plappert, Jr.	5,000
Annette Pombo	100
Pomerance Eye Center PC	49,485
Gregory J. Purcell	2,166
Rod Rallo, O.D.	65,868
Georgina Ramirez	208
Cheryl Rector	108
Leland Rector Jr.	100
Rosario Reyilla	100
Irene Rich	100
Jane Ann Rickman	100
T. Trent Roark	1
Patricia R. Rojahn	100
David A. Rowell, Janis P. Rowell/ JT Ten	100
Gustaf Rowell	100
Elizabeth R. Ryan	100
Robert A. Rymer Trust Robert Rymer	910
Robert A. Rymer	52,406
Robert A. Rymer Trust	36,476
George J. Saunders	100
Kathleen N. Scarpulla	218,083
Kathleen M. Scarpulla and Richard Scarpulla, as joint tenants with right ofsurvivorship	150,000
Ledna Schimmel	280
Eric Schmidt & Traley Schmidt	208
John M. Schmitt	5,708
John M. Schmitt and Lisa E. Schmitt, as joint tenants with right ofsurvivorship	4,292
Susan Schnable	5,708
Paul A. Schnoor & Barbara J. Schnoor	200
K. Thomas Schreur & Allison D. Nelson Jtten	4,566
Steven T. Schaartz & Elisabeth J. Schaartz	1,000
Ed Self & Thelma Self	100
Vincent A.F. Sergi	16,416
Fred Sexauer	934
Stuart K. Shapira	100
George P. Shelley & Joyce M. Shelley	2,000
Sierra Ventures V.L.P.	1566,722
Barry S. Silver	208
Steven M. Silverstein Revocable Trust	106,338

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
Mark A. Sirgo	1,334
Jeffrey D. Smith	100
Jeffrey E. Smith & Marsha E. Smith	1,000
Angela Sholinski	150
Michael G. Spencer	1,000
Robert Y. Spelling	5,700
Jeff Staples	5,700
Steve Statz	5,708
Patricia M. Stavrakes	100
Joan Stempel	100
Demetre Stergiou & Konstantima Stergiou	508
Michael C. Stiles	156,655
Michael C. Stiles and Michella M. Stiles, as joint tenants with right ofsurvivorship	3,285
Nancy M. Stimac & Jo Mae Fasone White	100
Richard H. Stone & Paisy A. Stone	10
Bernard S. Storck TR	580
Steve Strandberg and Diana Strandberg, as joint tenants with right ofsurvivorship	2,284
Andrea Noel Sugnet	100
Eric Swanson	5,708
Alex G. Tainsh & Stacy A. Tainsh	200
James Tenanbaum, Dana Shom, Feld TTEES Tenanbaum Family Trust	62,508
James R. Tananbaum	37,500
Brankon Christopher Taylor	100
Jack W. Taylor & Cheryl Taylor	180
Jasper Terwee	100
Thomas Family Limited Partnership	53,132
Jon C. Thomas	10,000
Chris Tobin	158
Gianni Toffanello	134
George Tune & Ila Mae Tune	100
Leo S. Ubik	134
Raymond Utter Jr. & Christine E. Utter	100
Clyde L. Valeri TTEE	4,000
Carol R. Van Cleef and Douglas A. Thompson, as joint tenants with rightof survivorship	2,284
Susan Varner	100
Carmen Vazquez	100
Janis Vazquez	100
Magdalena Vazquez	1,000
E. Michele Vickery	73,954
David L. Vied	100
H. Eugene Viehweg Tr	800
Vile Family Limited Partnership	77,354
Stephen Vile Limited Partnership	321,430
George Volakis	480
Stephen C. Volk, M.D.	899,653

AMERICAN STOCK TRANSFER & TRUST COMPANY

7/26/2000

LIST OF SHAREHOLDERS

AS OF JULY 26, 2000

NOVAMED EYECARE INC.

Name	Share Amount
Daniel O. Wagster	14,508
Daniel O. Wagster and Sarah J. Wagster, as Trustees of the Wagster Family Trust	10,798
Suzanne E. Wagster	12,500
Richard W. Waller	1,713
Herbert S. Wander	4,566
Daniel R. Ward	209
Bob Watson LP	80,000
Paul D. Wedge Jr. TR Haskins Charitable Load Unitrust 1	10,000
Paul D. Wedge Jr. TR Haskins Charitable Load Unitrust 1	10,000
Kurt Wegener	100
Adeline Weilert	124
Daniel Weinberg, OD	3,625
Robert K. Weir	103,379
Peter C. Wendell	53,344
Christopher G. Werfel	19,936
Patricia A. Werkowitch	100
David R. West	1,334
Frances M. Wilcoxson	100
Vic Wildenradt	134
Stephen B. Wiles, M.D.	180,656
Douglas P. Williams	68,000
Douglas Williams Family Partnership	1679,488
James R. Williams	250
Richard R. Williams & Mary Beth Williams	200
Steven Wilson and Debbie Wilson, as joint tenants with right ofsurvivorship	1,142
Winjum Family Limited Partnership	32,000
Gregory Winjum	33,699
John P. Winjum	79,066
John P. Winjum Delia Trust	200,000
Joseph Winjum	20,675
Ken A. Winjum	200
Lois Winjum	189,500
Stephen J. Winjum	848,100
Joe Wirtz	134
Susan Witzke & Robert Witzke	300
Robert Wojcik	2,000
Larry Wolff	334
Wolin Family Limited Partnership	65,000
Lawrence B. Wolin Limited Partnership	414,446
Billy Wood & Beverly J. Wood	400
James Vaniz	375
Fredric S. Yanow & Barbara Yanow	100
Richard Yanow & Deborah Yanow	200
Katten Muchin Zavis	10,000
Michael WM Zavi TR U/A 4/17/77	5,798
Kathleen E. Zver & Joseph G. Zver	300
Steven M. Silverstein Revocable Trust	3,151

TOTAL NUMBER OF SHARES SELECTED:	24,514,798.000

TOTAL NUMBER OF ACCOUNTS SELECTED:	369

SCHEDULE 2

AGREED EBITDA FORMULA

EBITDA” shall be defined as an amount equal to Combined Adjusted EBITDA as of the date of determination for the twelve-month period preceding the date of determination.

“Combined Adjusted EBITDA” shall mean for any applicable computation period, (A) EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 2), plus (B) Acquired EBITDA for each ASC Facility, less (C) Disposed EBITDA for each ASC Facility.

“Acquired EBITDA” shall mean with respect to each ASC Facility acquired pursuant to a Permitted Acquisition, the twelve-month pro forma EBITDA of such ASC Facility, broken down in increments of monthly pro forma EBITDA over such twelve-month period (“Monthly Pro Forma EBITDA”), as agreed upon by Borrower and Agent; provided, however, that to the extent Borrower’s EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 2) for any applicable computation period includes actual results from such ASC Facility, the Acquired EBITDA of such ASC Facility shall be reduced by the Monthly Pro Forma EBITDA for the number of months for which such actual results are included in Borrower’s EBITDA.  As an example only, after three months following a Permitted Acquisition, an ASC Facility has produced three months of actual results that are included in Borrower’s EBITDA.  These three months of actual monthly EBITDA replace the Monthly Pro Forma EBITDA that comprised the first three months of the twelve-month pro forma amount that was agreed upon by Borrower and Agent as Acquired EBITDA, and would result in “Acquired EBITDA” being equal to the sum of Monthly Pro Forma EBITDA amounts for each of the nine remaining months.

“Disposed EBITDA” shall mean with respect to each ASC Facility that is the subject of a Permitted Equity Ownership Sale, the amount of EBITDA contributed to Borrower by such ASC Facility during the most recently available twelve-month period preceding the effective date of such sale that will no longer be available to Borrower as a result of such sale, as measured on a pro forma basis, broken down in increments of Monthly Pro Forma EBITDA over such twelve-month period, as agreed upon by Borrower and Agent; provided, however, that to the extent Borrower’s EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 2) for any applicable computation period includes the ASC Facility’s actual results for a period following the closing of the Permitted Equity Ownership Sale, the Disposed EBITDA of such ASC Facility shall be adjusted by the Monthly Pro Forma EBITDA for the number of months for which such actual results are included in Borrower’s EBITDA.

Upon an ASC Facility contributing actual results that are reflected in Borrower’s EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 2) for a twelve-month period following either a Permitted Acquisition or Permitted Equity Ownership Sale, as applicable, then this Schedule 2 shall no longer apply to such ASC Facility.

AGREED AND ACCEPTED

THIS day of , :

NATIONAL CITY BANK,

as Agent

By:

Title:

SCHEDULE 3

Acquisition of substantially all of the assets of Dr. Jess C. Lester, P.C.

SCHEDULE 6.3

Approvals

None.

SCHEDULE 6.8

Subsidiaries

Wholly Owned Subsidiaries

1.	NovaMed Management Services, LLC, a Delaware limited liability company
2.	NovaMed Management of Kansas City, Inc., a Missouri corporation
3.	Blue Ridge NovaMed, Inc., a Missouri corporation
4.	NovaMed of Louisville, Inc., a Kentucky corporation
5.	Midwest Uncuts, Inc., an Iowa corporation
6.	NovaMed Eyecare Research, Inc., a Delaware corporation
7.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation
8.	NMGK, Inc., an Illinois corporation
9.	NMLO, Inc., a Kansas corporation
10.	NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company
11.	Patient Education Concepts, Inc., a Delaware corporation
12.	NMI, Inc., a Georgia corporation
13.	NovaMed Acquisition Company, Inc., a Delaware corporation
14.	NovaMed of Texas, Inc., a Delaware corporation
15.	NovaMed Alliance, Inc., a Delaware corporation
16.	NovaMed of Wisconsin, Inc., a Delaware corporation
17.	NovaMed of Dallas, Inc., a Delaware corporation
18.	NovaMed of San Antonio, Inc., a Delaware corporation
Wholly Owned Subsidiaries that are ASC Subsidiaries
19.	NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company
20.	NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company
Non-Wholly Owned Subsidiaries that are ASC Subsidiaries
21.	NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company
22.	NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company
23.	NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company
24.	NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company
25.	NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company
26.	NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company
27.	NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership
28.	NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company
29.	NovaMed Surgery Center of Chicago – Northshore, LLC, a Delaware limited liability company
30.	Blue Ridge Surgical Center, LLC, a Delaware limited liability company
31.	NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

32.	NovaMed Surgery Center of Chattanooga, LLC, a Delaware limited liability company
33.	NovaMed Surgery Center of Bedford, LLC, a Delaware limited liability company
34.	NovaMed Surgery Center of Nashua, LLC, a Delaware limited liability company
35.	NovaMed Surgery Center of Altamonte Springs, LLC, a Delaware limited liability company
36.	NovaMed Surgery Center of Oak Lawn, LLC, a Delaware limited liability company
37.	NovaMed Surgery Center of Palm Beach, LLC, a Delaware limited liability company
38.	NovaMed Surgery Center of Columbus, LLC, a Delaware limited liability company
39.	NovaMed Surgery Center of Fort Lauderdale, LLC, a Delaware limited liability company
40.	NovaMed Surgery Center of Madison, LP, a Wisconsin limited partnership
41.	The Cataract Specialty Surgical Center, LLC, a Michigan limited liability company
42.	NovaMed Surgery Center of Denver, LLC, a Delaware limited liability company
43.	NovaMed Surgery Center of Whittier, LLC, a Delaware limited liability company
44.	Surgery Center of Fremont, LLC, a Delaware limited liability company
45.	NovaMed Surgery Center of Dallas, LP, a Delaware limited partnership
46.	NovaMed Surgery Center of San Antonio, LP, a Delaware limited partnership
47.	NovaMed Surgery Center of Jonesboro, LLC, a Delaware limited liability company
48.	NovaMed Pain Management Center of New Albany, LLC, a Delaware limited liability company
ASC Minority Entity:
49.	NovaMed Surgery Center of Fort Lauderdale, LLC, a Delaware limited liability company

SCHEDULE 6.10

Tax Matters

None.

SCHEDULE 6.17

Existing Indebtedness

As of April 30, 2006

(in 000s)

Credit Agreement Borrowings	$29,000
Notes Payable	651
Capital Leases	728

Total Indebtedness	30,379

Letters of Credit:

Luxottica	220
Marchon	110

Sub-Total - Letters of Credit	330

Total Indebtedness and Letters of Credit	$30,709

SCHEDULE 6.18

Service Agreements; Employment Agreements

[Schedule reference removed from Section 6.18 of the Credit Agreement]

SCHEDULE 6.21

Required Certificates

None.

SCHEDULE 7.1.4

Insurance

See attached.

NovaMed, Inc.

Schedule of Policies

Exhibit 7.1.4

Policy Type	Insured Entities	Company	Policy Number	Eff. Date	Exp. Date	Limits	Insurance Contact
Prof/Gen Liab.	PL/GL on 30 ASCs GL only on Overland Park Vicarious on Madison & Altamonte Springs GL on Corp Offices, Laser Service Ctrs, Product Sales, Family Vision Care, and SE Eye Surgery	Darwin Select Insurance Company	0303-2472	05/01/06	05/01/07	$1mil/$3mil on all except; $500K/$1.5mil on Florida Locations, $500K/$1mil on Tyler, TX Location, $250K/$750K on Indiana Locations	Brokered by Inlight Risk Management, LLC Mr. Mike Spaan - Agent 1120 NW 63rd St., Ste 350 Oklahoma City, OK 73116 (405)-286-4716
Prof Liability	Overland Park ASC	Medical Assurance	HP 1066	05/21/06	05/21/07	$1mil/$3mil	Inlight
Property/Auto Package	41 Locations - Property Coverage 24 Power Units / 1 Trailer	Atlantic Specialty Insurance Co.	718 00 95 35	12/01/05	12/01/06	$1,362,317 Blanket Building Cov. $31,999,385 Blanket Bus Pers Prop $1,650,000 BPP on FL and LA Loc $19,017,720 Blanket BI/EE $2,945,767 BI/EE on FL & LA Loc $1mil CSL Auto Liability	Inlight
Earthquake	Whittier, CA ASC	Essex Ins. Co.	ESX356853	12/01/05	12/01/06	$2,300,000	Inlight
Employment Practices Liab	All NovaMed Entities	St. Paul Mercury	594CM1294	12/01/05	12/01/06	$2,000,000	Inlight
Fiduciary Liab.	All NovaMed Entities	St. Paul Mercury	1594CM1295	12/01/05	12/01/06	$3,000,000 ea Claim $3,000,000 Aggregate	Inlight
Crime Cov.	All NovaMed Entities	St. Paul Mercury Insurance Co.	494CF0482	12/01/05	12/01/06

$1,000,000 Empl Theft / Forgery

$1,000,000 Premises / Transit

$1,000,000 Computer Crime/Virus

$1,000,000 Empl Benefit Plans

$1,000,000 Funds Transfer Fraud

$250,000 Money Orders/Counterfeit

$250,000 Credit Card Forgery

Inlight
Workers Comp	NovaMed Employees	Hartford Ins. Co.	38 WE PK5257	12/01/05	12/01/06	Statutory Workers Compensation Employers Liability: 500/500/500	Inlight
Workers Comp	Family Vision Care	Hartford Ins. Co.	38 WE PK5255	12/01/05	12/01/06	Statutory Workers Compensation Employers Liability: 500/500/500	Inlight
Workers Comp	Southeast Eye Surgery Center	Hartford Ins. Co.	38 WE PK5256	12/01/05	12/01/06	Statutory Workers Compensation Employers Liability: 500/500/500	Inlight
Umbrella	All NovaMed Entities	Darwin Select Insurance Company	0303-3754	05/01/06	05/01/07	$1,000,000 specific loss limit $1,000,000 Aggregate	Inlight
Prof Liability	SE Eye Surgery Center (Drs. Hung, Ajamian and Zutaut covered while performing procedures at SE.	MedPro	TBD	02/01/06	11/01/06	$1,000,000 each Claim $3,000,000 Aggregate	Inlight
Prof/Gen Liab.	NovaMed Surgery Center of Madison, LP	PIC Wisconsin	PL 144141 GL 144155	12/06/05	12/06/06	$1mil/$3mil	PIC Wisconsin Mary Beth Davis - Agent 330 E. Lakeside St. Madison, WI 53715 608-442-3729
Prof/Gen Liab.	NovaMed Surgery Center of Altamonte Springs, LLC	Mag Mutual	PL- HCS160045301 GL- CGL000014601	06/18/06	06/18/07	PL - $500K/$1.5mil GL - $1mil/$3mil	Brokered by Eidson Ins. Terri Jackson - Agent 2807 Edgewater Drive Orlando, FL 32854 407-849-0333

Medical Professional	Douglas Day, MD (SE Physician)	MedPro	683052	11/01/05	11/01/06	$5mil/$7mil (shares limits with Douglas G. Day, MD, PC)	Brokered by Carter Thompson, Inc. Alan Carter - Agent Atlanta, GA 912-384-7171
Medical Professional	Steven I. Leff, MD (SE Physician)	MedPro	683709	11/01/05	11/01/06	$5mil/$7mil	Carter Thompson
Medical Professional	Lawrence Woodard, MD (SE Physician)	MedPro	705949	11/01/05	11/01/06	$1mil/$3mil	Carter Thompson
Medical Professional	Stephen Kutner, MD (SE Physician)	MedPro	699052	11/01/05	11/01/06	$1mil/$3mil	Carter Thompson
Medical Professional	James C. Hays, MD (SE Physician)	MedPro	661708	11/01/05	11/1/2006	$1mil/$3mil	Carter Thompson
Medical Professional	Janet L. Lehr, OD	Zurich - Maryland Casualty	PPS0000808891	5/1/2006	5/1/2007	$1mil/$3mil	Zurich - 1-800-332-6641
Medical Professional	Tracy Stimpson, OD	Zurich - Maryland Casualty	PPS000808842	5/1/2006	5/1/2007	$1mil/$3mil	Zurich
Medical Professional	Carolyn Newcome-Sparks, OD	Zurich - Maryland Casualty	PPS000811929	5/1/2006	5/1/2007	$1mil/$3mil	Zurich
Prof Liability	Rosanne Cummins (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (NSO Administered	281982638	5/1/2006	5/1/2007	$1mil/$3mil	Nurses Service Organization (NSO) 1-800-247-1500
Prof Liability	Mary Day (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (NSO Administered)	279224443	7/1/2005	7/1/2006	$1mil/$3mil	NSO
Prof Liability	Kimberly Deatrick (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (HPSO Administered)	281990187-8	5/1/2006	5/1/2007	$1mil/$3mil	Healthcare Providers Service Organization (HPSO) 1-800-982-9491
Prof Liability	Paula Sprayberry (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (NSO Administered)	281982655-8	5/1/2006	5/1/2007	$1mil/$3mil	NSO
Prof Liability	Kristen DeVore (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (NSO Administered)	281982686	5/1/2006	5/1/2007	$1mil/$3mil	NSO
Prof Liability	Christine Dryden (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (NSO Administered)	281982641	5/1/2006	5/1/2007	$1mil/$3mil	NSO
Prof Liability	Jacqueline Durham (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (HPSO Administered)	279403369	9/1/2005	9/1/2006	$1mil/$3mil	HPSO
Prof Liability	Michelle Amy (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (HPSO Administered)	285032175	9/1/2005	9/1/2006	$1mil/$3mil	HPSO

Prof Liability	Jennifer Bill (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (HPSO Administered)	285835360-8	11/1/2005	11/1/2006	$1mil/$3mil	HPSO
Prof Liability	Rebecca Reed (New Albany/Pain Staff)	American Casualty Co. of Reading, PA (NSO Administered)	279235328-8	7/1/2005	7/1/2006	$1mil/$3mil	NSO
D&O Liability	Directors and Officers	Illinois National Insurance Company/AIG	4932264	7/28/2005	7/28/2006	$10mil for each loss $10mil aggregate $50K Crisis Loss $25K Delisting Crisis Loss $350K Retention for Security Claims	Brokered by Gallagher Healthcare Insurance Services, Inc. Linda Brown - Agent 1-800-733-4474

SCHEDULE 7.2.3

Existing Liens

Lender	Loan Type	Location	Collateral	Original Principal Balance	Current Principal Balance	Book Value of Collateral
Olympus America, Inc	Capital Lease	Columbus, GA	GI Medical Equip	370,160	263,312	291,624
Smith & Nephew	Capital Lease	Columbus, GA	Video Tower System	96,400	93,525	93,193
Alcon Laboratories, Inc	Capital Lease	Chattanooga, TN	Infiniti Phaco System	112,010	109,926	96,636
AMO	Capital Lease	Chattanooga, TN	2 AMO Phaco Systems	89,000	25,209	66,084
Americorp Financial	Capital Lease	Denver, CO	2 AMO Phaco Systems	81,890	77,936	79,160
Wells Fargo	Capital Lease	Denver, CO	Microscope	41,800	3,740	16,052
Lanier Landen	Capital Lease	Denver, CO	Copier	11,850	1,398	5,349
AMO	Capital Lease	Lake Worth, FL	2 Sovereign Compacts	63,900	63,809	50,054
Alcon Laboratories, Inc	Capital Lease	Overland Park, KS	2 Infiniti Phaco Systems	97,000	62,418	83,438
Alcon Laboratories, Inc	Capital Lease	Whittier, CA	Infiniti Phaco System	140,725	26,213	41,513
Alcon Laboratories, Inc	Capital Lease	Merrillville, IN	2 Infiniti Phaco Systems	95,630	324	58,362

SCHEDULE 7.2.5

Existing Investments

Name	Loan Date	Original Principal Balance
Dr. Britt Brockman	11/14/97	100,000
Dr. Laurent Cowling	12/22/98	18,000
Dr. Timothy Schmitt	04/01/00	1,190,541
Joseph Ceravolo	11/21/02	180,000

SCHEDULE 7.2.8

Subsidiaries to be Dissolved

The Borrower may elect to dissolve or merge into other Subsidiaries the following:

1.	Blue Ridge NovaMed, Inc., a Missouri corporation
2.	NovaMed of Louisville, Inc., a Kentucky corporation
3.	NovaMed Eyecare Research, Inc., a Delaware corporation
4.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation
5.	NMGK, Inc., an Illinois corporation
6.	NMLO, Inc., a Kansas corporation
7.	NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company
8.	NMI, Inc., a Georgia corporation

Schedule 10.1

COMMITMENT PERCENTAGES

Lender	Percentage of aggregate Revolving Commitment Amount
National City Bank of Michigan/Illinois	31.25%
Lasalle Bank National Association	31.25%
The Northern Trust Company	12.5%
Associated Bank, N.A.	12.5%
Charter One Bank	12.5%
Total	100%

SCHEDULE 10.2

Notice Information

The following is the notice information for Borrower and its Subsidiaries:

NovaMed, Inc.
980 North Michigan Avenue, Suite 1620
Chicago, Illinois 60611
Attention: Scott T. Macomber
John W. Lawrence, Jr.
Telephone: (312) 664-4100
Facsimile: (312) 664-4250

EXHIBIT A

Form of Note

FORM OF NOTE

$__________                                                                                                                                                                June    , 2006

FOR VALUE RECEIVED, the undersigned, NOVAMED, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of ________________ (the “Lender”) the principal sum of ______________________ ($______________) at the times and in the amounts set forth in the Credit Agreement (as defined below) made by the Lender pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of June 29, 2006 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, National City Bank, as Agent, and the various commercial lending institutions (including the Lender) as are, or may from time to time become, parties thereto.  Defined terms used herein and otherwise not defined herein shall have the meanings specified thereto in the Credit Agreement).

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

NOVAMED, INC.
By:
Name:
Title:

EXHIBIT B

Form of Borrowing Request

BORROWING REQUEST

National City Bank,

  as Agent

[address]

Attention:

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.3 of the Fifth Amended and Restated Credit Agreement, dated as of June 29, 2006 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among NovaMed Inc. (the “Borrower”), certain commercial lending institutions and National City Bank, as agent  (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, 200___ as a [LIBO Rate Loan having an Interest Period of _______ months] [Base Rate Loan].

The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.  Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred	Person to be Paid Name Account No.	Name, Address, etc. of Transferee Lender

$

Attention:

$

Attention:

Balance of	The Borrower
such proceeds
Attention:

The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this        day of                    , 200   .

NOVAMED, INC.

By _______________________________

Title:

EXHIBIT C

Form of Continuation/Conversion Notice

CONTINUATION/CONVERSION NOTICE

National City Bank,

  as Agent

[address]

Attention:

Gentlemen and Ladies:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the Fifth Amended and Restated Credit Agreement, dated as of June 29, 2006 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among NovaMed, Inc. (the “Borrower”), certain commercial lending institutions and National City Bank, as agent  (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on ____________, 200___,

(1)           $___________ of the presently outstanding principal amount of the Loans originally made on __________, 19___ [and $__________ of the presently outstanding principal amount of the Loans originally made on __________, 19___],

(2)           and all presently being maintained as *[Base Rate Loans] [LIBO Rate Loans],

(3)           be [converted into] [continued as],

(4)           [LIBO Rate Loans having an Interest Period of ______ months] [Base Rate Loans].

The Borrower hereby:

(a)           certifies and warrants that no Event of Default exists and is continuing; and

*              Select appropriate interest rate option.

(b)           agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 200___.

NOVAMED, INC.

By _______________________________

Title:

EXHIBIT D

Form of Lender Assignment Agreement

LENDER ASSIGNMENT AGREEMENT

To:          NovaMed, Inc.

To:          National City Bank,

as the Agent

Gentlemen and Ladies:

We refer to Section 10.11.1 of the Fifth Amended and Restated Credit Agreement, dated as of June 29, 2006 (as the same may be amended, restated or otherwise modified from time to time thereafter made thereto, the “Credit Agreement”), among NovaMed, Inc. (the “Borrower”), the various financial institutions (the “Lenders”) as are, or shall from time to time become, parties thereto, and National City Bank, as agent (the “Agent”) for the Lenders.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

This agreement is delivered to you pursuant to Section 10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the “Assignee”) of ___% of the Loans and Revolving Commitment of _____________ (the “Assignor”) outstanding under the Credit Agreement on the date hereof.  After giving effect to the foregoing assignment and delegation, the Assignor’s and the Assignee’s Percentages for the purposes of the Credit Agreement are set forth opposite such Person’s name on the signature pages hereof.

[Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder.  The Assignee further confirms and agrees that in becoming a Lender and in making its Revolving Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

(a)  the Assignee

(i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a “Lender” under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

(ii)  agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)  the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 10.11.1 of the Credit Agreement upon the delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Revolving Commitment and requests the Agent to acknowledge receipt of this document:

(A)                              Address for Notices:

Institution Name:

Attention:

Domestic Office:

Telephone:

Facsimile:

LIBOR Office:

Telephone:

Facsimile:

(B)                                Payment Instructions:

The Assignee agrees to furnish the tax form required by  Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage	[ASSIGNOR]

Revolving Commitment
and
Loans:___%
By__________________________
Title:
Percentage
[ASSIGNEE]
Revolving Commitment
and
Loans:___%
By__________________________
Title:

Accepted and Acknowledged
this ___ day of _______, 200__

NATIONAL CITY BANK,
as Agent

By:_________________________
Title:

NOVAMED, INC.

By: _________________________
Title:

EXHIBIT E

Form of Guaranty

FORM OF GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of  June 28, 2000, made by the undersigned (each a “Guarantor” and collectively the “Guarantors”), in favor of each of the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of June 28, 2000 (together with all amendments, restatements  and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among NovaMed Eyecare, Inc. (the “Borrower”), the various commercial lending institutions (individually a “Lender” and collectively the “Lenders”) as are, or may from time to time become, parties thereto and National City Bank of Michigan/Illinois, as agent (together with any successor(s) thereto in such capacity, the “Agent”) for the Lenders, the Lenders have extended Revolving Commitments to make Loans to, and participant in the issuance of Letters of Credit issued for the account of,  the Borrower; and

WHEREAS, as a condition precedent to the making of the initial Loans and the issuance of, and participation in, Letters of Credit issued under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of each such Guarantor to execute this Guaranty inasmuch as such  Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to, and the issuance of Letters of Credit issued for the account of,  the Borrower  pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to, and the issuance of, and participation in, Letters of Credit for the account of,  the Borrower pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.        Certain Terms.  The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agent” is defined in the first recital.

“Borrower” is defined in the first recital.

“Credit Agreement” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Lender” is defined in the first recital.

“Lender Party” means, as the context may require, any Lender, the Issuing Bank and/or  the Agent and each of its permitted respective successors, transferees and assigns.

“Lenders” is defined in the first recital.

SECTION 1.2.        Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1.        Guaranty.  Each Guarantor hereby, jointly and severally,  absolutely, unconditionally and irrevocably:

(a)           guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes, each Letter of Credit and each other Loan Document  to which the Borrower is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and

(b)           indemnifies and holds harmless each Lender Party and each holder of a Note for any and all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Credit Party (or any other Person) before or as a condition to the obligations of a Guarantor hereunder.

SECTION 2.2.        Acceleration of Guaranty.  Each  Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or any other Credit Party, or the inability or failure of the Borrower or any other Credit Party to pay debts as they become due, or an assignment by the Borrower or  any other Credit Party  for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or  any other Credit Party  under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower  may not then be due and payable, each Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.

SECTION 2.3.        Guaranty Absolute, etc.  This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of each Guarantor hereunder shall have been paid in full and all Revolving Commitments and Letters of Credit shall have terminated.  Each Guarantor guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto.  The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(a)           any lack of validity, legality or enforceability of the Credit Agreement, any Note, any Letter of Credit  or any other Loan Document;

(b)           the failure of any Lender Party or any holder of any Note

(i)            to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Credit Party  or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any Letter of Credit,  any other Loan Document or otherwise, or

(ii)           to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other  Credit Party;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Credit Party, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Credit Party;

(d)           any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Credit Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each  Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Credit Party or otherwise;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, any Letter of Credit  or any other Loan Document;

(f)            any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Credit Party; or

(g)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Credit Party,  any surety or any guarantor.

SECTION 2.4.        Reinstatement, etc.  Each Guarantor agrees that  this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Credit Party or otherwise, all as though such payment had not been made.

SECTION 2.5.        Waiver, etc.  Each  Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Credit Party  or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Credit Party, as the case may be.

SECTION 2.6.        Subrogation, etc.  No Guarantor will  exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of rights of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash or in securities otherwise acceptable to the Agent and the Lenders, of all Obligations of the Borrower and each other Credit Party.  Any amount paid to a Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations of the Borrower and each other Credit Party shall be held in trust for the benefit of the Lender Parties and each holder of a Note and shall immediately be paid to the Agent and credited and applied, without duplication, against the Obligations of the Borrower and each other Credit Party, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

(a)           such Guarantor has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of the Borrower or any other Credit Party, and

(b)           all Obligations of the Borrower and each other Credit Party have been paid in full and all Revolving Commitments have been permanently terminated,

each Lender Party and each holder of a Note agrees that, at such Guarantor’s request, the Agent, on behalf of the Lender Parties and the holders of the Notes, will execute and deliver to such  Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations of the Borrower and each other Credit Party  resulting from such payment by such Guarantor.  In furtherance of the foregoing, for so long as any Obligations, Revolving Commitments or Letters of Credit remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Credit Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party or any holder of a Note.

SECTION 2.7.        Successors, Transferees and Assigns; Transfers of Notes, etc.  This Guaranty shall:

(a)           be binding upon each Guarantor, and its successors, transferees and assigns; and

(b)           inure to the benefit of and be enforceable by the Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article IX  of the Credit Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.        Representations and Warranties.   Each Guarantor represents and warrants to each Lender Party that all representations and warranties relating to such Guarantor contained in Article VI of the Credit Agreement are true and correct in all material respects.

ARTICLE IV

COVENANTS

SECTION 4.1.        Covenants.  Each Guarantor hereby agrees that until all Obligations have been paid in full, all Revolving Commitments and Letters of Credit have been terminated and any and all documents relating thereto have been terminated, it shall comply with all covenants relating to it contained in Articles VII and VIII of the Credit Agreement.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1.        Loan Document.  This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 5.2.        Binding on Successors, Transferees and Assigns; Assignment.  In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that no Guarantor may  assign any of its obligations hereunder without the prior written consent of all Lenders except pursuant to a transaction which otherwise is permitted by the Credit Agreement.

SECTION 5.3.        Amendments, etc.  No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor here from, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4.        Addresses for Notices to a Guarantor.  All notices and other communications hereunder to a Guarantor shall be in writing (including telegraphic communication) and mailed or transmitted or delivered to it, addressed to it at the address set forth on Annex A hereto or at such other address as shall be designated by such Guarantor in a written notice to the Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section.  All such notices and other communications shall, when mailed or transmitted, telegraphed, respectively, be effective when deposited in the mails or transmitted, respectively, addressed as aforesaid.

SECTION 5.5.        No Waiver; Remedies.  In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.6.        Section Captions.  Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 5.7.        Setoff.  In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the obligations of a Guarantor owing to it hereunder, whether or not then due, and each Guarantor hereby grants to each Lender Party and each such holder a continuing security interest in, any and each all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with such Lender Party or such holder and any and all property of every kind or description of or in the name of such Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Lender Party, such holder or any agent or bailee for such Lender Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement.

SECTION 5.8.        Severability.  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 5.9.        Governing Law, Entire Agreement, etc.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 5.10.      Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN  DISTRICT OF ILLINOIS  FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT A GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR

OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

SECTION 5.11.      Waiver of Jury Trial.  EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR.  EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

*       *        *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NOVAMED MANAGEMENT OF KANSAS CITY, INC.,
as a Guarantor

By
Title:

BLUE RIDGE NOVAMED, INC.,
as a Guarantor

By
Title:

NOVAMED EYE SURGERY CENTER (PLAZA) L.L.C.,
as a Guarantor

By
Title:

NOVAMED EYE SURGERY CENTER OF OVERLAND PARK, L.L.C.
as a Guarantor

By
Title:

NOVAMED EYE SURGERY AND LASER CENTER OF ST. JOSEPH, INC.,
as a Guarantor

By
Title:

NOVAMED EYECARE SERVICES, LLC,
as a Guarantor

By
Title:

NOVAMED EYE SURGERY CENTER OF MARYVILLE, L.L.C.,
as a Guarantor

By
Title:

NOVAMED EYE SURGERY CENTER OF NORTH COUNTY, LLC,
as a Guarantor

By
Title:

NOVAMED EYE SURGERY CENTER OF NEW ALBANY, L.L.C.,
as a Guarantor

By
Title:

NOVAMED EYECARE RESEARCH, INC.,
as a Guarantor

By
Title:

NOVAMED OF RICHMOND, INC.,
as a Guarantor

By
Title:

NMGK, INC.,
as a Guarantor

By
Title:

NOVAMED OF LOUISVILLE, INC.,
as a Guarantor

By
Title:

MIDWEST UNCUTS, INC.,
as a Guarantor

By
Title:

NMSL INC.,
as a Guarantor

By
Title:

NOVAMED OF ST. LOUIS, INC.,
as a Guarantor

By
Title:

PATIENT EDUCATION CONCEPTS, INC.,
as a Guarantor

By
Title:

ACCEPTED AND AGREED TO:

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS,
as Agent

By:
Title:

EXHIBIT F-1
Form of Borrower Pledge Agreement

BORROWER PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of June   , 2000, made by NOVAMED EYECARE, INC., a Delaware corporation (the “Pledgor”), in favor of NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, as agent (together with any successor(s) thereto in such capacity, the “Agent”) for each of the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of June ___, 2000 (together with all  amendments,  restatements and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Pledgor, the various commercial lending institutions (individually a “Lender” and collectively the “Lenders”) as are, or may from time to time become, parties thereto and the Agent, the Lenders have extended Revolving Commitments to make Loans to, and participate in Letters of Credit issued for the account of,  the Pledgor; and

WHEREAS, the Pledgor is the record and beneficial owner of all the shares of stock, membership interests or partnership units of each entity (each, a “Pledged Entity) described in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto; and

WHEREAS, as a condition precedent to the making of the initial Loans, and issuance of the initial Letter of Credit,  under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to, and the issuance of, and participation in, Letters of Credit for the account of,  the Pledgor pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1         Certain Terms.  The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agent” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

“Distributions” means all stock dividends, liquidating, membership interests, or partnership interests dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or General Intangibles or other shares of capital stock constituting Collateral, but shall not include Dividends.

“Dividends” means cash dividends and cash distributions (other than payments of inter-company obligations in the ordinary course of business) with respect to any Pledged Shares or General Intangibles  or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

“General Intangibles” means all of the Pledgor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Pledgor of every kind and nature, including, without limitation, all contract rights, partnership or membership interests, corporate or  other business records with respect to any Pledged Entity.

“Lender” is defined in the first recital.

“Lender Party” means, as the context may require, any Lender or the Agent and each of its permitted respective successors, transferees and assigns.

“Lenders” is defined in the first recital.

“Pledge Agreement” is defined in the preamble.

“Pledged Note Issuer” means each Person identified in Part B of Schedule I hereto as the issuer of the Pledged Note identified opposite the name of such Person.

“Pledged Notes” means all promissory notes of any Pledged Note Issuer  which are delivered by a Pledgor to the Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 4.5, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Property” means all Pledged Shares, all Pledged Notes, all General Intangibles  and all other pledged shares of capital stock, membership interests, partnership interest, or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Agent or may from time to time hereafter be delivered by the  Pledgor to the Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

“Pledged Share Issuer” means each Person identified in Part A of Schedule I  hereto as the issuer of the Pledged Shares or General Intangibles identified opposite the name of such Person.

“Pledged Shares” means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Agent as Pledged Property hereunder.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.2.

“Securities Act” is defined in Section 6.1.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Illinois.

SECTION 1.2         Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3         U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

SECTION 2.1         Grant of Security Interest.  The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each of the Lender Parties, to the maximum extent permitted by and consistent with applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, and hereby grants to the Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing security interest in, all of the following property, to the maximum extent permitted by and consistent with applicable law, including, without limitation, Medicare Regulations and Medicaid (the “Collateral”):

(a)           all  Pledged Notes issued from time to time;

(b)           all  Pledged Shares issued from time to time;

(c)                                  all General Intangibles;

(d)           all other Pledged Property, whether now or hereafter delivered to the Agent in connection with this Pledge Agreement;

(e)           all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

(f)            all proceeds of any of the foregoing.

SECTION 2.2         Security for Obligations.  This Pledge Agreement secures the payment in full of all Obligations of the Pledgor now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Pledgor is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of the Pledgor now or hereafter existing under this Pledge Agreement and each other Loan Document to which it is or may become a party (all such obligations of the Pledgor being the “Secured Obligations”).

SECTION 2.3         Delivery of Pledged Property.  All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.  An acknowledgment of security interest in the form of Schedule II hereto from each Pledged Entity the ownership interests of which are uncertificated shall be delivered to the Agent substantially concurrently with the execution and delivery hereof.

SECTION 2.4         Dividends; Payments on  Pledged Notes.  In the event that any Dividend is to be paid or any payment of principal or interest is to be made on any Pledged Note at a time when  no Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the relevant  Subsidiary.  If any such  Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Agent.

SECTION 2.5         Continuing Security Interest; Transfer of Note.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall

(a)           remain in full force and effect until payment in full of all Secured Obligations and the termination of all Revolving Commitments and Letters of Credit,

(b)           be binding upon the Pledgor and its successors, transferees and assigns, and

(c)           inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 of the Credit Agreement.  Upon the payment in full of all Secured Obligations and the termination of all Revolving Commitments and Letters of Credit , the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Agent will, at the Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 2.6         Security Interest Absolute.  All rights of the Agent and the security interests granted to the Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of

(a)           any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document,

(b)           the failure of any Lender Party or any holder of any Note

(i)            to assert any claim or demand or to enforce any right or remedy against the Pledgor, any other Credit Party or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

(ii)           to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Pledgor,

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation of the Pledgor,

(d)           any reduction, limitation, impairment or termination of any Obligations of the Pledgor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Pledgor or otherwise,

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document,

(f)            any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations, or

(g)           any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Pledgor, any other Credit Party any surety or any guarantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1         Warranties, etc.  The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Agent of any Collateral, as set forth in this Article.

SECTION 3.1.1.  Ownership, No Liens, etc.  The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Agent.  All of the Pledged Shares are presently owned by the Pledgor, and are presently represented by the stock certificates listed on Part A of Schedule I hereto.  All of the General Intangibles are presently owned by the Pledgor and are presently uncertificated. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares or the General Intangibles.  No General Intangible is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Pledgor by any Person with respect thereto.  There are no certificates, instruments, documents or other writings (other than the relevant limited liability company agreement or partnership  agreement  delivered to the Agent on the Closing Date) which evidence any General Intangible of the Pledgor.

SECTION 3.1.2.  Valid Security Interest.  The delivery of such Collateral to the Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations.  Except for the filing of any UCC financing statement with respect to General Intangibles constituting Collateral, no filing or other action will be necessary to perfect or protect such security interest.

SECTION 3.1.3.  As to Pledged Shares.  In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer.

SECTION 3.1.4.  As to Pledged Notes.  In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

SECTION 3.1.5.  Authorization, Approval, etc.  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

(a)           for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by such Pledgor, or

(b)           for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally.

ARTICLE IV

COVENANTS

SECTION 4.1         Protect Collateral; Further Assurances, etc.  The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Agent hereunder).  The Pledgor will warrant and defend the right and title herein granted unto the Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4.2         Stock Powers, etc.  The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Agent.  The Pledgor will, from time to time upon the request of the Agent, promptly deliver to the Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request and will, from time to time upon the request of the Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Agent.

SECTION 4.3         Continuous Pledge.  Subject to Section 2.4,  the Pledgor will, at all times, keep pledged to the Agent pursuant hereto all General Intangibles and all other membership interest and partnership interests constituting Collateral,  all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions, all Pledged Notes, all interest, principal and other proceeds received by the Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.  The Pledgor shall not permit any Pledged Entity to declare any General Intangible to be classified as an uncertificated “security” within the meaning of §8-103(c) of the UCC.

SECTION 4.4                          Voting Rights; Dividends, etc.  The Pledgor agrees:

(a)           after any Event of Default shall exist and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Agent, to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral received by the Pledgor after such Event of Default, all of which shall be held by the Agent as additional Collateral for use in accordance with Section 6.3; and

(b)           after any Event of Default shall exist and be continuing and the Agent has notified the Pledgor of the Agent’s intention to exercise its voting power under this Section 4.4(b)

(i)            the Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and General Intangibles or other membership interest or partnership interests constituting Collateral and the Pledgor hereby grants the Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares, General Intangibles and such other Collateral; and

(ii)           promptly to deliver to the Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by a  Pledgor but which the Pledgor is then obligated to deliver to the Agent, shall, until delivery to the Agent, be held by the Pledgor separate and apart from its other property in trust for the Agent.  The Agent agrees that unless an Event of Default shall have occurred and be continuing and the Agent shall have given the notice referred to in Section 4.4(b), the Pledgor shall have the exclusive voting power with respect to any ownership interest  (including any General Intangible or any  of the Pledged Shares) constituting Collateral and the Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any ownership interest  (including any General Intangible or any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

SECTION 4.5         Additional Undertakings.  The Pledgor will not, without the prior written consent of the Agent:

(a)           enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

(b)           take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

ARTICLE V

THE AGENT

SECTION 5.1         Agent Appointed Attorney-in-Fact.  Subject to any limits imposed under applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, the Pledgor hereby irrevocably appoints the Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent’s discretion, following the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c)           to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2         Agent May Perform.  If  the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

SECTION 5.3         Agent Has No Duty.  The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4         Reasonable Care.  The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1         Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Agent, subject to any limits imposed under applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, may

(i)            transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

(ii)           notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder,

(iii)          enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv)          endorse any checks, drafts, or other writings in a Pledgor’s name to allow collection of the Collateral,

(v)           take control of any proceeds of the Collateral, and

(vi)          execute (in the name, place and stead of  the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2.  Securities Laws.  If the Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Agent, the Pledgor will, at its own expense:

(a)           execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(b)           use its best efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agent;

(c)           cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Agent or the Lender Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if  the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Agent) of the Collateral on the date the Agent shall demand compliance with this Section.

SECTION 6.3         Compliance with Restrictions.  The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and  the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4         Application of Proceeds.  All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to  Section 6.4) in whole or in part by the Agent against, all or any part of the Secured Obligations in such order as the Agent shall elect.

Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Revolving Commitments and Letters of Credit, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.2         Indemnity and Expenses.  The Pledgor hereby indemnifies and holds harmless the Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Agent’s gross negligence or wilful misconduct.  Upon demand, the Pledgor will pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with:

(a)           the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

(b)           the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)           the exercise or enforcement of any of the rights of the Agent hereunder; or

(d)           the failure by the Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1         Loan Document.  This Pledge Agreement is a  Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2         Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor here from shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 7.3         Protection of Collateral.  The Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7.4         Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to the Pledgor, mailed, transmitted  or telegraphed or delivered to it at the address of the Pledgor specified in the Credit Agreement, if to the Agent, mailed or delivered to it, addressed to it at the address of the Agent specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall, when mailed, transmitted  or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

SECTION 7.5         Section Captions.  Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

SECTION 7.6         Severability.  Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 7.7         Governing Law, Entire Agreement, etc.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.8         Forum Selection and Consent to Jurisdiction.   ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE PLEDGOR HEREBY EXPRESSLY AND

IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE  PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

SECTION 7.9         Waiver of Jury Trial.  THE LENDER PARTIES AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR EITHER PLEDGOR.  EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

NOVAMED EYECARE, INC., as Pledgor

By:
Title:

NATIONAL CITY BANK OF
MICHIGAN/ILLINOIS, as Agent

By:
Title:

SCHEDULE II

ACKNOWLEDGMENT OF SECURITY INTEREST

[NAME OF PLEDGED ENTITY] (the “Company”) hereby acknowledges receipt of a copy of the assignment by NOVAMED EYECARE, INC. (the “Pledgor”) of its interest under the [TITLE OF AGREEMENT] (the “Agreement”) pursuant to the terms of the Pledge Agreement, dated as of  June ___, 2000 (the “Pledge Agreement”), among the Pledgor, an Affiliate of the Pledgor and National City Bank of Michigan/Illinois,  as Agent.

The undersigned hereby further confirms the registration of the Pledgor’s pledge of its interest in the Company to the Agent on the Company’s books.

The Company agrees that at any time prior to the Termination Date (as defined in the Pledge Agreement), it will not take or approve any action in furtherance of deeming the interests of the Company to be an uncertificated  “security” within the meaning of § 8-103(c) of the UCC (as defined in the Pledge Agreement) and that its membership or partnership interest shall at all times be general intangibles under the UCC.

[NAME OF PLEDGED ENTITY]

Dated:	By:
Title:

EXHIBIT F-2

Form of Guarantor Pledge Agreement

GUARANTOR PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of June ___, 2000, made by the undersigned (each a “Pledgor” and collectively the “Pledgors”), in favor of NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, as agent (together with any successor(s) thereto in such capacity, the “Agent”) for each of the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of June   , 2000 (together with all amendments, restatements   and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among NovaMed Eyecare, Inc. (the “Borrower”), the various commercial lending institutions (individually a “Lender” and collectively the “Lenders”) as are, or may from time to time become, parties thereto and the Agent, the Lenders have extended Revolving Commitments to make Loans to, and participate in Letters of Credit issued for the account of,  the Borrower; and

WHEREAS, pursuant to the Guaranty, dated as of June   , 2000 (together with all amendments, restatements  and other modifications, if any, from time to time thereafter made thereto, the “Guaranty”), each Pledgor has jointly and severally guaranteed to the Lenders the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Agreement and the other Loan Documents; and

WHEREAS, the relevant  Pledgor is the record and beneficial owner of all the shares of stock, membership interests or partnership units of each entity (each, a “Pledged Entity) described in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto; and

WHEREAS, as a condition precedent to the making of the initial Loans, and issuance of the initial Letter of Credit,  under the Credit Agreement, each  Pledgor is required to execute and deliver this Pledge Agreement; and

WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

WHEREAS, it is in the best interests of each Pledgor to execute this Pledge Agreement inasmuch as such  Pledgor will derive substantial direct and indirect benefits from the Loans made from time to time to, and the issuance of, and participation in, Letters of Credit for the account of,  the Borrower by the Lenders pursuant to the Credit Agreement; and

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to,

and the issuance of, and participation in, Letters of Credit for the account of,  the Borrower pursuant to the Credit Agreement, each Pledgor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1         Certain Terms.  The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agent” is defined in the preamble.

“Borrower” is defined in the first recital.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

“Distributions” means all stock dividends, liquidating, membership interests, or partnership interests dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or General Intangibles or other shares of capital stock constituting Collateral, but shall not include Dividends.

“Dividends” means cash dividends and cash distributions (other than payments of inter-company obligations in the ordinary course of business) with respect to any Pledged Shares or General Intangibles  or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

“General Intangibles” means all of a Pledgor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Pledgor of every kind and nature, including, without limitation, all contract rights, partnership or membership interests, corporate or  other business records with respect to any Pledged Entity.

“Lender” is defined in the first recital.

“Lender Party” means, as the context may require, any Lender or the Agent and each of its permitted respective successors, transferees and assigns.

“Lenders” is defined in the first recital.

“Pledge Agreement” is defined in the preamble.

“Pledged Note Issuer” means each Person identified in Part B of Schedule I hereto as the issuer of the Pledged Note identified opposite the name of such Person.

“Pledged Notes” means all promissory notes of any Pledged Note Issuer  which are delivered by a Pledgor to the Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 4.5, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Property” means all Pledged Shares, all Pledged Notes, all General Intangibles  and all other pledged shares of capital stock, membership interests, partnership interest, or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by a Pledgor to the Agent or may from time to time hereafter be delivered by a Pledgor to the Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

“Pledged Share Issuer” means each Person identified in Part A of Schedule I  hereto as the issuer of the Pledged Shares or General Intangibles identified opposite the name of such Person.

“Pledged Shares” means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Agent as Pledged Property hereunder.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.2.

“Securities Act” is defined in Section 6.1.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Illinois.

SECTION 1.2         Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3         U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

SECTION 2.1 Grant of Security Interest.  Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each of the Lender Parties, to the maximum extent permitted by and consistent with applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, and hereby grants to the Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing security interest in, all of the following property (the “Collateral”):

(a)           all  Pledged Notes issued from time to time;

(b)           all  Pledged Shares issued from time to time;

(c)                                  all General Intangibles;

(d)           all other Pledged Property, whether now or hereafter delivered to the Agent in connection with this Pledge Agreement;

(e)           all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

(f)            all proceeds of any of the foregoing.

SECTION 2.2         Security for Obligations.  This Pledge Agreement secures the payment in full of all of each Pledgor’s obligations and liabilities now existing or hereafter incurred under, arising out of or in connection with the Guaranty in respect of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of the applicable Pledgor now or hereafter existing under this Pledge Agreement and each other Loan Document to which it is or may become a party (all such obligations of the Borrower and each Pledgor being the “Secured Obligations”).

SECTION 2.3         Delivery of Pledged Property.  All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.  An acknowledgment of security interest in the form of Schedule II hereto from each Pledged Entity the ownership interests of which are uncertificated shall be delivered to the Agent substantially concurrently with the execution and delivery hereof.

SECTION 2.4         Dividends; Payments on  Pledged Notes.  In the event that any Dividend is to be paid or any payment of principal or interest is to be made on any Pledged Note at a time when  no Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the relevant  Pledgor.  If any such  Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Agent.

SECTION 2.5         Continuing Security Interest; Transfer of Note.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall

(a)           remain in full force and effect until payment in full of all Secured Obligations and the termination of all Revolving Commitments and Letters of Credit,

(b)           be binding upon each  Pledgor and its successors, transferees and assigns, and

(c)           inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 of the Credit Agreement.  Upon the payment in full of all Secured Obligations and the termination of all Revolving Commitments and Letters of Credit , the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Agent will, at the relevant Pledgor’s sole expense, deliver to the relevant  Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Agent hereunder, and execute and deliver to the relevant Pledgor such documents as the relevant Pledgor shall reasonably request to evidence such termination.

SECTION 2.6         Security Interest Absolute.  All rights of the Agent and the security interests granted to the Agent hereunder, and all obligations of each  Pledgor hereunder, shall be absolute and unconditional, irrespective of

(a)           any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document,

(b)           the failure of any Lender Party or any holder of any Note

(i)            to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Credit Party or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

(ii)           to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower,

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation of the Borrower,

(d)           any reduction, limitation, impairment or termination of any Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower or otherwise,

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document,

(f)            any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations, or

(g)           any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Credit Party any surety or any guarantor.

SECTION 2.7         Subrogation, etc.  No Pledgor will exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrower.  Any amount paid to a Pledgor on account of any payment made hereunder prior to the payment in full of all Obligations of the Borrower shall be held in trust for the benefit of the Lender Parties and each holder of a Note and shall immediately be paid to the Lender Parties and each holder of a Note and credited and applied against the Obligations of the Borrower, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

(a)           the relevant Pledgor has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of the Borrower, and

(b)           all Obligations of the Borrower have been paid in full and all Revolving Commitments and Letters of Credit have been permanently terminated,

each Lender Party and each holder of a Note agrees that, at the relevant Pledgor’s request, the Lender Parties and the holders of the Notes will execute and deliver to the relevant  Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the relevant Pledgor of an interest in the Obligations of the Borrower resulting from such payment by the relevant Pledgor.  In furtherance of the foregoing, for so long as any Obligations or Revolving Commitments or Letters of Credit  remain outstanding, each Pledgor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to any Lender Party or any holder of a Note.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1         Warranties, etc.  Each Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by such Pledgor to the Agent of any Collateral, as set forth in this Article.

SECTION 3.1.1.  Ownership, No Liens, etc.  Each Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Agent.  All of the Pledged Shares are presently owned by the relevant Pledgor, and are presently represented by the stock certificates listed on Part A of Schedule I hereto.  All of the General Intangibles are presently owned by the relevant  Pledgor and are presently uncertificated. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares or the General Intangibles.  No General Intangible is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against a  Pledgor by any Person with respect thereto.  There are no certificates, instruments, documents or other writings (other than the relevant limited liability company agreement or partnership  agreement  delivered to the Agent on the Closing Date) which evidence any General Intangible of a Pledgor.

SECTION 3.1.2.  Valid Security Interest.  The delivery of such Collateral to the Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations.  Except for the filing of any UCC financing statement with respect to General Intangibles constituting Collateral, no filing or other action will be necessary to perfect or protect such security interest.

SECTION 3.1.3.  As to Pledged Shares.  In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer.

SECTION 3.1.4.  As to Pledged Notes.  In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

SECTION 3.1.5.  Authorization, Approval, etc.  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

(a)           for the pledge by either Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by such Pledgor, or

(b)           for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally.

ARTICLE IV

COVENANTS

SECTION 4.1         Protect Collateral; Further Assurances, etc.  No Pledgor will sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Agent hereunder).  Each Pledgor will warrant and defend the right and title herein granted unto the Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4.2         Stock Powers, etc.  Each Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Agent.  Each Pledgor will, from time to time upon the request of the Agent, promptly deliver to the Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request and will, from time to time upon the request of the Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Agent.

SECTION 4.3         Continuous Pledge.  Subject to Section 2.4,  each Pledgor will, at all times, keep pledged to the Agent pursuant hereto all General Intangibles and all other membership interest and partnership interests constituting Collateral,  all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions, all Pledged Notes, all interest, principal and other proceeds received by the Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.  The Pledgor shall not permit any Pledged Entity to declare any General Intangible to be classified as an uncertificated “security” within the meaning of §8-103(c) of the UCC.

SECTION 4.4                          Voting Rights; Dividends, etc.  The Pledgor agrees:

(a)           after any Event of Default shall exist and be continuing, promptly upon receipt thereof by the relevant  Pledgor and without any request therefor by the Agent, to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral received by the Pledgor after such Event of Default, all of which shall be held by the Agent as additional Collateral for use in accordance with Section 6.3; and

(b)           after any Event of Default shall exist and be continuing and the Agent has notified a Pledgor of the Agent’s intention to exercise its voting power under this Section 4.4(b)

(i)            the Agent may exercise (to the exclusion of each  Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and General Intangibles or other membership interest or partnership interests constituting Collateral and each Pledgor hereby grants the Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares, General Intangibles and such other Collateral; and

(ii)           promptly to deliver to the Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by a  Pledgor but which such Pledgor is then obligated to deliver to the Agent, shall, until delivery to the Agent, be held by such Pledgor separate and apart from its other property in trust for the Agent.  The Agent agrees that unless an Event of Default shall have occurred and be continuing and the Agent shall have given the notice referred to in Section 4.4(b), each Pledgor shall have the exclusive voting power with respect to any ownership interest  (including any General Intangible or any  of the Pledged Shares) constituting Collateral and the Agent shall, upon the written request of a Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such  Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any ownership interest  (including any General Intangible or any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by a Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

SECTION 4.5         Additional Undertakings.  No Pledgor will,  without the prior written consent of the Agent:

(a)           enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

(b)           take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

ARTICLE V

THE AGENT

SECTION 5.1         Agent Appointed Attorney-in-Fact.  Subject to any limits imposed under applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, each Pledgor hereby irrevocably appoints the Agent such  Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Agent’s discretion, following the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c)           to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

Each  Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2         Agent May Perform.  If  a Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by such Pledgor pursuant to Section 6.4.

SECTION 5.3         Agent Has No Duty.  The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4         Reasonable Care.  The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as a  Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1         Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  Each  Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to a Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Agent, subject to any limits imposed under applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, may

(i)            transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

(ii)           notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder,

(iii)          enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv)          endorse any checks, drafts, or other writings in a Pledgor’s name to allow collection of the Collateral,

(v)           take control of any proceeds of the Collateral, and

(vi)          execute (in the name, place and stead of  a Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2.  Securities Laws.  If the Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, each  Pledgor agrees that, upon request of the Agent, such Pledgor will, at its own expense:

(a)           execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(b)           use its best efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agent;

(c)           cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each  Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Agent or the Lender Parties by reason of the failure by a Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if  a Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Agent) of the Collateral on the date the Agent shall demand compliance with this Section.

SECTION 6.3         Compliance with Restrictions.  Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and  each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to either  Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4         Application of Proceeds.  All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to  Section 6.4) in whole or in part by the Agent against, all or any part of the Secured Obligations in such order as the Agent shall elect.

Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Revolving Commitments and Letters of Credit, shall be paid over to the relevant Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.5         Indemnity and Expenses.  Each Pledgor hereby jointly and severally indemnifies and holds harmless the Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Agent’s gross negligence or wilful misconduct.  Upon demand, each Pledgor will pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with:

(e)           the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

(f)            the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(g)           the exercise or enforcement of any of the rights of the Agent hereunder; or

(h)           the failure by a Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1         Loan Document.  This Pledge Agreement is a  Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2         Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by a  Pledgor here from shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 7.3         Protection of Collateral.  The Agent may from time to time, at its option, perform any act which each Pledgor agrees hereunder to perform and which such  Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7.4         Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to a Pledgor, mailed, transmitted  or telegraphed or delivered to it at the address of such Pledgor specified in the Guaranty, if to the Agent, mailed or delivered to it, addressed to it at the address of the Agent specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall, when mailed, transmitted  or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

SECTION 7.5         Section Captions.  Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

SECTION 7.6         Severability.  Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 7.7         Governing Law, Entire Agreement, etc.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.8         Forum Selection and Consent to Jurisdiction.   ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR EITHER PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PLEDGOR HEREBY EXPRESSLY AND

IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH  PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT A PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH  PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

SECTION 7.9         Waiver of Jury Trial.  THE LENDER PARTIES AND EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR EITHER PLEDGOR.  EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

*       *         *

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

NOVAMED MANAGEMENT OF KANSAS CITY, INC.,
as a Pledgor

By
Title:

BLUE RIDGE NOVAMED, INC.,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER
(PLAZA) L.L.C.,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF
OVERLAND PARK, L.L.C.
as a Pledgor

By
Title:

NOVAMED EYE SURGERY AND LASER
CENTER OF ST. JOSEPH, INC.,
as a Pledgor

By
Title:

NOVAMED EYECARE SERVICES, LLC,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF
MARYVILLE, L.L.C.,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF
NORTH COUNTY, LLC,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF NEW
ALBANY, L.L.C.,
as a Pledgor

By
Title:

NOVAMED EYECARE RESEARCH, INC.,
as a Pledgor

By
Title:

NOVAMED OF RICHMOND, INC.,
as a Pledgor

By
Title:

NMGK, INC.,
as a Pledgor

By
Title:

NOVAMED OF LOUISVILLE, INC.,
as a Pledgor

By
Title:

MIDWEST UNCUTS, INC.,
as a Pledgor

By
Title:

NMSL INC.,
as a Pledgor

By
Title:

NOVAMED OF ST. LOUIS, INC.,
as a Pledgor

By
Title:

PATIENT EDUCATION CONCEPTS, INC.,
as a Pledgor

By
Title:

NATIONAL CITY BANK OF
MICHIGAN/ILLINOIS,
as Agent

By
Title:

SCHEDULE II

ACKNOWLEDGMENT OF SECURITY INTEREST

[NAME OF PLEDGED ENTITY] (the “Company”) hereby acknowledges receipt of a copy of the assignment by ___________________, (the “Pledgor”) of its interest under the [TITLE OF AGREEMENT] (the “Agreement”) pursuant to the terms of the Guarantor Pledge  Agreement, dated as of June ___, 2000, (the “Pledge Agreement”), among the Pledgor, certain Affiliates of the Pledgor and National City Bank of Michigan/Illinois,  as Agent.

The undersigned hereby further confirms the registration of the Pledgor’s pledge of its interest in the Company to the Agent on the Company’s books.

The Company agrees that at any time prior to the Termination Date (as defined in the Pledge Agreement), it will not take or approve any action in furtherance of deeming the interests of the Company to be an uncertificated  “security” within the meaning of § 8-103(c) of the UCC (as defined in the Pledge Agreement) and that its membership or partnership interest shall at all times be general intangibles under the UCC.

Dated:	[NAME OF PLEDGED ENTITY]

By:

Name:

Title:

EXHIBIT G-1

Form of Borrower Security Agreement

FORM OF BORROWER SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of June ___, 2000, made by NOVAMED EYECARE, INC., a Delaware corporation (the “Grantor”), in favor of NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, as Agent (together with any successor(s) thereto in such capacity, the “Agent”) for each of the Lender Parties (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to a Credit Agreement, dated as of June ___, 2000 (together with all amendments, restatements and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Grantor, the various commercial lending institutions (individually a “Lender” and collectively the “Lenders”) as are, or may from time to time become, parties thereto and the Agent, the Lenders have extended Revolving Commitments to make Loans to, and agreed to participate in Letters of Credit issued for the account of, the Grantor; and

WHEREAS, as a condition precedent to the making of the initial Loans, and issuance of the initial Letter of Credit, under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order t induce the Lenders to make Loans (including the initial Loans) to, and participate in Letters of Credit issued for the account of, the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1         Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agent” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in Section 4.1.2(b).

“Computer Hardware and Software Collateral” means:

(a)           all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

(b)           all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c)           all firmware associated therewith;

(d)           all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e)           all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

“Contract Right”  means any right of the Grantor  to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

“Copyright Collateral” means all copyrights and all semi-conductor chip product mask works of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of the Grantor’s right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights and mask works referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, including each copyright and mask work license referred to in Item B of Schedule IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” is defined in the first recital.

“Equipment” is defined in clause (a) of Section 2.1.

“Grantor” is defined in the preamble.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” is defined in clause (b) of Section 2.1

“Lender” is defined in the first recital.

“Lender Party” means, as the context may require, any Lender or the Agent and each of its permitted respective successors, transferees and assigns.

“Lenders” is defined in the first recital.

“Patent Collateral” means:

(a)           all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule II attached hereto;

(b)           all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto;

(c)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and

(d)           all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto, and all rights corresponding thereto throughout the world.

“Receivables” is defined in clause (c) of Section 2.1.

“Related Contracts” is defined in clause (c) of Section 2.1.

“Secured Obligations” is defined in Section 2.2.

“Security Agreement” is defined in the preamble.

“Trademark Collateral” means:

(a)           all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto;

(b)           all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto;

(c)           all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

(d)           all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e)           all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

“Trade Secrets Collateral” means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“U.C.C.” means the Uniform Commercial Code, as in effect in the State of Illinois.

SECTION 1.2         Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3         U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1         Grant of Security.  The Grantor hereby assigns and pledges to the Agent for its benefit and the ratable benefit of each of the Lender Parties, to the maximum extent permitted by and consistent with applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, and hereby grants to the Agent for its benefit and the ratable benefit of each of the Lender Parties a security interest in, all of the following, whether now or hereafter existing or acquired, to the maximum extent permitted by and consistent with applicable law, including, without limitation, Medicare Regulations (the “Collateral”):

(a)           all equipment in all of its forms of the Grantor, wherever located,  and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the “Equipment”);

(b)           all inventory in all of its forms of the Grantor, wherever located, including

(i)            all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

(ii)           all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee and Contract Rights), and

(iii)          all goods which are returned to or repossessed by the Grantor,

and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

(c)           all accounts, monies, contracts, Contract Rights, chattel paper, documents, instruments, and general intangibles of the Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases and other contracts being the “Related Contracts”);

(d)           all Intellectual Property Collateral of the Grantor;

(e)           all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(f)            all of the Grantor’s other property and rights of every kind and description and interests therein; and

(g)           all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e) and (f), proceeds deposited from time to time in the Collateral Account and in any deposit account of the Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, “Collateral” shall not include any general intangibles or other rights arising under contracts as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant, unless and until any required notice and/or consents shall have been filed and/or obtained.  The Grantor agrees to use its best efforts to obtain any such required consent.

SECTION 2.2         Security for Obligations.  This Security Agreement secures the payment of all Secured Obligations of the Grantor now or hereafter existing under the Credit Agreement, the Notes, the Letters of Credit  and each other Loan Document to which the Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of the Grantor now or hereafter existing under this Security Agreement and each other Loan Document to which it is or may become a party (all such obligations of the Grantor being the “Secured Obligations”) .

SECTION 2.3         Continuing Security Interest; Transfer of Notes.  This Security Agreement shall create a continuing security interest in the Collateral and shall

(a)           remain in full force and effect until payment in full of all Secured Obligations and the termination of all Revolving Commitments and all Letters of Credit,

(b)           be binding upon the Grantor, its successors, transferees and assigns, and

(c)           inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 of the Credit Agreement.  Upon the payment in full of all Secured Obligations and the termination of all Revolving Commitments and all Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantor.  Upon any such termination, the Agent will, at the Grantor’s sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 2.4         Grantor Remains Liable.  Anything herein to the contrary notwithstanding

(a)           the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

(b)           the exercise by the Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

(c)           neither the Agent nor any other Lender Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Agent or any other Lender Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except to the extent the Agent or such Lender Party, as applicable, shall have succeeded to the rights and obligations of the Grantor pursuant to the exercise of remedies under the Loan Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1         Representations and Warranties.  The Grantor represents and warrants unto each Lender Party as set forth in this Article.

SECTION 3.1.1.  Location of Collateral, etc.  All of the Equipment, Inventory and lock boxes of the Grantor are located at the places specified in Item A, Item B and Item C, respectively, of Schedule I hereto.  None of the Equipment and Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A and Item B, respectively, of Schedule I hereto.  The place(s) of business and chief executive office of the Grantor and the office(s) where the Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the places specified in Item D of Schedule I hereto.  The Grantor  has no trade name.  The Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization, except as described on Schedule VI.  None of the Receivables is evidenced by a promissory note or other instrument not pledged to Agent.  The Grantor is not a party to any Federal, state or local government contract except as described on Schedule VII.

SECTION 3.1.2.  Ownership, No Liens, etc.  The Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Security Agreement or as may be permitted pursuant to the Credit Agreement with respect to Permitted Liens.

SECTION 3.1.3.  Possession and Control.  Except as contemplated by the applicable Service Agreement, the Grantor has exclusive possession and control of the Equipment and Inventory.

SECTION 3.1.4.  Negotiable Documents, Instruments and Chattel Paper.  The Grantor, to the extent permitted by applicable law, including, without limitation, Medicare Regulations and

Medicaid Regulations, has, contemporaneously herewith, delivered to the Agent possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by the Grantor (duly endorsed in blank, if requested by the Agent).

SECTION 3.1.5.  Intellectual Property Collateral.  With respect to any Intellectual Property Collateral the loss, impairment or infringement of which reasonably would be expected to have a Material Adverse Effect:

(a)           such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

(b)           such Intellectual Property Collateral is valid and enforceable;

(c)           the Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including, without limitation, recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

(d)           the Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no notice has been received by the Grantor that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

(e)           the Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable, except with respect to the rights of the Grantor in any such  item of Intellectual Property Collateral that should be allowed to lapse in the reasonable business judgment of the Grantor.

The Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of the Grantor’s business.

SECTION 3.1.6.  Validity, etc.  This Security Agreement creates a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

SECTION 3.1.7.  Authorization, Approval, etc.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

(a)           for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor, or

(b)           for the perfection of or the exercise by the Agent of its rights and remedies hereunder, except such filings with state and Federal offices which may be required under applicable law.

SECTION 3.1.8.  Compliance with Laws.  The Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which reasonably would be expected to have a Material Adverse Affect.

ARTICLE IV

COVENANTS

SECTION 4.1         Certain Covenants.  The Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any Lender shall have any outstanding Commitment or any Letter of Credit Obligation remains outstanding, the Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

SECTION 4.1.1  As to Equipment and Inventory.  The Grantor hereby agrees that it shall

(a)           keep all the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 3.1.1 or, upon 30 days’ prior written notice to the Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.1.1) shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.7 shall have been taken with respect to the Equipment and Inventory;

(b)           cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new or acquired, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual; and forthwith, or in the case of any loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, but subject to the terms and conditions of the applicable Service Agreement, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, provided such Equipment, in the reasonable business judgment of the Grantor, still is required for the operation of the business of the Grantor, and promptly furnish to the Agent a statement respecting any loss or damage to any of the Equipment which is an amount greater than $25,000 not otherwise covered by insurance; and

(c)           pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

SECTION 4.1.2  As to Receivables.

(a)           The Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidenced Receivables, located at the locations listed in Item D on Schedule I hereto, or, upon 30 days’ prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.1.7 shall have been taken with respect to the Receivables; not change its name except upon 30 days’ prior written notice to the Agent; hold and preserve such records and chattel paper; and permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper, all in accordance with and subject to the provisions of Section 7.1.5 of the Credit Agreement.

(b)           Upon written notice by the Agent to the Grantor pursuant to this Section 4.1.2(b), all proceeds of Collateral received by the Grantor shall be delivered in kind to the Agent for deposit to a deposit account (the “Collateral Account”) of the Grantor maintained with the Agent, and the Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Agent until delivery thereof is made to the Agent.  The Agent will not give the notice referred to in the preceding sentence unless there shall have occurred and be continuing an Event of  Default.  No funds, other than proceeds of Collateral, will be deposited in the Collateral Account.

(c)           The Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand, or to the payment of any  Secured Obligations at any time that an Event of Default shall exist.  Subject to the rights of the Agent, the Grantor shall have the right, with respect to and to the extent of collected funds in the Collateral Account, (i) as long as there shall be no Default, to require the Agent to transfer to the Grantor’s general demand deposit account at the Agent any or all of such collected funds and (ii) as long as there shall be an Event of Default which exists and is continuing and after giving effect to any exercise by the Agent of its rights, (A) to require the Agent to transfer to the Grantor’s general demand deposit account at the Agent amounts required to cover checks drawn against that account which shall have been presented for payment at the Agent as of the preceding business day and all wire transfers which the Grantor has directed to be made on the current business day, to the extent such checks and wire transfers are for any purpose which does not violate any provision of any Loan Document and (B) to require the Agent to purchase any Cash Equivalent Investment, provided that, in the case of certificated securities, the Agent will retain possession thereof as Collateral and, in the case of uncertificated securities, the Agent will take such actions, including registration of such securities in its name, as it shall determine is necessary to perfect its security interest therein.  The Agent may at any time transfer to the Grantor’s general demand deposit account at the Agent any or all of the collected funds in the Collateral Account; provided, however, that any such transfer shall not be deemed to be a waiver or modification of any of the Agent’s rights under this Section 4.1.2(c).

SECTION 4.1.3  As to Collateral.

(a)           Until such time as the Agent shall notify the Grantor of the revocation of such power and authority the Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as the Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.  The Agent, however, may, upon the occurrence and during the continuation of an Event of Default, notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon request of the Agent, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder.

(b)           The Agent is authorized to endorse, in the name of the Grantor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

SECTION 4.1.4  As to Intellectual Property Collateral

(a)           The Grantor shall not, unless the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Patent Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

(b)           The Grantor shall not, and the Grantor shall not permit any of its licensees to, unless the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Trademark Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise,

(A)          fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

(B)           fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral,

(C)           fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration,

(D)          adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral,

(E)           use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, and

(F)           do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.

(c)           The Grantor shall not, unless the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

(d)           The Grantor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral reasonably would be expected to become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

(e)           In no event shall the Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

(f)            The Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office

or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

(g)           The Grantor shall, contemporaneously herewith, execute and deliver to the Agent an Agreement (Patent), an Agreement (Trademark) and an Agreement (Copyright) in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent’s interest in any part of the Intellectual Property Collateral.

SECTION 4.1.5  Insurance.  The Grantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Equipment and Inventory against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon the request of the Agent, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by the Grantor in accordance with this Section; provided, however, that for so long as no Event of Default shall exist and be continuing, the Agent shall not request any such certificate more than one time in any Fiscal Year.  Without limiting the foregoing, the Grantor further agrees as follows:

(a)           Each policy for property insurance shall show the Agent as loss payee.

(b)           Each policy for liability insurance shall show the Agent as an additional insured.

(c)           With respect to each life insurance policy, the Grantor shall execute and deliver to the Agent a collateral assignment, notice of which has been acknowledged in writing by the insurer.

(d)           Each insurance policy shall provide that at least 30 days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer.

(e)           The Grantor shall, if so requested by the Agent, deliver to the Agent a copy of each insurance policy.

(f)            All payments in respect of property insurance and life insurance shall be deposited to the Collateral Account and if there shall be no Collateral Account shall be paid to the Grantor; provided, however that, with respect to property insurance only, payments in respect thereof shall be paid to the Grantor if (i) the amount thereof is less than or equal to $25,000 and (ii) no Event of Default exists or is continuing at the time of payment thereof.

SECTION 4.1.6  Transfers and Other Liens.  The Grantor shall not:

(a)           sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as permitted by the Credit Agreement; or

(b)           create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.

SECTION 4.1.7  Further Assurances, etc.  The Grantor agrees that, from time to time at its own expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Grantor will:

(a)           mark conspicuously each chattel paper included in the Receivables and each Related Contract and, at the reasonable request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby;

(b)           if any Receivable shall be evidenced by a promissory note or other instrument,  negotiable document or chattel paper, deliver and pledge to the Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent;

(c)           execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices  (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Agent hereby; and

(d)           furnish to the Agent, from time to time at the Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law.  A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE V

THE AGENT

SECTION 5.1         Agent Appointed Attorney-in-Fact.  Subject to any limits imposed under applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, the Grantor hereby irrevocably appoints the Agent the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent’s discretion upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c)           to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

(d)           to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to Section 4.1.7).

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2         Agent May Perform.  If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.2.

SECTION 5.3         Agent Has No Duty.  In addition to, and not in limitation of, Section 2.4, the powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4         Reasonable Care.  The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1         Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 6.2) in whole or in part by the Agent for the ratable benefit of the Lender Parties against, all or any part of the Secured Obligations in such order as the Agent shall elect.  Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.2         Indemnity and Expenses.

(a)           The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement

(including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent’s gross negligence or wilful misconduct.

(b)           The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lender Parties hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1         Loan Document.  This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2         Amendments; etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor here from, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3         Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to the Grantor, mailed or telegraphed or delivered to it, addressed to it at the address of the Grantor specified in the Credit Agreement, if to the Agent, mailed or delivered to it, addressed to it at the address of the Agent specified in the Credit Agreement, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

SECTION 7.4         Section Captions.  Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

SECTION 7.5         Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

SECTION 7.6         Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.  THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

*       *       *

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NOVAMED EYECARE, INC., as Grantor

By
Title:

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS,
as Agent

By
Title:

EXHIBIT G-2

Form of Guarantor Security Agreement

FORM OF GUARANTOR SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of June    , 2000, made by the undersigned (each a “Grantor” and collectively the “Grantors”), in favor of NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, as Agent (together with any successor(s) thereto in such capacity, the “Agent”) for each of the Lender Parties (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to a Credit Agreement, dated as of June    , 2000 (together with all amendments, restatements and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among NovaMed Eyecare, Inc. (the “Borrower”), the various commercial lending institutions (individually a “Lender” and collectively the “Lenders”) as are, or may from time to time become, parties thereto and the Agent, the Lenders have extended Revolving Commitments to make Loans to, and agreed to participate in Letters of Credit issued for the account of, the Borrower; and

WHEREAS, pursuant to the Guaranty, dated as of June    , 2000 (together with all amendments, restatements and other modification, if any, from time to time thereafter made thereto, the “Guaranty”), each Grantor has jointly and severally guaranteed to the Lenders the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Agreement and the other Loan Documents; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

WHEREAS, as a condition precedent to the making of the initial Loans, and issuance of the initial Letter of Credit, under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order t induce the Lenders to make Loans (including the initial Loans) to, and participate in Letters of Credit issued for the account of, the Borrower pursuant to the Credit Agreement, each Grantor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1         Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agent” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in Section 4.1.2(b).

“Computer Hardware and Software Collateral” means:

(a)           all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

(b)           all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by a Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c)           all firmware associated therewith;

(d)           all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e)           all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

“Contract Right”  means any right of a Grantor  to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

“Copyright Collateral” means all copyrights and all semi-conductor chip product mask works of a Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of such Grantor’s right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights and mask works referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, including each copyright and mask work license referred to in Item B of Schedule IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” is defined in the first recital.

“Equipment” is defined in clause (a) of Section 2.1.

“Grantor” is defined in the preamble.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” is defined in clause (b) of Section 2.1

“Lender” is defined in the first recital.

“Lender Party” means, as the context may require, any Lender or the Agent and each of its permitted respective successors, transferees and assigns.

“Lenders” is defined in the first recital.

“Patent Collateral” means:

(a)           all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule II attached hereto;

(b)           all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto;

(c)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and

(d)           all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto, and all rights corresponding thereto throughout the world.

“Receivables” is defined in clause (c) of Section 2.1.

“Related Contracts” is defined in clause (c) of Section 2.1.

“Secured Obligations” is defined in Section 2.2.

“Security Agreement” is defined in the preamble.

“Trademark Collateral” means:

(a)           all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto;

(b)           all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto;

(c)           all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

(d)           all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e)           all proceeds of, and rights associated with, the foregoing, including any claim by a Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

“Trade Secrets Collateral” means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of a Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“U.C.C.” means the Uniform Commercial Code, as in effect in the State of Illinois.

SECTION 1.2         Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3         U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1         Grant of Security.  Each Grantor hereby assigns and pledges to the Agent for its benefit and the ratable benefit of each of the Lender Parties, to the maximum extent permitted by and consistent with applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, and hereby grants to the Agent for its benefit and the ratable benefit of each of the Lender Parties a security interest in, all of the following, whether now or hereafter existing or acquired, to the maximum extent permitted by and consistent with applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations (the “Collateral”):

(a)           all equipment in all of its forms of such Grantor, wherever located,  and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the “Equipment”);

(b)           all inventory in all of its forms of such Grantor, wherever located, including

(i)            all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

(ii)           all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee and Contract Rights), and

(iii)          all goods which are returned to or repossessed by such Grantor,

and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

(c)           all accounts, monies, contracts, Contract Rights, chattel paper, documents, instruments, and general intangibles of such Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases and other contracts being the “Related Contracts”);

(d)           all Intellectual Property Collateral of such Grantor;

(e)           all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(f)            all of such Grantor’s other property and rights of every kind and description and interests therein; and

(g)           all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e) and (f), proceeds deposited from time to time in the Collateral Account and in any deposit account of such Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, “Collateral” shall not include any general intangibles or other rights arising under contracts as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant, unless and until any required notice and/or consents shall have been filed and/or obtained.  Each Grantor agrees to use its best efforts to obtain any such required consent.

SECTION 2.2         Security for Obligations.  This Security Agreement secures the payment of all of each Grantor’s obligations and liabilities now existing or hereafter incurred under, arising out of or in connection with the Guaranty in respect of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes, the Letters of Credit  and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of the applicable Grantor now or hereafter existing under each other Loan Document to which it is or may become a party (all such obligations of the Borrower being the “Secured Obligations”) .

SECTION 2.3         Continuing Security Interest; Transfer of Notes.  This Security Agreement shall create a continuing security interest in the Collateral and shall

(a)           remain in full force and effect until payment in full of all Secured Obligations and the termination of all Revolving Commitments and all Letters of Credit,

(b)           be binding upon each Grantor, its successors, transferees and assigns, and

(c)           inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 of the Credit Agreement.  Upon the payment in full of all Secured Obligations and the termination of all Revolving Commitments and all Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the relevant Grantor.  Upon any such termination, the Agent will, at the relevant Grantor’s sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

SECTION 2.4         Grantor Remains Liable.  Anything herein to the contrary notwithstanding

(a)           each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

(b)           the exercise by the Agent of any of its rights hereunder shall not release a Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

(c)           neither the Agent nor any other Lender Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Agent or any other Lender Party be obligated to perform any of the obligations or duties of a Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except to the extent the Agent or such Lender Party, as applicable, shall have succeeded to the rights and obligations of the relevant Grantor pursuant to the exercise of remedies under the Loan Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1         Representations and Warranties.  Each Grantor represents and warrants unto each Lender Party as set forth in this Article.

SECTION 3.1.1.  Location of Collateral, etc.  All of the Equipment, Inventory and lock boxes of such Grantor are located at the places specified in Item A, Item B and Item C, respectively, of Schedule I hereto.  None of the Equipment and Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A and Item B, respectively, of Schedule I hereto.  The place(s) of business and chief executive office of such Grantor and the office(s) where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the places specified in Item D  of Schedule I hereto.  No Grantor  has a trade name.  No Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has a Grantor been the subject of any merger or other corporate reorganization, except as described on Schedule VI.  None of the Receivables is evidenced by a promissory note or other instrument not pledged to Agent.  No Grantor is a party to any Federal, state or local government contract except as described on Schedule VII.

SECTION 3.1.2.  Ownership, No Liens, etc.  Each Grantor owns the Collateral attributable to such Grantor free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Security Agreement or as may be permitted pursuant to the Credit Agreement with respect to Permitted Liens.

SECTION 3.1.3.  Possession and Control.  Except as contemplated by the applicable Service Agreement, each Grantor has exclusive possession and control of such Grantor’s Equipment and Inventory.

SECTION 3.1.4.  Negotiable Documents, Instruments and Chattel Paper.  Each Grantor, to the extent permitted by applicable law, including, without limitation, Medicare Regulations and  Medicaid Regulations, has, contemporaneously herewith, delivered to the Agent possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by such Grantor (duly endorsed in blank, if requested by the Agent).

SECTION 3.1.5.  Intellectual Property Collateral.  With respect to any Intellectual Property Collateral the loss, impairment or infringement of which reasonably would be expected to have a Material Adverse Effect:

(a)           such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

(b)           such Intellectual Property Collateral is valid and enforceable;

(c)           each Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including, without limitation, recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

(d)           each Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no notice has been received by such Grantor that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

(e)           each Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable, except with respect to the rights of such Grantor in any such  item of Intellectual Property Collateral that should be allowed to lapse in the reasonable business judgment of such Grantor.

Each Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Grantor’s business.

SECTION 3.1.6.  Validity, etc.  This Security Agreement creates a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

SECTION 3.1.7.  Authorization, Approval, etc.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

(a)           for the grant by each Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or

(b)           for the perfection of or the exercise by the Agent of its rights and remedies hereunder, except such filings with state and Federal offices which may be required under applicable law.

SECTION 3.1.8.  Compliance with Laws.  Each Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which reasonably would be expected to have a Material Adverse Affect.

ARTICLE IV

COVENANTS

SECTION 4.1         Certain Covenants.  Each Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any Lender shall have any outstanding Commitment or any Letter of Credit Obligation remains outstanding, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

SECTION 4.1.1  As to Equipment and Inventory.  Each Grantor hereby agrees that it shall

(a)           keep all the Equipment and Inventory (other than Inventory sold in the ordinary course of business) attributable to such Grantor at the places therefor specified in Section 3.1.1 or, upon 30 days’ prior written notice to the Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.1.1) shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.7 shall have been taken with respect to such Equipment and Inventory;

(b)           cause the Equipment attributable to such Grantor to be maintained and preserved in the same condition, repair and working order as when new or acquired, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual; and forthwith, or in the case of any loss or damage to any of such Equipment, as quickly as practicable after the occurrence thereof, but subject to the terms and conditions of the applicable Service Agreement, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, provided such Equipment, in the reasonable business judgment of such Grantor, still is required for the operation of the business of such Grantor, and promptly furnish to the Agent a statement respecting any loss or damage to any of such Equipment which is an amount greater than $25,000 not otherwise covered by insurance; and

(c)           pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory attributable to such Grantor, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

SECTION 4.1.2  AS TO RECEIVABLES.

(a)           Each Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables attributable to such Grantor, and all originals of all chattel paper which evidenced such Receivables, located at the locations listed in Item D on Schedule I hereto, or, upon 30 days’ prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.1.7 shall have been taken with respect to such Receivables; not change its name except upon 30 days’ prior written notice to the Agent; hold and preserve such records and chattel paper; and permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper, all in accordance with and subject to the provisions of Section 7.1.5 of the Credit Agreement.

(b)           Upon written notice by the Agent to a Grantor pursuant to this Section 4.1.2(c), all proceeds of Collateral received by such Grantor shall be delivered in kind to the Agent for deposit to a deposit account (the “Collateral Account”) of such Grantor maintained with the Agent, and such Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Agent until delivery thereof is made to the Agent.  The Agent will not give the notice referred to in the preceding sentence unless there shall have occurred and be continuing an Event of  Default.  No funds, other than proceeds of Collateral, will be deposited in the Collateral Account.

(c)           The Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand, or to the payment of any  Secured Obligations at any time that an Event of Default shall exist.  Subject to the rights of the Agent, each Grantor shall have the right, with respect to and to the extent of collected funds in the Collateral Account, (i) as long as there shall be no Default, to require the Agent to transfer to such Grantor’s general demand deposit account at the Agent any or all of such collected funds and (ii) as long as there shall be an Event of Default which exists and is continuing and after giving effect to any exercise by the Agent of its rights, (A) to require the Agent to transfer to such Grantor’s general demand deposit account at the Agent amounts required to cover checks drawn against that account which shall have been presented for payment at the Agent as of the preceding business day and all wire transfers which such Grantor has directed to be made on the current business day, to the extent such checks and wire transfers are for any purpose which does not violate any provision of any Loan Document and (B) to require the Agent to purchase any Cash Equivalent Investment, provided that, in the case of certificated securities, the Agent will retain possession thereof as Collateral and, in the case of uncertificated securities, the Agent will take such actions, including registration of such securities in its name, as it shall determine is necessary to perfect its security interest therein.  The Agent may at any time transfer to the relevant Grantor’s general demand deposit account at the Agent any or all of the collected funds in the Collateral Account; provided, however, that any such transfer shall not be deemed to be a waiver or modification of any of the Agent’s rights under this Section 4.1.2(c).

SECTION 4.1.3  AS TO COLLATERAL.

(a)           Until such time as the Agent shall notify a Grantor of the revocation of such power and authority, such Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.  The Agent, however, may, upon the occurrence and during the continuation of an Event of Default, notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon request of the Agent, a Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder.

(b)           The Agent is authorized to endorse, in the name of a Grantor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

SECTION 4.1.4  AS TO INTELLECTUAL PROPERTY COLLATERAL

(a)           No Grantor shall, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the PatentCollateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

(b)           No Grantor shall, and such Grantor shall not permit any of its licensees to, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Trademark

Collateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise,

(A)          fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

(B)           fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral,

(C)           fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration,

(D)          adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral,

(E)           use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, and

(F)           do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.

(c)           No Grantor shall, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

(d)           A Grantor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral reasonably would be expected to become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

(e)           In no event shall a Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the relevant Grantor relating thereto or represented thereby.

(f)            Each Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral attributable to such Grantor, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

(g)           Each Grantor shall, contemporaneously herewith, execute and deliver to the Agent an Agreement (Patent), an Agreement (Trademark) and an Agreement (Copyright) in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent’s interest in any part of the Intellectual Property Collateral attributable to such Grantor.

SECTION 4.1.5  Insurance.  Each Grantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Equipment and Inventory attributable to such Grantor against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon the request of the Agent, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by such Grantor in accordance with this Section; provided, however, that for so long as no Event of Default shall exist and be continuing, the Agent shall not request any such certificate more than one time in any Fiscal Year.  Without limiting the foregoing, each Grantor further agrees as follows:

(a)           Each policy for property insurance shall show the Agent as loss payee.

(b)           Each policy for liability insurance shall show the Agent as an additional insured.

(c)           With respect to each life insurance policy, such Grantor shall execute and deliver to the Agent a collateral assignment, notice of which has been acknowledged in writing by the insurer.

(d)           Each insurance policy shall provide that at least 30 days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer.

(e)           Such Grantor shall, if so requested by the Agent, deliver to the Agent a copy of each insurance policy.

(f)            All payments in respect of property insurance and life insurance shall be deposited to the Collateral Account and if there shall be no Collateral Account shall be paid to such Grantor; provided, however that, with respect to property insurance only, payments in respect thereof shall be paid to such Grantor if (i) the amount thereof is less than or equal to $25,000 and (ii) no Event of Default exists or is continuing at the time of payment thereof.

SECTION 4.1.6  Transfers and Other Liens.  No Grantor shall:

(a)           sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as permitted by the Credit Agreement; or

(b)           create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.

SECTION 4.1.7  Further Assurances, etc.  Each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, such Grantor will:

(a)           mark conspicuously each chattel paper included in the Receivables and each Related Contract and, at the reasonable request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby;

(b)           if any Receivable shall be evidenced by a promissory note or other instrument,  negotiable document or chattel paper, deliver and pledge to the Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent;

(c)           execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices  (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Agent hereby; and

(d)           furnish to the Agent, from time to time at the Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.  A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE V

THE AGENT

SECTION 5.1         Agent Appointed Attorney-in-Fact.  Subject to any limits imposed under applicable law, including, without limitation, Medicare Regulations and Medicaid Regulations, each Grantor hereby irrevocably appoints the Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent’s discretion upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c)           to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

(d)           to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.1.7).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2         Agent May Perform.  If a Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the relevant Grantor pursuant to Section 6.2.

SECTION 5.3         Agent Has No Duty.  In addition to, and not in limitation of, Section 2.4, the powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.

Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4         Reasonable Care.  The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as a Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1         Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may (i) require a Grantor to, and such Grantor hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 6.2) in whole or in part by the Agent for the ratable benefit of the Lender Parties against, all or any part of the Secured Obligations in such order as the Agent shall elect.  Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the relevant Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.2         INDEMNITY AND EXPENSES.

(a)           Each Grantor agrees to jointly and severally indemnify the Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent’s gross negligence or wilful misconduct.

(b)           Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lender Parties hereunder, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1         Loan Document.  This Security Agreement is a Loan Document executed in connection with the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2         Amendments; etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor here from, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3         Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to a Grantor, mailed or telegraphed or delivered to it, addressed to it at the address of such Grantor specified in the Guaranty, if to the Agent, mailed or delivered to it, addressed to it at the address of the Agent specified in the Credit Agreement, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

SECTION 7.4         Section Captions.  Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

SECTION 7.5         Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

SECTION 7.6         Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.  THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

*       *       *

IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NOVAMED MANAGEMENT OF KANSAS CITY, INC.,
as a Pledgor

By
Title:

BLUE RIDGE NOVAMED, INC.,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER (PLAZA) L.L.C.,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF OVERLAND PARK, L.L.C.
as a Pledgor

By
Title:

NOVAMED EYE SURGERY AND LASER CENTER OF ST. JOSEPH, INC.,
as a Pledgor

By
Title:

NOVAMED EYECARE SERVICES, LLC,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF MARYVILLE, L.L.C.,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF NORTH COUNTY, LLC,
as a Pledgor

By
Title:

NOVAMED EYE SURGERY CENTER OF NEW ALBANY, L.L.C.,
as a Pledgor

By
Title:

NOVAMED EYECARE RESEARCH, INC.,
as a Pledgor

By
Title:

NOVAMED OF RICHMOND, INC.,
as a Pledgor

By
Title:

NMGK, INC.,
as a Pledgor

By
Title:

NOVAMED OF LOUISVILLE, INC.,
as a Pledgor

By
Title:

MIDWEST UNCUTS, INC.,
as a Pledgor

By
Title:

NMSL INC.,
as a Pledgor

By
Title:

NOVAMED OF ST. LOUIS, INC.,
as a Pledgor

By
Title:

PATIENT EDUCATION CONCEPTS, INC.,
as a Pledgor

By
Title:

NATIONAL CITY BANK OFMICHIGAN/ILLINOIS,
as a Pledgor

By
Title:

EXHIBIT H

Form of Opinion of Counsel to Borrower

[Not required under the Fifth Amended and Restated Credit Agreement]

EXHIBIT I

Form of Reaffirmation of Collateral Documents

FORM OF REAFFIRMATION OF COLLATERAL DOCUMENTS

THIS REAFFIRMATION OF COLLATERAL DOCUMENTS (this “Reaffirmation”) is made as of this 29th day of June, 2006 by each of the undersigned (each sometimes referred to individually as a “Loan Party” and collectively, as the “Loan Parties”), and National City Bank (formerly National City Bank of the Midwest), as agent for the benefit of Lender Parties (“Agent”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

WITNESSETH

WHEREAS, Borrower, Agent and Lenders have entered into that certain Fifth Amended and Restated Credit Agreement (as further amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”) of even date herewith, which Credit Agreement amends and restates in its entirety that certain Fourth Amended and Restated Credit Agreement dated as of October 15, 2004, that certain Third Amended and Restated Credit Agreement dated as of June 26, 2003, that certain Second Amended and Restated Credit Agreement dated as of October 23, 2001 (the “Existing Credit Agreement”) which amended and restated that certain Amended and Restated Credit Agreement dated as of August 29, 2001 (the “Amended and Restated Credit Agreement”) which amended and restated that certain Credit Agreement dated as of June 28, 2000, as amended (the “Original Credit Agreement” and together with the Existing Credit Agreement and the Amended and Restated Credit Agreement collectively, the “Prior Credit Agreements”);

WHEREAS, the Loan Parties have previously executed and delivered to Agent, for the benefit of Lender Parties (as defined in each of the Existing Collateral Documents), various security and related documents, including, without limitation, those documents described on Exhibit A hereto (as previously amended (including, without limitation, in connection with each of (i) that certain Reaffirmation and Amendment of Collateral Documents dated as of August 29, 2001, (ii) that certain Reaffirmation of Collateral Documents dated as of June 26, 2003, (iii) that certain Reaffirmation of Collateral Documents dated as of October 15, 2004 and (iv) that certain Reaffirmation of Collateral Documents dated as of June 29, 2006), modified, reaffirmed or supplemented, the “Existing Collateral Documents”) in connection with the Prior Credit Agreements;

WHEREAS, each Loan Party will derive both direct and indirect benefits from the loans and other financial accommodations made pursuant to the Credit Agreement; and

WHEREAS, it is a condition precedent to making the loans, advances and other financial accommodations of Agent and Lenders under the Credit Agreement that the Loan Parties enter into this Reaffirmation to acknowledge and agree that the Existing Collateral Documents, and the liens, security interests and guarantees granted and issued thereunder, secure and guaranty the Obligations of the Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

Reaffirmation.  In connection with the execution and delivery of the Credit Agreement, each Loan Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Existing Collateral Documents, ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of such Existing Collateral Documents to which it is a party and, to the extent such Loan Party granted liens on or security interests in any of its properties pursuant to any such Existing Collateral Documents as security for the “Obligations” under or with respect to the Prior Credit Agreements, each hereby ratifies and reaffirms such grant of security and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations resulting from the Credit Agreement, in each case as if each reference in such Existing Collateral Documents to the obligations secured thereby are construed to hereafter mean and refer to such Obligations under the Credit Agreement.  Each of the Loan Parties hereby consents to the terms and conditions of the Credit Agreement and reaffirms its guaranty of all of the Obligations under or with respect to the Credit Agreement (including, without limitation, all additional Obligations resulting from the Credit Agreement).  Each of the Loan parties acknowledges receipt of a copy of the Credit Agreement and acknowledges that each of the Existing Collateral Documents remains in full force and effect and is hereby ratified and confirmed.  The execution of this Reaffirmation shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, nor constitute a waiver of any provision of any of the Existing Collateral Documents nor constitute a novation of any of the Obligations under the Credit Agreement or Existing Collateral Documents.

Successors and Assigns.  This Reaffirmation shall be binding upon each of the Loan Parties and upon their respective successors and assigns and shall inure to the benefit of Agent and the Lenders and their respective successors and assigns; all references herein to Borrower shall be deemed to include its successors and assigns.  The successors and assigns of such entities shall include, without limitation, their respective receivers, trustees, or debtors-in-possession.

Further Assurances.  Each Loan Party hereby agrees from time to time, as and when requested by Agent or any Lender to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Reaffirmation and the Loan Documents.

Definitions.  All references to the singular shall be deemed to include the plural and vice versa where the context so requires.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Severability.  Wherever possible, each provision of this Reaffirmation shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Reaffirmation shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Reaffirmation.

Merger.  This Reaffirmation represents the final agreement of each of the Loan Parties with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the Loan Parties, Agent or the Lenders.

Execution in Counterparts.  This Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of the executed counterpart of this Reaffirmation by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Reaffirmation.

Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, this Reaffirmation has been duly executed by each of the undersigned as of the day and year first above written.

NOVAMED, INC. (formerly NOVAMED EYECARE, INC.)
NOVAMED MANAGEMENT OF KANSAS CITY, INC.
PATIENT EDUCATION CONCEPTS, INC.
BLUE RIDGE NOVAMED, INC.
NOVAMED EYE SURGERY AND LASER
CENTER OF ST. JOSEPH, INC.
NOVAMED MANAGEMENT SERVICES, LLC
NOVAMED EYE SURGERY CENTER OF
NORTH COUNTY, LLC
NOVAMED EYECARE RESEARCH, INC.
NMGK, INC.
NOVAMED OF LOUISVILLE, INC.
MIDWEST UNCUTS, INC.
NMLO, INC.
NMI, INC.
NOVAMED EYE SURGERY CENTER OF
CINCINNATI, L.L.C.
NOVAMED ACQUISITION COMPANY, INC.
NOVAMED OF TEXAS, INC.
NOVAMED ALLIANCE, INC.
NOVAMED OF WISCONSIN, INC.
NOVAMED OF DALLAS, INC.
NOVAMED OF SAN ANTONIO, INC.
NOVAMED OF LAREDO, INC.

By
Title: Scott T. Macomber, Executive Vice
President and Chief Financial Officer

ACCEPTED AND AGREED TO:

NATIONAL CITY BANK,
as Agent

By:
Title:

EXHIBIT A

COLLATERAL DOCUMENTS *

Borrower Security Agreement executed by Borrower

Borrower Pledge Agreement executed by Borrower

Guaranty executed by each Subsidiary Guarantor

Guarantor Security Agreement executed by each Subsidiary Guarantor

Guarantor Pledge Agreement executed by each Subsidiary Guarantor

Intellectual Property Assignment executed by Patient Education Concepts, Inc., Midwest Uncuts, Inc. and NovaMed Eyecare Services, LLC

*Each document is dated as of June 28, 2000 (as amended, restated, reaffirmed or otherwise modified as of the date hereof).

EXHIBIT J
Form of Adjusted Equity Ownership EBITDA Certificate

[Exhibit reference removed from Credit Agreement]

EXHIBIT K
Permitted Asset Dispositions

Borrower or any of its Subsidiaries may consummate transactions involving any of the following:

A.

Transactions with any of its remaining affiliated ophthalmology and/or optometry practices in which (a) the Borrower or any of its Subsidiaries: (i) terminates its Management Service Agreement, (ii) terminates any or all employment agreements between doctors and the practices that are a party to such Management Service Agreement, (iii) terminates any or all employees of the Borrower or its Subsidiaries who provide services to the practices under such Management Service Agreements, and/or (iv) transfers any, all or substantially all of the assets relating to the services performed under such Management Service Agreements (including, without limitation, such practice’s optical dispensaries), which may include, without limitation, fixed assets, equipment, information technology hardware and software, leasehold interests, accounts receivable and inventory and (b) the Borrower shall have delivered to the Agent, not later than thirty (30) days after the closing of such transaction, a copy of the principal documents executed and delivered in connection therewith.

B.

The following transactions that are the subject of existing option agreements with various physicians pursuant to which such physicians have the right to purchase equity interests in the referenced ASC Subsidiary:

(a) Sale of 25% interest in NovaMed Surgery Center of Fort Lauderdale, LLC.

(b) Closure of facility acquired in Surgicare of Jeffersonville Acquisition.

(c) Sale of substantially all of the assets of, equity interest in, or closure of the facility operated by, NovaMed Eye Surgery Center (Plaza), LLC.